As filed with the Securities and Exchange Commission on June 24, 2005
                                                  Commission File No. 333-103061
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

         Delaware                   3841                        87-0459536
 (State or jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
of incorporation or        Classification Code Number)    Identification Number)
    organization)
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

              John Y. Yoon, President and Chief Executive Officer,
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                         Mackey Price Thompson & Ostler
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.


         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE



                         Title of each                                            Proposed         Proposed
                           class of                                 Amount         maximum          maximum        Amount of
                       securities to be                             to be      offering price      aggregate     registration
                          registered                              registered      per Share     offering price        fee
-------------------------------------------------------------------------------------------------------------------------------
Resale of Common Stock issuable upon exercise of Class A Warrants   1,000,000      $   7.50       $7,500,000          (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
      Warrants.................................................       100,000         8.125          812,500          (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
      Warrants.................................................       100,000          7.50          750,000          (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants      225,000          4.00          900,000          (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants      250,000          3.00          750,000          (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants     200,000          4.00          800,000          (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000          4.75          237,500          (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000          6.75          337,500          (1)
Resale of Common Stock issuable upon exercise of Kohn and
       Sucoff Warrants.........................................       100,000          4.00          400,000          (1)
Resale of Common Stock issuable upon exercise of  Series E
        Preferred Warrants.....................................       241,095          4.00          964,380          (1)
Resale of Common Stock issuable upon exercise of  Series F
        Preferred Warrants.....................................       230,589          4.00          922,356          (1)
Resale of Common Stock issuable upon exercise of Options.......       600,000          4.00        2,400,000          (1)
Resale of Common Stock issuable upon exercise of Options.......        73,103          5.00          365,515          (1)
Resale of Common Stock issuable upon exercise of Options.......       150,000          6.00          900,000          (1)
Resale of Common Stock issuable upon exercise of Options.......       786,000          2.75        2,161,500          (1)
Resale of Common Stock by certain holders of Common Stock......       425,000          4.00        1,700,000          (1)
Resale of Common Stock by certain holders of Common Stock......     1,307,484         2.125        2,778,404          (1)
Resale of Common Stock by certain holders of Common Stock......       425,580          2.14          910,741          (1)
Resale of Common Stock by certain holders of Common Stock......     1,968,509          1.16        2,283,470          (1)
Resale of Common Stock issuable upon exercise of Rodman &
       Renshaw Warrants........................................        35,000          2.00           70,000          (1)
Resale of Common Stock issuable upon exercise of Warrants......       788,750           .25          197,188          (1)
Resale of Common Stock by certain holders of common stock......       365,327           .25           91,332          (1)
                                                                     --------                                  ----------
      Total....................................................     9,471,437                                  $        0
                                                                                                               ==========
===============================================================  ============  ============  =============== ===============

(1) No registration fee is required as securities were previously registered by Form SB-2 Registration Statement, No. 333- 2496, effective as of July 10, 1996; Form SB-2 Registration Statement No. 333-57711, effective as of September 14, 1998; Form SB-2 Registration Statement No. 333-68471, effective as of January 4, 1999; Form SB-2 Registration Statement No. 333-77267, effective as of May 7, 1999; Form S-3 Registration Statement No. 333-93725, effective as of January 6, 2000; Form S-3 Registration Statement No. 333-44154, effective as of September 1, 2000; Form S-3 Registration Statement No. 333-50846, effective as of December 8, 2000; Form S-3 Registration Statement No. 333- 66742, effective as of August 22, 2001; Form S-3 Registration Statement No. 333-75912, effective as of June 21, 2002; Form S-3 Registration Statement No. 333-97837, effective as of September 26, 2002; and From S-3 Registration Statement No. 33-103061, effective as of February 14, 2003. Pursuant to Rule 429, this is a combined registration statement which relates to the securities previously registered by the earlier registration statements and the securities being registered by this registration statement. The number of securities being carried forward, which were previously registered by the earlier registration statements, is 14,479,693 shares of common stock, and the total amount of the previously paid registration fees associated with such securities that were previously registered is $22,703.74. The number of shares being registered by this registration statement is 9,471,437 shares.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS
----------




                        9,471,437 Shares of Common Stock




                        PARADIGM MEDICAL INDUSTRIES, INC.


         Paradigm Medical Industries, Inc. is registering for resale a total of 9,471,437 shares of common stock. Our Common Stock and Class A warrants are quoted on the Over-the-Counter Bulletin Board under the symbols PMED.OB and PMEDW.OB. On June 22, 2005 the last reported sale price for our common stock was $.07 per share and the last reported sale price for our Class A warrants was $.003 per warrant.

         We are registering the resale of common stock for certain shareholders and will only receive proceeds to the extent that outstanding warrants or options are exercised. The exercise price for all of the outstanding warrants and options exceeds the current trading price for our common stock and, as a result, the outstanding warrants and options are not likely to be exercised unless the trading price increases substantially. All other shares of our common stock being registered are either outstanding or will be issued upon conversion of outstanding preferred stock, and we will derive no proceeds from the conversions or subsequent resales of such shares.

         Investing in the common stock involves substantial risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is June 24, 2005.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         We sell our equipment and related products in all countries of the world in which we are permitted to do so. The nature of the regulatory approval processes in those countries vary by country but, in general terms, follow the approach of the regulatory approval processes of the United States Food and Drug Administration, or FDA, and the approval processes of the countries in the European Union. The status of specific approvals is detailed in the table in the Business section of this prospectus.

         We market two cataract surgery systems with related accessories and disposable products. Our cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. The Photon(TM) product has yet to be approved by the Food and Drug Administration. Except for the Photon(TM) laser system, which can only be sold in countries outside of the United States, our products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates . Both the Photon(TM) and the Precisionist ThirtyThousand
(TM) are manufactured as an Ocular Surgery Workstation(TM). At present, because the Photon(TM) has not received FDA approval, it does not provide significant revenue to us. We are in the process of completing the clinical trials in order to file for FDA approval. However, due to the uncertainty surrounding the timetable for obtaining FDA approval and the lack of significant revenue from other surgical products, we have recorded an inventory reserve against the majority of inventory associated with the Photon(TM) and Precisionist Thirty Thousand(TM).

         Our diagnostic products include a P55 pachmetric analyzer, a P37 Ultrasonic A/B Scan, a P40 UBM Ultrasound Biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer (TM). The diagnostic ultrasonic products, including the P55 pachymetric analyzer, the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss, Inc. in 1998. We developed and offered for sale in the fall of 2000 the P45, which combines the A/B scope and the P40 UBM Ultrasound Biomicroscope in one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We acquired Ocular Blood Flow, Ltd. in June of 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. In March 2005, we developed and offered for sale the P60 UBM Ultrasound Biomicroscope, the fourth generation of UBM devices, which has better visual clarity and image flexibility than earlier versions. We are currently attempting to develop additional applications for all of our diagnostic products.

         We rely upon several products for revenues. For the three months ended March 31, 2005, 35% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and corneal topographer), 6% of revenues from Blood Flow Analyzer(TM) sales, 44% of revenues from P40, P45 and P60 UBM Ultrasound Biomicroscope sales, 5% of revenues from Humphrey Systems diagnostic product sales (the P55 pachymetric analyzer and the P37 Ultrasonic A/B Scan), and 10% of revenues from services, disposables and other sales.

         For the fiscal year ended December 31, 2004, 33% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 19% of revenues from Blood Flow Analyzer(TM) sales, 28% of revenues from the P40 and P45 UBM Ultrasound Biomicroscope sales, 11% of revenues from Humphrey systems diagnostic products sales (the P55 pachymetric analyzer, the P20 A-Scan and the P37 A/B Scan), and 9% of revenues from services, disposables and other sales.

         For the fiscal year ended December 31, 2003, 36% of our revenues were derived from the Dicon (TM) diagnostic products sales (the perimeter and corneal topographer), 16% of revenues from Blood Flow Analyzer(TM) sales, 20% of revenues from P40 and P45 UBM Ultrasound Biomicroscope sales, 9% of revenues from Humphrey Systems diagnostic product sales (the P55 pachymetric analyzer, the P20 A-Scan and the P37 A/B Scan), 11% of revenues from cataract removal surgery sales, including the sale of our SIStem(TM) and Odyssey(TM) product lines, and 8% of revenues from services, disposables and other sales. Our principal executive offices are located at 2355 South 1070 West, Salt Lake City, Utah 84119 and our telephone number is (801) 977-8970.

         Audited revenues for the fiscal year ended December 31, 2004 were $3,062,000 as compared to $3,059,000 for the comparable period for fiscal 2003. Unaudited revenues for the three months ended March 31, 2005 were $528,000 as compared to $583,000 for the comparable period of 2004.

         On March 18, 2004, our Board of Directors appointed John Y. Yoon as President and Chief Executive Officer of the company, replacing Jeffrey F. Poore, who served in those positions from March 19, 2003 to March 18, 2004. Our Board of Directors terminated Mr. Poore's employment for cause as defined in the employment agreement. On March 22, 2004, our Board of Directors appointed Aziz
A. Mohabbat as Vice President of Operations and Chief Operating Officer of the company, replacing David I. Cullumber who resigned as Chief Operating Officer and Chief Technical Officer on March 22, 2004 to pursue other business opportunities. Mr. Mohabbat had previously served as Chief Operating Officer of the Company from August 2002 to March 2003, and as Vice President of Operations from 2001 to March 2003. On May 23, 2005, our Board of Directors appointed Frederick D. Geiger as Vice President of Engineering.

         On June 23, 2003, our Board of Directors appointed Gregory Hill as Vice President of Finance, Treasurer and Chief Financial Officer of the Company, replacing Heber C. Maughan, who resigned as Vice President of Finance, Treasurer and Chief Financial Officer on May 31, 2003 to pursue other business opportunities. Mr. Hill resigned from his positions on December 5, 2003 to pursue other business opportunities.

         The Board of Directors has not yet appointed a new Chief Financial Officer since Gregory Hill resigned in an effort to conserve our financial resources. Moreover, since Mr. Hill's resignation, we have endeavored to reduce our operating expenditures, which has resulted in a reduction in the number of our employees. Luis A. Mostacero, our Controller, is currently handling the responsibilities previously assumed by Mr. Hill when he served as our Chief Financial Officer. It is our intention to appoint a new Chief Financial Officer in the future when we have adequate funds to do so.

         On January 14, 2005, we issued 2,000,000 restricted shares of common stock to Dr. Endre Bodnar, an accredited investor, through a private offering at a price of $.075 per share. We received a total of $150,000 in cash from the private offering and, as a commission, issued warrants to purchase 200,000 shares of our common stock at an exercise price of $.15 per share, exercisable through January 14, 2008.

Terms of Callable Secured Convertible Notes and Warrants

         To obtain funding for our ongoing operations, we entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of our common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide us with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;

         o $800,000 was disbursed on June 23, 2005 after filing a registration statement on June 22, 2005, which covered shares of common stock underlying the callable secured convertible notes and the warrants; and

         o $850,000 will be disbursed within five days of the effectiveness of the registration statement.

         Each closing under the securities purchase agreement is subject to the following conditions:

         o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

         o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

         o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (A) 270 days from April 27, 2005, and (B) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         As of June 23, 2005, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days as reported on the OTC Bulletin Board was $.05 and, therefore, the conversion price for the callable secured convertible notes was $.03. Based on this conversion price, the $2,500,000 callable secured convertible notes, excluding interest, were convertible into 83,333,333 shares of our common stock. As of June 23, 2005, none of the callable secured convertible notes have been converted.

         The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.09 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

         We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the April 27, 2005 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

         See "Risk Factors" section for a complete description of the callable secured convertible notes and warrants.

The Offering

Securities Offered ..............     The resale of  9,471,437  shares of common
                                      stock, consisting of the following:

                                          o    The  resale of  1,000,000  shares
                                               issuable upon exercise of Class A
                                               warrants  with an exercise  price
                                               of $7.50 per share.

                                          o    The  resale  of  200,000   shares
                                               issuable    upon    exercise   of
                                               warrants by Kenneth  Jerome & Co.
                                               with exercise prices ranging from
                                               $7.50 to $8.l25 per share.

                                          o    The  resale  of  475,000   shares
                                               issuable    upon    exercise   of
                                               warrants  by  Cyndel & Co.,  Inc.
                                               with exercise prices ranging from
                                               $3.00 to $4.00 per share.

                                          o    The  resale  of  300,000   shares
                                               issuable    upon    exercise   of
                                               warrants   by  Dr.   Michael   B.
                                               Limberg  with   exercise   prices
                                               ranging  from  $4.00 to $6.75 per
                                               share.

                                          o    The   resale  of  50,000   shares
                                               issuable    upon    exercise   of
                                               warrants  by Helen  Cohn  with an
                                               exercise   price  of  $4.00   per
                                               share.

                                          o    The   resale  of  50,000   shares
                                               issuable  upon  the  exercise  of
                                               warrants by Ronit  Sucoff with an
                                               exercise   price  of  $4.00   per
                                               share.

                                          o    The   resale  of  35,000   shares
                                               issuable  upon  the  exercise  of
                                               warrants  by  Rodman  &  Renshaw,
                                               Inc.  with an  exercise  price of
                                               $2.00 per share.  o The resale of
                                               241,095 shares  issuable upon the
                                               exercise  of warrants by Series E
                                               preferred    holders    with   an
                                               exercise   price  of  $4.00   per
                                               share.

                                          o    The  resale  of  230,589   shares
                                               issuable    upon    exercise   of
                                               warrants  by  Series F  preferred
                                               holders with an exercise price of
                                               $4.00 per share.  o The resale of
                                               788,750   shares   issuable  upon
                                               exercise  of  warrants by Paul L.
                                               Archambeau,    M.D.,    John   H.
                                               Banzhaf,    Daniel   S.   Lipson,
                                               Douglas A. MacLeod, M.D., Douglas
                                               A. MacLeod,  M.D.  Profit Sharing
                                               Trust,  St. Mark's Eye Institute,
                                               Milan  Holdings,  Ltd.,  Frank G.
                                               Mauro and  Delbert  D.  Reichardt
                                               with an  exercise  price  of $.25
                                               per share.

                                          o    The  resale  of  150,000   shares
                                               issuable upon exercise of options
                                               by executive officers,  employees
                                               and  directors  with an  exercise
                                               price of $6.00 per share.

                                          o    The   resale  of  73,103   shares
                                               issuable upon exercise of options
                                               by executive officers,  employees
                                               and  directors  with an  exercise
                                               price of $5.00 per share.

                                          o    The  resale  of  600,000   shares
                                               issuable upon exercise of options
                                               by executive officers,  employees
                                               and  directors  with an  exercise
                                               price of $4.00 per share.

                                          o    The  resale  of  786,000   shares
                                               issuable upon exercise of options
                                               by executive officers,  employees
                                               and  directors  with an  exercise
                                               price of $2.75 per share.

                                          o    The  resale of  4,491,900  shares
                                               held by certain stockholders with
                                               registration rights.

Common stock outstanding
prior to the offering(1) ........     28,530,074 shares.

Common stock outstanding
after the offering(1)............     37,236,305 shares.

Use of proceeds..................     All funds received by us upon the exercise
                                      of the  warrants  and options will be used
                                      for general  corporate  purposes.  We will
                                      not   receive   any   proceeds   from  the
                                      conversion  of  the  shares  of  Series  E
                                      preferred  stock  or  Series  F  preferred
                                      stock.  Risk  Factors/Dilution............
                                      The offering involves a high degree of risk.

OTC Bulletin Board symbols
     Common stock................     PMED.OB
     Class warrants..............     PMEDW.OB

 ---------------------------

(1) Does not include 6,753 shares of common stock issuable upon conversion of 5,627 shares of Series A preferred stock, 10,783 shares of common stock issuable upon conversion of 8,986 shares of Series B preferred stock, 8,750 shares of common stock issuable upon conversion of 5,000 shares of Series D preferred stock, 53,333 shares of common stock issuable upon conversion of 1,000 shares of Series E preferred stock, 245,217 shares of common stock issuable upon conversion of 4,598.75 shares of Series F preferred stock, 1,726,560 shares of stock issuable upon conversion of 1,726,560 shares of Series G preferred stock, options to purchase a total of 4,301,000 shares of common stock issuable upon the exercise of stock options at prices ranging from $.10 to $4.00 per share, and warrants to purchase 15,371,881 shares of common stock issuable upon the exercise of warrants at prices ranging from $.15 to $8.125 per share.

                          Summary Financial Information


                                                For the year ended          For the three months ended
                                                  December 31,                      March 31,

 Statement of Operations Data:                  2003            2004            2004            2005
 -----------------------------                  ---             ---             ----            ----
 Net Sales..............................       $3,059,000      $3,062,000    $   583,000      $   528,000
 Net cost of sales.......................       2,086,000       1,217,000        227,000          214,000
 Operating expenses......................       4,113,000       2,237,000        716,000          648,000
 Operating loss..........................      (3,140,000)       (392,000)      (360,000)        (334,000)
 Other income (expense)..................         (21,000)        456,000         (4,000)          11,000
 Net income (loss).......................      (3,161,000)         64,000       (364,000)        (323,000)
 Net income (loss) applicable to common
        shareholders.....................      (3,431,000)         10,000       (364,000)        (323,000)
 Net income (loss) per common share......           $(.14)             --         $(0.01)          $(0.01)
 Shares used in computing net loss per share   24,058,000      25,405,000     22,373,000       27,121,000



                                                                 As of                As of
 Balance Sheet Data:                                        December 31,  2004    March 31, 2005
 ------------------                                        ------------------    --------------
 Current assets....................................            $1,573,000            $1,393,000
 Current liabilities...............................             1,657,000             1,584,000
 Working capital (deficit).........................               (84,000)             (191,000)
 Total assets......................................             2,361,000             2,158,000
 Accumulated deficit...............................           (56,807,000)          (57,130,000)
 Stockholder's equity .............................               690,000               569,000


                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

         Due to our significant recurring losses and our inability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors are unwilling to invest with companies that have going concern language in the auditors' report and others demand substantial discounts from the market price. Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the development of our products nor will we be able to pay our existing current liabilities, which could result in protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock.

We have limited working capital, have accumulated significant losses, and expect our losses to continue.

         As of December 31, 2004, we had a deficit working capital of $84,000. As of March 31, 2005, our deficit working capital was $191,000. Our accumulated deficit was $56,807,000 as of December 31,2004, and $57,130,000 as of March 31, 2005. We had a net loss of $3,161,000 for the fiscal year ended December 31, 2003, a net income of $64,000 for the fiscal year ended December 31, 2004, and a net loss of $323,000 for the three months ended March 31, 2005. Our losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. We did not sell medical products until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for our laser surgery products, including the Photon(TM) laser system, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Because our securities trade on the Over-the-Counter Bulletin Board, your ability to sell your shares in the secondary market may be limited.

         Since June 26, 2003, our shares have traded on the Over-the-Counter Bulletin Board. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained. On October 8, 2002, we received a notice from Nasdaq's Listing Qualifications staff that for the previous 30 consecutive trading days, the price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq. The notice further provided that if at anytime before April 7, 2003, the bid price of our common stock closed at $1.00 or more for a minimum of 10 consecutive trading days, we would be notified by the staff that we comply with such rule.

         On April 15, 2003, we received notice of a determination by Nasdaq's Listing Qualifications staff that we failed to comply with the minimum bid price rules for continued listing set forth in Nasdaq's rules. Specifically, the notice stated that we have not regained compliance with the minimum $1.00 closing bid price per share requirement (noting that pursuant to the October 8, 2002, notice from the Nasdaq Listing Qualifications staff, we were provided 180 calendar days, or until April 7, 2003, to regain compliance with this requirement) and we do not qualify with the $5,000,000 shareholders equity, $50,000,000 market value of listed securities or $750,000 net income from continuing operations requirement for an additional 180 calendar day compliance period to comply with Nasdaq's rules. The April 15, 2003, notice further stated that as of December 31, 2002, we reported stockholders' equity of $2,847,000 and net losses from continuing operations of approximately $11,155,000, and as of April 14, 2003, the market value of our listed securities was $4,208,108. Accordingly, our common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on April 24, 2003. Separately, Nasdaq informed us that listing fees of $22,500 and $18,000 under Rule 4310(c)(13) are owed to the Nasdaq SmallCap Market.

         We requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination. The request automatically stayed the delisting of our common stock. On April 23, 2003, we received formal notice from Nasdaq that a hearing to consider our appeal would be held on May 29, 2003. On May 29, 2003, Dr. Jeffrey F. Poore, our former President and Chief Executive Officer; Randall A. Mackey, our Chairman of the Board; and Dr. David M. Silver, a director of the company, attended an oral hearing before a Nasdaq Listing Qualifications Panel in Washington, D.C. At the hearing Dr. Poore presented to the panel a definitive plan both for regaining compliance with the particular deficiencies cited in the April 15, 2003, letter from the Nasdaq Listing
Qualifications staff and sustaining long-term compliance with the Nasdaq Marketplace Rules, including all applicable maintenance criteria. On June 24, 2003 we received notification from the Nasdaq Listing Qualifications Panel that we were to be delisted from the Nasdaq Stock Market effective June 26, 2003. Our securities trade on the Over-the-Counter Bulletin Board effective June 26, 2003. Because our securities are delisted from the Nasdaq SmallCap Market and now trade on the Over-the-Counter Bulletin Board, additional sales requirements on broker-dealers will adversely affect the ability of purchasers to sell our securities and the trading price of our securities could decline.

         Moreover, because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker- dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares may be deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Securities Exchange Act of 1934 require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Furthermore, monthly statements are required to be sent disclosing recent price information for the penny stocks.

If the litigants in the class action lawsuits succeed on any o their claims and we are denied coverage for the lawsuits under our Directors and Officers
Liability and Company Insurance Policy, we would be unable to pay such liability, and we would be forced to seek bankruptcy protection.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC. The complaint also indicated that it is a "Class Action Complaint for Violations of Federal Securities Law and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, the complaint alleged that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association for reimbursement to doctors in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). According to the complaint, the CPT code was critical. Without a reimbursement code, physicians would not purchase the Blood Flow Analyzer(TM) because they could not receive compensation for performance of medical procedures using the medical device. The complaint further contends that we never received the CPT code from the American Medical Association at any time. Nevertheless, it is alleged that we continued to misrepresent in our SEC filings and press releases that we had received the CPT code. It is also alleged that we have never made a full, corrective disclosure with respect to this alleged misstatement.

         The complaint also alleged that on July 11, 2002, we issued a press release falsely announcing that we had received purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $35 million of orders to be completed in the third year. The complaint further allege that we had never received a true purchase order for our products. As a result of these alleged misstatements, the complaint contends that the price of our shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased or retained our common shares during that period suffered substantial damages. The complaint requests judgment for unspecified damages, together with interest and attorney's fees

         We dispute having issued false and misleading statements concerning the Blood Flow Analyzer(TM) and a purchase order from Westland Financial Corporation and Valdespino Associates Enterprises. On April 25, 2001, we issued a press release that stated we had received authorization to use common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM). This press release was based on a letter we received from the CPT Editorial Research and Development Department of the American Medical Association stating that CPT code number 92120 was the appropriate common procedure terminology or CPT code number for doctors to use when reporting certain procedures performed with our Blood Flow Analyzer(TM).

         Currently, there is reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement in four other states. The amount of reimbursement to doctors using the Blood Flow Analyzer(TM) generally ranges from $56.00 to $76.00 per patient, depending upon the insurance payor. Insurance payors providing reimbursement for the Blood Flow Analyzer(TM) have the discretion to increase or reduce the amount of reimbursement. We are endeavoring to obtain reimbursement by insurance payors in other states where there is currently no reimbursement being made. We believe we have continued to correctly represent in our Securities and Exchange Commission filings that the CPT Editorial Research and Development Department of the American Medical Association has advised us that CPT code number 92120 is the appropriate CPT code for our Blood Flow Analyzer(TM) for reimbursement purposes for doctors using the device.

         On July 11, 2002, we issued a press release that stated we received a purchase order from Westland Financial Corporation and Valdespino Associates Enterprises for 200 complete sets of our entire product portfolio of diagnostic and surgical equipment for Mexican ophthalmic practitioners, to be followed by a second order of 100 sets of equipment. The press release was based on a purchase order dated July 10, 2002 that we entered into with Westland Financial Corporation for the sale of 200 complete sets of our surgical and diagnostic equipment to Mexican ophthalmic practitioners. The press release also stated that the initial order was for $70 million of our equipment to be filled over a two-year period followed by the second order of $35 million in equipment to be completed in the third year. The press release further stated that delivery would be made in traunches of 25 complete sets of our equipment, beginning in 30 days from the date of the purchase order.

         On September 13, 2002, the board of directors issued a press release regarding the status of our product sales to the Mexican ophthalmic practitioners. In that press release the board stated that we had been in discussions for the prior nine months with Westland Financial Corporation, aimed at supplying our medical device products to the Mexican market. Upon investigation, the board of directors had determined that the purchase order referenced in the July 11, 2002 press release was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. In addition, we had not sent any shipment of medical products to Mexican ophthalmic practitioner nor received payment for those products pursuant to those discussions. The September 13, 2002 press release also stated that discussions were continuing with Westland Financial Corporation regarding sales and marketing activities for our medical device products in Mexico, but we could not, at the time, predict or provide any assurance that any transactions would result.

         On June 2, 2003, a complaint was filed in the United States District Court, captioned Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00513 PGC. On July 11, 2003, a complaint was filed in the same United States District Court, captioned Lidia Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. Both complaints seek class action status. These cases are substantially similar in nature to the Meyer case, including the contention that as a result of allegedly false statements regarding the Blood Flow Analyzer(TM) and the purchase order from Westland
Financial Corporation and Valdespino Associates Enterprises, the price of our common stock was artificially inflated and the persons who purchased our common shares during the class period suffered substantial damages. In a press release dated July 11, 2003, captioned "Milberg Weiss announces the filing of a class action suit against Paradigm Medical Industries, Inc. on behalf of investors," the law firm of Milberg Weiss Bershad Hynen & Levach LLP, which represents purchasers of our securities in the class action suit filed on July 11, 2003, stated that our alleged misrepresentations caused the market price of the stock to be artificially inflated during the class period. As a result, it is alleged that investors suffered millions of dollars in damages from our alleged misstatements.

         The cases requested judgment for unspecified damages, together with interest and attorney's fees. These cases have now been consolidated with the Meyer case into a single action, captioned In re: Paradigm Medical Industries Securities Litigation, Case No. 03-CV-448TC. The law firm of Milberg Weiss Bershad & Schulman LLP is representing purchasers of our securities in the consolidated class action. On June 28 2004, a consolidated amended class action complaint was filed on behalf of purchasers of our securities. The consolidated complaint is similar to the three class action complaints and alleges that we made false representations regarding the CPT code for the Blood Flow Analyzer(TM), but it includes additional allegations that we failed to disclose in a timely manner that doctors were being denied reimbursement for procedures performed with the Blood Flow Analyzer(TM). The consolidated complaint also alleges that we made false statements regarding the purchase order from Westland Financial Corporation and Valdespino Associates Enterprises. We believe the consolidated complaint is without merit and intend to vigorously defend and protect our interests in the case.

         We were issued a Directors and Officers Liability and Company Reimbursement Policy by United States Fire Insurance Company for the period from July 10, 2002 to July 10, 2003 that contains a $5,000,000 limit of liability, which is excess of a $250,000 retention. The officers and directors named in the consolidated cases have requested coverage under the policy. U.S. Fire is currently investigating whether it may have a right to deny coverage for the consolidated cases based upon policy terms, conditions and exclusions or to rescind the policy based upon misrepresentations contained in our application for insurance.

         We have paid $30,000 to U.S. Fire toward satisfaction of the $250,000 retention that is applicable to the consolidated cases. We have advised U.S. Fire that we cannot pay the $250,000 retention due to our current financial circumstances. As a consequence, on January 8, 2004, we entered into a non-waiver agreement with U.S. Fire in which U.S. Fire agreed to fund and advance our retention obligation in consideration for which we have agreed to reimburse U.S. Fire the sum of $5,000 a month for a period of six months, with the first of such payments due on February 15, 2004. Thereafter, commencing on August 15, 2004, we are required to reimburse U.S Fire the sum of $10,000 per month until the entire amount of $250,000 has been paid to U.S. Fire. We have made payments to U.S. Fire in the aggregate amount of $30,000, of which our last payment of $10,000 was made on October 11, 2004. These payments were for the $5,000 monthly payments due during the six month period from February 15, to July 15, 2004, leaving a remaining retention obligation to U.S. Fire of $220,000.

         In the event U.S. Fire determines that we or our former officers and directors named in the consolidated cases are not entitled to coverage under the policy, or that it is entitled to rescind the policy, or should we be declared in default under the non-waiver agreement, for not making the monthly payments in a timely manner that are owed to U.S. Fire, then we agree to pay U.S. Fire, on demand, the full amount of all costs advanced by U.S. Fire, except for those amounts that we may have reimbursed to U.S. Fire pursuant to the monthly payments due under the non-waiver agreement. Moreover, if U.S. Fire denies coverage for the consolidated cases under the policy, we would owe our litigation counsel in the class action lawsuits for any legal fees not paid by U.S. Fire. However, U.S. Fire has currently agreed to pay the legal fees relating to the class action lawsuits.

         We will be in default under the non-waiver agreement if we fail to make any payment due to U.S. Fire thereunder when such payment is due, or institute proceedings to be adjudicated as bankrupt or insolvent. U.S. Fire's obligation to advance defense costs under the agreement will terminate in the event that the $5,000,000 policy limit of liability is exhausted. If U.S. Fire denies coverage for the consolidated cases under the policy and we are not successful in defending and protecting our interests in the cases, resulting in a judgment against us for substantial damages, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection

         On July 10, 2003, a complaint was filed in the United States District Court, District of Utah captioned Innovative Optics, Inc. and Barton Dietrich Investments, L.P. v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV 00582DB. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint claims we breached the asset purchase agreement. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflate prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that had Innovative and Barton known the truth they would not have sold Innovative to us, would not have purchased our stock for the assets of Innovative, or would not have purchased the stock at the inflated prices that they allegedly paid. The complaint further contends that as a result of the allegedly false statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint also claims that 491,250 of the shares issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleged that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damage in an unspecified amount to be proven at trial. We filed an answer to the complaint and also filed counterclaims against Innovative and Barton for breach of contract. We believe the complaint is without merit and intend to vigorously defend and protect our interests in the action. If we are not successful in defending and protecting our interests in this action, and a judgment for substantial damages is entered against us, and U.S. Fire denies coverage in the litigation under the Directors and Officers Liability and Company Reimbursement Policy, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On October 14, 2003, an action was filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. The complaint also indicates that it was a "Class Action Complaint for Violations of Utah Securities Laws and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleged that we falsely stated in Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleged that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend our interests in the action. If we are not successful in defending and protecting our interests in the action, resulting in a judgment against us for substantial damages, and U.S. Fire denies coverage in the litigation under the Directors and Officers Liability and Company Reimbursement Policy, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On January 26, 2005, we completed a written settlement agreement to settle the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investments, L.P. brought against us and our former executive officers. Under the terms of the settlement, U.S. Fire agreed to pay Innovative Optics, Inc. and Barton Dietrich Investments, L.P. the sum of $367,500 in cash. Payment of this amount is contingent, however, upon the courts in the federal and state class action lawsuits granting final approval of the settlements reached in those respective actions, and such orders becoming final and not appealable.

         On February 23, 2005, we executed written settlement agreements to settle the federal and state court class action lawsuits that were filed against us and our former executive officers. Under the terms of settlement of the federal court class action lawsuit, U.S. Fire agreed to pay the sum of $1,507,500 i cash to the class members that purchased our securities during the period between April 17, 2002 and November 4, 2002. Under the terms of settlement of the state court class action lawsuit, U.S. Fire agreed to pay the sum of $625,000 in cash to the class members that purchased shares of Series E convertible preferred stock on or about July 11, 2001.

         As a condition to the settlement agreements to settle the federal and state court class action lawsuits, the courts in such lawsuits must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and not appealable. On March 3, 2005, the federal court entered an order granting preliminary approval of the settlement in the federal court class action lawsuit and providing for notice to be sent to potential class members. On April 18, 2005, a hearing was held in the state court and the court entered a minute entry granting preliminary approval of the settlement in the state court class action lawsuit.

         As a further condition to the settlement agreements to settle the federal and state court class action lawsuits, both settlement agreements provided that U.S. Fire must not have exercised its option to terminate the settlement agreements. U.S. Fire has the option to terminate the settlement agreements if the cumulative dollar value of the claims held by individuals or entities that "opt out" of the federal and state class action lawsuits exceeds $250,000. If such "opt outs" exceed $250,000, however, plaintiffs in the federal and state court class action lawsuits will have five days to cure by reducing the amount of "opt outs" to less than $250,000.

         If U.S. Fire exercises its option to terminate the settlement agreements, then all parties to the settlement agreements will be restored to their respective positions in the various action as of the date of the settlement agreements. In addition, the terms and provisions of the settlement agreements will have no further force and effect on the various parties and will be deemed null and void in their entirety.

         Under the terms of the settlement agreements regarding the federal and state court class action lawsuits and the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investors, L.P brought against us and our former executive officers, U.S. Fire has agreed to pay a total of $2,500,000 in cash to the classes in the class action lawsuits and to Innovative Optics, Inc. and Barton Dietrich Investments, L.P. in settlement of these lawsuits. Under the terms of settlement, we are to pay U.S. Fire the sum of $220,000 representing the remaining amount owing under the $250,000 retention obligation in the insurance policy, and to execute a policy release in favor of U.S. Fire a to coverage under the insurance policy.

If the litigants in other lawsuits succeed on any of their claims, we may be unable to pay such liability and we would be forced to seek bankruptcy protection.

         We have been involved in other lawsuits besides the class action lawsuits. If the litigants in these other lawsuits succeed on any of their claims, we may be unable to pay such liability and, as a result, we could be forced to seek bankruptcy protection. These other lawsuits include (i) the complaint filed against us on June 20, 2003 by Citicorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc., alleging that $49,626 plus interest is due for the leasing of two copy machines; (ii) the complaint filed against us on August 3, 2003, by Corinne Powell, a former employee, alleging that at the time we laid her off, she was owed $2,030 for business expenses, $11,06 for accrued vacation days, $12,818 for unpaid commissions, the fair market value of 50,000 stock options exercisable at $5.00 per share that she claims she was prevented from exercising, plus attorney's fees and a continuing wage penalty under Utah law (of which on March 29, 2005, we agreed to a settlement with Ms. Powell of her claims for unpaid business expenses, accrued vacation days, and unpaid commission by agreeing to pay her $13,000, which payment has been made to Ms. Powell); (iii) the complaint filed against us on September 10, 2003 by Larry Hicks for payments due under a consulting agreement in the aggregate amount of $110,000 minus whatever we have paid to him prior to such termination, plus attorney's fees and a wage penalty under Utah law; (iv) the complaint filed against us on November 7, 2003, by Todd Smith, a former employee, alleging unpaid wages in the amount of the fair market value of 16,800 stock options exercisable at $5.00 per share that he claims he was prevented from exercising, plus attorney's fees and a continuing wage penalty under Utah law; and (v) the complaint brought against us on or about May 25, 2004 by Jeffrey F. Poore, former President and Chief Executive Officer of the company, alleging that we unlawfully terminated his employment with us and, as a result, he demands judgment against us for $350,000, representing his annual salary for the two remaining years under the employment agreement, for money judgment based on the value of his benefits for the two remaining years under the employment agreement, and for money judgment equal to the value of the stock options granted to him under the employment agreement.

There are a large number of shares underlying our callable secured convertible notes and warrants that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

         As of June 20, 2005, we had 28,530,074 shares of our common stock issued and outstanding and callable secured convertible notes outstanding that may be converted into an estimated 18,888,889 shares of common stock at current market prices, and outstanding warrants to purchase 5,621,694 shares o our common stock. Additionally, we have an obligation to sell callable secured convertible notes that may be converted into an estimated 36,666,667 shares of common stock at current market prices and issue warrants to purchase 10,912,698 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our callable secured convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $2,500,000 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of June 22, 2005 of $.07.



    % Below    Price Per     With 40%       Number of             % of
     Market      Share       Discount     Shares Issuable     Outstanding*
--------------------------------------------------------------------------------
     25%       $.0525         $.0315         79,365,079         278.2%5,2389
     50%       $.0350         $.0210        119,047,6199        417.3%5,2389
     75%       $.0175         $.0105        238,095,2389        834.5%5,2389

*Based on 28,530,074 shares outstanding.

         As illustrated, the number of shares of common stock issuable upon conversion of our callable secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our secured convertible notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

         The callable secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts o common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dissolution to our existing stockholders.

         The issuance of shares upon conversion of callable secured convertible notes and exercise of warrants may result i substantial dissolution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise price would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require us to curtail or cease operations.

         On April 27, 2005, we entered into a securities purchase agreement for the sale of an aggregate of $2,500,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 8% interest three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,650,000 callable secured convertible notes outstanding, the investors are obligated to purchase additional callable secured convertible notes in the aggregate amount of $850,000. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or to have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreement or related convertible notes, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default i not cured within the specified grace period. We anticipate that the full amount of callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the noteholders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Failure to obtain stockholder approval to increase the number of authorized shares to two times the number of shares issuable upon full conversion of the callable secured convertible notes and exercise of warrants could result in legal action against us, which could require us to curtain or cease our operations.

         We have scheduled an annual meeting of stockholders on July 29, 2005 to approve a proposed amendment to the certificate of incorporation to increase the number of authorized shares of common stock from 80,000,000 shares to 250,000,000 shares. The terms of the callable secured convertible notes and the securities purchase agreement that we entered into on April 27, 2005 with four accredited investors requires us to have authorized, and reserved for the purpose of issuance, two times the number of shares actually issuable upon full conversion of the callable secured convertible notes and exercise of the warrants based on the conversion price of the notes or the exercise price of the warrants in effect from time to time. We have allocated and registered 183,201,059 shares to cover the conversion of the callable secured convertible notes and exercise of the warrants.

         In the event we are unable to obtain stockholder approval at the July 29, 2005 annual stockholders meeting to amend the certificate of incorporation to increase the number of authorized shares to 250,000,000 shares, we would be required to pay to the noteholders a standard liquidated damages of 3% of the outstanding amount of the callable secured convertible notes per month plus accrued interest on the notes, in cash or shares of our common stock at our option. If we elect to pay the noteholders the standard liquidated damages amount in share of our common stock, such shares will be issued at the conversion price at the time of payment. In addition, failure to obtain stockholder approval to increase the number of authorized shares to two times the number of shares issuable upon full conversion of the notes and exercise of the warrants would constitute an event of default under the securities purchase agreement. If we were unable to obtain stockholder approval to increase the number of authorized shares, as required in the securities purchase agreement, the noteholders could commence legal action against us and foreclose on all of our assets to recover damages. Any such action would require us to curtail or cease operations.

If we are unable to obtain additional capital, we would be required to eliminate certain activities that would adversely effect our operations.

         We may require substantial funds for various purposes, including continuing research and development, expanding clinical trials, completing the FDA approval process for our products (including the Photon(TM) laser system), and manufacturing and marketing our existing products. We will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves, which may materially adversely affect our continued operations.

Our research activities may not result in any commercially profitable products.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

We are uncertain of obtaining FDA approval for our Photon(TM) laser system and further development of the Photon(TM) is on hold until our financial situation improves, and we may lose our rights to manufacture or sell the Photon(TM) laser system if we are unable to agree on the correct method of calculating royalty payments under a license agreement.

         We are subject to substantial regulation by the Food and Drug Administration or FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior to selling our products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device that has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market our Blood Flow Analyzer(TM).

         In May 1995, we were granted an investigational device exemption for our Photon(TM) laser system allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market the system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system because in the United States most cataracts are removed before tissue hardens. We received an FDA warning letter in August 2000 concerning deficiencies in the Phase I clinical trials and, after making several submissions to the FDA, we received a letter from the FDA in February 2001 stating that the deficiencies had been corrected and the clinical trials could continue.

         We have completed the authorized clinical studies and, in October 2001, made a supplemental submission to the FDA regarding the 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2001 and submitted additional clinical information to the FDA on February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products but rather on our entire group of diagnostic products.

         We have also received FDA approval to manufacture and export the Photon(TM) laser system internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review. This process could take many years and require the expenditure of substantial resources.

         The Photon(TM) laser system is protected under a United States patent issued to Daniel M. Eichenbaum, M.D. in 1987 and subsequently assigned to PhotoMed International, Inc. and a Japanese patent issued to us in 1997. The United States patent expired in September 2004. We secured the exclusive worldwide rights to this patent from PhotoMed by means of a license agreement dated July 7, 1993. The license agreement expires when the United States patent rights expire in September 2004. PhotoMed and Dr. Eichenbaum brought legal action against us on September 11, 2000 involving an amount of royalties that are allegedly due and owing to them from the sale of equipment by us under the license agreement.

         We have paid $14,736 to bring all royalty payments up to date through June 30, 2001. We have been working with PhotoMed and Dr. Eichenbaum to insure that the royalty calculations have been correctly made. It is anticipated that once the parties agree on the correct royalty calculations, the legal action will be dismissed. However, if the parties are unable to agree on a method of calculating royalties, there is risk that PhotoMed and Dr. Eichenbaum may amend the complaint to request termination of the license agreement and, if successful we would lose our rights to manufacture or sell the Photo(TM) laser system.

Purchasers of our common shares will experience dilution if a threatened lawsuit by Douglas A. MacLeod, M.D. and related entities succeeds on its claims and we are required to issue additional common shares and warrants to them.

         We received demand letters dated July 18, 2003, September 26, 2003 and November 10, 2003 from counsel for Douglas A. MacLeod, M.D., a shareholder of the company. In the July 18, 2003 letter, Dr. MacLeod demands that he and certain entities with which he is involved or controls, namely the Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Marks' Eye Institute and Milan Holdings, Ltd., be issued a total of 2,296,667 shares of our common stock and warrants to purchase 1,192,500 shares of our common stock at an exercise price of $.25 per share. Dr. MacLeod claims that these common shares and warrants are owing to him and the related entities under the terms of a mutual release dated January 16, 2003, which he and the related entities entered into with us. Dr. MacLeod renewed his request for these additional common shares and warrants in the September 26, 2003 and November 10, 2003 demand letters. We believe that Dr. MacLeod's claims and assertions are without merit and that neither he nor the related entities are entitled to any additional shares of our common stock or any additional warrants under the terms of the mutual release. However, if Dr. MacLeod succeeds on his claims, there would be dilution associated with having to issue additional common shares and warrants to him and the related entities.

Our products may become obsolete due to rapid technological change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Our Photon(TM) laser system could receive competition from other laser systems that are well financed with well- recognized trade names.

         Our Photon(TM) laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttrium-Lithium-Fluoride) or lasers of other wave lengths.
Competition  may also  come  from  other  medical  devices  and  other  surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors that will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Our new products may incur unexpected production problems, which would impact our sales and profits.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre- production planning, new products can incur unexpected problems in full-scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management, engineering and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Mistakes may occur in the design and manufacture of our products, which could prevent or limit the sales of such products.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers.

We are dependent upon a limited number of key suppliers for components and parts used in our products and the interruption in the supply of these components and parts could impede our ability to deliver our products to market.

         We currently purchase components and parts used in our products from a limited number of key suppliers. Although we maintain alternative suppliers, our reliance on our principal suppliers could result in delays associated with redesigning a product due to an inability to obtain an adequate supply of required components and parts, and reduced control over pricing, quality and timely delivery. The loss of any of these principal suppliers or the inability of a supplier to meet performance and quality specifications, requested quantities or delivery schedules could cause our revenues to decline. In addition, any interruption or discontinuance in the supply of components or parts could have an adverse effect on our business, results of operation and financial condition. Further, a significant price increase from any of our principal suppliers could cause our profitability to decline if we cannot increase the prices of our products to our customers. Our principal suppliers include Capistrano Labs, U.S. Ultrasound and Anello.

No independent marketing studies have been made to confirm the commercial demand for the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We believe that there is substantial commercial demand for our Photon(TM) laser system and our Blood Flow Analyzer(TM) for the eyes at a profitable price. However, this belief is solely based on our management's experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

Our Photon(TM) laser system may not be accepted in the marketplace because it does not remove hard cataracts.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our Photon(TM) laser system may never gain market acceptance since the system does not effectively remove hard (dense or impacted) cataracts. Further, we may be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand(TM) Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system. Vacuum surge is a phenomenon that occurs when the tip of the ultrasonic needle is obstructed by target tissue, allowing pressure to build up and, if the pressure is not released, a rush of fluid goes from the chamber of the eye into the needle to equalize the pressure. The result can be complications to the eye such as posterior capsule rupture, iris capture and chamber collapse. We believe this phenomenon affects all other ultrasonic cataract removal systems currently on the market.

Our pending patents may not be perfected and our present or future patents may infringe upon the patents of others, which could restrict or prevent the manufacture and sale of our products.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. A United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. protects our laser probe. These patent rights expired in September 2004. Patents have also been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom, to the Dicon(TM) Topographer in the United States, and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourselves against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Because patents only provide limited protection, others could produce and distribute products similar to the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We rely on the protections for our products that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the Blood Flow Analyzer(TM) for the eyes are reported by Ocular Blood Flow, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and distributed, our profit
potential  would  be  seriously  limited,   which  would  seriously  impair  our
viability.

Some of our products may be denied reimbursement by third-party payors, such as government programs and private insurance plans.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Certain purchasers of our Blood Flow Analyzer,(TM), for example, have had difficulty in obtaining reimbursement from insurance carriers. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third- party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass-through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us.

Congress may introduce legislation that could result in price limits and utilization controls on our products.

         Members of Congress have introduced legislation to change aspects of the delivery and financing of health care services. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on our business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems that will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of our operations.

Our product liability insurance could be inadequate to cover liabilities if we face significant product liability claims against us.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that we can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our future products sales in foreign countries could be adversely affected by a significant increase in value of the U.S. dollar against local currencies, economic and political instability, and changes in the regulatory processes and other regulations.

         We anticipate that a significant portion of our future product sales will be in foreign countries. Because we quote prices for our products and accept payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used. In addition, other specific risks in doing business in foreign countries include changes in the regulatory processes affecting our products, in controls governing foreign payments by our customers, and in regulations, taxes and customs duties or requirements that may be imposed on the purchase of our products. The foreign countries where our products are sold include but are not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France,
Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates. Certain of countries may experience political, economic or social instability, which could adversely affect our sales.

The market price of our securities could fluctuate significantly.

         Our common stock and Class A warrants were delisted on The Nasdaq SmallCap Market effective June 26, 2003 and currently trade on the OTC Bulletin Board. Factors such as announcements by us of the regulatory status of products, quarterly variations in our financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

We may issue preferred shares with preferences in an equal or prior rank to existing preferred shares.

         Our certificate of incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as our board of directors may determine from time to time. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to existing preferred stock. Those shares may be issued on such terms and for such consideration as the board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. As of May 31, 2005, the following preferred shares were issued and outstanding: 5,627 shares of Series A preferred stock convertible into 6,753 common shares; 8,986 shares of Series B preferred stock convertible into 10,783 common shares; no shares of Series C preferred stock; 5,000 shares of Series D preferred stock convertible into 8,750 common shares; 1,000 shares of Series E preferred stock convertible into 53,333 common shares; 4,598.75 shares of Series F preferred stock convertible into 245,267 common shares; and 1,726,560 shares of Series G preferred stock convertible into 1,726,560 common shares.

Our preferred shares have rights that amount to a preference over the shares of this offering.

         Our preferred shares have dividend and liquidation rights that amount to preferences over the shares of this offering. We must pay any cash dividends to our holders of preferred shares before paying cash dividends to the holders of the shares of this offering. The dividend rights of our preferred shares are as follows: for Series A and Series B preferred shares, $.24 per share per annum payable, at our option, in cash from surplus earnings; for Series C preferred shares, 12% noncumulative preferred shares payable, at our option, in common stock or cash from surplus earnings; and for Series D, E, F and G preferred shares, 8% non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings. Upon our liquidation, we must pay preferential distributions to our preferred shareholders before paying any distributions to holders of the shares of this offering. The liquidation rights of our preferred shares are as follows: for Series A preferred shares, $1.00 per share, plus accrued and unpaid dividends; for Series B preferred shares, $4.00 per share, plus accrued and unpaid dividends; for Series C preferred shares, the stated value of $100.00 per share, plus declared but unpaid dividends; for Series D preferred shares, the stated value of $1.75 per share, plus declared but unpaid dividends; for Series E, F, and G preferred shares, the greater of
(i) the amount of distributions such shares would have received had the holders converted such preferred shares into common stock immediately prior to liquidation, or (ii) the stated value of $100.00 per share, plus declared but unpaid dividends.

Exercise of outstanding options and warrants will dilute existing stockholders and could decrease the market price of our common stock

         As of May 31, 2005, we had issued and outstanding 28,530,074 shares of our common stock, shares of Series A, B, D, E, F and G preferred stock convertible into 3,051,446 shares of common stock, and outstanding options and warrants to purchase 19,672,881 additional shares of common stock. The existence of the outstanding preferred shares, options and warrants may adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital. Included in the outstanding options is 1,000,000 options issued to John Y. Yoon, our President and Chief Executive Officer, under the terms of his employment agreement with us. These options are exercisable at $.13 per share and vest in 36 equal monthly installments of 27,778 shares, beginning on April 30, 2004 until such shares are fully vested.

We do not expect to pay any cash dividends in the foreseeable future.

         We issued a stock dividend on our Series A preferred stock and Series B preferred stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock are entitled to non-cumulative cash dividends paid out of surplus earnings.

We may have continuing liability following our rescission offer in 1996 to Series B preferred shareholders.

         We issued 493,000 shares of Series B preferred stock in 1994 and 1995. The Series B shares may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with our July 1996 public offering, we provided the Series B shareholders with a rescission offer to repurchase all Series B preferred shares or rescission shares owned by the Series B shareholders. The Series B shareholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 12% per annum from the date the rescission shares were purchased to July 25, 1996, the date our public offering closed and each rescinding shareholder was paid by us. The original purchasers of approximately 93% of the Series B shares (460,250 shares) rejected the rescission offer by responding as requested in the rescission offer or by failing to return a response within 30 days of receiving the rescission offer. Two shareholders owning a combined total of 32,750 shares accepted the rescission offer. We purchased the 32,750 shares from the two shareholders accepting the rescission offer from the proceeds from our public offering.

         The rescission offer was designed to reduce any type of contingent liability we may be subject to in connection with its private placement of Series B preferred stock. However, the rescission offer may not have fully relieved us from exposure to contingent liability under federal or state securities laws. Not every state statutorily provides for voluntary rescission offers. In addition, other states, although authorizing rescission offers, do not completely limit the liability of the offeror. Thus, we may have continuing liability in certain states following the rescission offer. Other than the payments in 1996 to the two shareholders accepting the rescission offer, we have made no additional payments thereunto as no other shareholder has accepted the rescission offer. Moreover, there has been no litigation by a shareholder involving the private offering of Series B preferred stock or the rescission offer. As of May 31, 2005, a total of 484,014 shares of Series B preferred stock have been converted into 580,817 shares of common stock. There are a total of 8,986 shares of Series B preferred stock issued and outstanding, which are convertible into 10,783 shares of common stock.

Because we failed to hold an annual shareholders meeting in fiscal 2003 and fiscal 2004, the Delaware Court of Chancery may order an annual meeting to be held upon request by a shareholder.

         We did not hold an annual meeting of the shareholders for fiscal 2003 or fiscal 2004 in order to avoid the costs of such a meeting, including the cost of preparing and mailing a proxy statement and annual report to each of our shareholders. There were no actions taken in 2003 or 2004 by the board of directors or our management that required shareholder approval. Under Delaware law, we are required to hold an annual shareholders meeting each year. A failure to hold an annual shareholders meeting does not affect otherwise valid corporate acts or work a forfeiture or dissolution of the company. Moreover, under Delaware law, directors continue to serve as directors despite lack of an annual shareholders meeting until the next annual shareholders meeting and until their successors have been elected and qualified. However, if we fail to hold an annual shareholders meeting for a period of 30 days after the date designated in our bylaws for the annual meeting, the Delaware Court of Chancery may order an annual meeting to be held upon the application of any of our shareholders. If an annual meeting is ordered to be held by the court, we would have to incur the costs of holding the meeting, including the cost of preparing and mailing the proxy statement and annual report to each of our shareholders. We anticipate holding an annual shareholders meeting on July 29, 2005.

We have indemnification agreements with certain officers and directors that may require us to indemnify them in a civil or criminal action.

         Our certificate of incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements with certain directors and officers. Each such indemnification agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The indemnification agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each indemnification agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the indemnification agreement and to recover the expenses of such a suit if he or she is successful.

Our Board of Directors has the right to issue additional shares of common stock and to create a new series of preferred stock that could dilute holders of common stock.

         Our board of directors has the inherent right under applicable Delaware law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Our board of directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of preferred shares in a series, to create a new series of preferred shares and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of common shares and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.

                                 USE OF PROCEEDS

         Holders of our warrants are not obligated to exercise any of their warrants and holders of our options are not obligated to exercise any of their options. The closing bid price of our common shares on the Over-the-Counter Bulletin Board was $.07 on June 22, 2005. The exercise price of all of the outstanding warrants and options exceeds the current trading price of our common stock and, as a result, the outstanding warrants and options are not likely to be exercised unless the trading price increases substantially. As a consequence, most of the outstanding warrants and options are not likely to be exercised unless the trading price increases substantially. All other shares of our common stock being registered are either outstanding or will be issued upon conversion of outstanding preferred stock and we will derive no proceeds from the conversions or subsequent resales of such shares.

         If there are any net proceeds from this offering, we will use these net proceeds to fund working capital requirements. In the event sufficient proceeds are not received, our short term plan is to meet cash needs through external financing sources such as bank financing, a public offering of our securities and private offerings of debt and/or equity. We expect the cash flow from operations to provide additional funds for us as operating revenues increase.

         The cost, timing and the amount of funds required for such uses by us cannot be previously determined at this time and will be based upon, among other things, competitive developments, the rate of our progress in product development, and the availability of alternative methods of financing. In addition, our Board of Directors has broad discretion in determining how the proceeds of this offering will be allocated.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Dividends paid in cash pursuant to outstanding shares of our Series A, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth our capitalization on an actual basis as of December 31, 2004 and March 31, 2005.


                                                                           December 31,          March 31,
                                                                                 2004              2005
                                                                         --------------        -------------
 Long-term obligations.................................................    $     14,000         $      5,000

 Stockholders' equity:

     Series A Preferred Stock, $.001 par value per share;
     500,000 shares authorized, 5,627 issued and outstanding...........               -                    -

     Series B Preferred Stock, $.001 par value per share; 500,000
     shares authorized, 8,986 issued and outstanding...................               -                    -

     Series C Preferred Stock, $.001 par value per share;
      30,000 shares authorized, 0 issued and outstanding...............               -                    -

     Series D Preferred Stock, $.001 par value per share;
     1,140,000 shares authorized, 5,000 issued and outstanding.........               -                    -

     Series E Preferred Stock, $.001 par value per share;
     50,000 shares authorized, 1,000 issued and outstanding............               -                    -

     Series F Preferred Stock, $.001 par value per share; 50,000 shares authorized, 5,623.75 and 4,597 issued and
     outstanding, respectively.........................................               -                    -

     Series G Preferred Stock, $.001 par value per share;
     2,000,000 shares authorized, 1,981,560 issued and outstanding.....           2,000                2,000

     Common Stock, $.001 par value per share; 80,000,000 shares authorized,
     25,627,764 and 28,280,074 issued and outstanding,
     respectively......................................................          25,000               28,000

     Additional paid-in-capital, common stock..........................
                                                                             57,470,000           57,669,000
     Accumulated deficit...............................................
                                                                            (56,807,000)         (57,130,000)
 Total stockholders' equity ...........................................
                                                                                690,000              569,000
 Total capitalization..................................................
                                                                           $    704,000         $    574,000

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. We have created seven classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C preferred stock , Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock.

         Our common stock and Class A warrants trade on the Over-the-Counter Bulletin Board under the respective symbols of "PMED.OB" and "PMEDW.OB." Prior to July 22, 1996, there was no public market for the common stock. From July 22, 1996 to June 25, 2003, our common stock and Class A warrants were listed on the Nasdaq SmallCap Market. Since June 25, 2003, our common stock and Class A warrants have traded on the Over-the-Counter Bulletin Board. As of June 22, 2005, the closing sale prices of the common stock and Class A warrants were $0.07 per share and $.003 per warrant, respectively. The following are the high and low sale prices for the common stock and Class A warrants by quarter as reported by Nasdaq from January 1, 2000 to June 25, 2003 and by the Over-the-Counter Bulletin Board since June 25, 2003.


                                                            Common Stock         Class A Warrants
                                                            Price Range             Price Range
          Period (Calendar Year)                          High        Low        High          Low
                                                          ----        ---        ----          ---
 2002
    First Quarter..................................       3.31         2.21       .38          .19
    Second Quarter.................................       1.91          .60       .32          .05
    Third Quarter..................................       1.50          .16       .20          .08
    Fourth Quarter.................................        .30          .13       .10          .01
 2003
    First Quarter..................................        .42          .14       .12          .01
    Second Quarter.................................        .74          .14       .44          .01
    Third Quarter..................................        .42          .18       .18          .01
    Fourth Quarter ................................        .24          .15       .10          .02
 2004
    First Quarter .................................        .21          .15       .05          .02
    Second Quarter ................................        .16          .07       .05          .03
    Third Quarter .................................        .12          .09       .03          .02
    Fourth Quarter ................................        .12          .08       .02          .02
 2005
    First Quarter .................................        .10          .08       .02          .02
    Second Quarter (through June 22, 2005).........        .10          .05     .0085         .002

         Our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock are not publicly traded. As of May 31, 2005, there were 717 record holders of common stock, six record holders of Series A preferred stock, four record holders of Series B preferred stock, no record holders of Series C preferred stock, one record holder of Series D preferred stock, 14 record holders of Series E preferred stock, 52 record holders of Series F preferred stock, and two record holders of Series G preferred stock.

         We have never paid any cash dividends on our common stock and does not anticipate paying any cash dividends on our common stock in the foreseeable future. We must pay cash dividends to holders of our Series A preferred, Series B preferred, Series C preferred, Series D preferred stock, Series E preferred, Series F preferred stock and Series G preferred stock before it can pay any cash dividend to holders of our common stock. Dividends paid in cash pursuant to outstanding shares of our Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings, and are noncumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next.

         We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant. We issued 6,764 shares of our Series A preferred and 6,017 shares of our Series B preferred on January 8, 1996 as a stock dividend to Series A and Series B preferred shareholders of record as of December 31, 1994.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for the years ended December 31, 2003 and 2004, and the three months ended March 31, 2004 and 2005. The selected financial data as of and for the years ended December 31, 2002 and 2003 are derived from our financial statements, which have been audited by Tanner & Co. The selected financial data as of and for the three months ended March 31, 2004 and 2005 are derived from our unaudited quarterly financial statements, which have been reviewed by Chrisholm, Bierwolf & Nilson. The following financial information should be read in conjunction with the Financial Statements, and related notes thereto.


                                                For the year ended          For the three months ended
                                                  December 31,                      March 31,

 Statement of Operations Data:                  2003            2004            2004            2005
 -----------------------------                  ---             ---             ----            ----
 Net Sales..............................       $3,059,000      $3,062,000    $   583,000      $   528,000
 Net cost of sales.......................       2,086,000       1,217,000        227,000          214,000
 Operating expenses......................       4,113,000       2,237,000        716,000          648,000
 Operating loss..........................      (3,140,000)       (392,000)      (360,000)        (334,000)
 Other income (expense)..................         (21,000)        456,000         (4,000)          11,000
 Net income (loss).......................      (3,161,000)         64,000       (364,000)        (323,000)
 Net income (loss) applicable to common
         shareholders....................      (3,431,000)         10,000       (364,000)        (323,000)
 Net income (loss) per common share......           $(.14)             --         $(0.01)          $(0.01)
 Shares used in computing net loss per share   24,058,000      25,405,000     22,373,000       27,121,000



                                                              As of                 As of
 Balance Sheet Data:                                  December 31,  2004    March 31, 2005
 ------------------                                   ------------------    --------------
 Current assets....................................        $1,573,000          $1,393,000
 Current liabilities...............................         1,657,000           1,584,000
 Working capital (deficit).........................          (84,000)           (191,000)
 Total assets......................................         2,361,000           2,158,000
 Accumulated deficit...............................      (56,807,000)        (57,130,000)
 Stockholder's equity .............................           690,000             569,000


                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements reflect its current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

Critical Accounting Policies

         Revenue Recognition. We recognize revenue in compliance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB 101), as revised by Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104). SAB 101 and SAB 104 detail four criteria that must exist before revenue is recognized:

         1. Persuasive evidence of an arrangement exists. Prior to shipment of product, we require a signed purchase order and, depending upon the customer, a down payment toward the final invoiced price or full payment in advance with certain international product distributors.

         2. Delivery and performance have occurred. Unless the purchase order requires specific installation or customer acceptance, we recognize revenue when the product ships. If the purchase order requires specific installation or customer acceptance, we recognize revenue when such installation or acceptance has occurred. Title to the product passes to the customer upon shipment. This revenue recognition policy does not differ among the various different product lines. We guarantee the functionality of its product. If our product does not function as marketed when received by the customer, we either make the necessary repairs on site or have the product shipped to us for the repair work. Once the product has been repaired and retested for functionality, it is re-shipped to the customer. We provide warranties that generally extend for one year from the date of sale. Such warranties cover the necessary parts and labor to repair the product as well as any shipping costs that may be required. We maintain a reserve for estimated warranty costs based on its historical experience and management's current expectations.

         3. The sales price is fixed or determinable. The purchase order received from the customer includes the agreed upon sales price. We do not accept customer orders, and therefore do not recognize revenue, until the sales price is fixed.

         4. Collectibility is reasonably assured. With limited exceptions, we require down payments on product prior to shipment. In some cases, we require payment in full prior to shipment. We also perform credit checks on new customers and ongoing credit checks on existing customers. We maintain an allowance for doubtful accounts receivable based on historical experience and management's current expectations.

         Recoverability of Inventory. Since our inception, we have purchased several complete lines of inventory. In some circumstances we have been able to utilize certain items acquired and others remain unused. On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined not to be recoverable and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced.

         Recoverability of Goodwill and Other Intangible Assets. Our intangible assets consist of goodwill, product and technology rights, engineering and design costs, and patent costs. Intangibles with a determined life are amortized on a straight-line basis over their determined useful life and are also evaluated for potential impairment if events or circumstances indicate that the carrying amount may not be recoverable. Intangibles with an indefinite life, such as goodwill, are not amortized but are tested for impairment on an annual basis or when events and circumstances indicate that the asset may be impaired. Impairment tests include comparing the fair value of a reporting unit with its carrying net book value, including goodwill. To date, our determination of the fair value of the reporting unit has been based on the estimated future cash flows of that reporting unit.

         Allowance for Doubtful Accounts. We record an allowance for doubtful accounts to offset estimated uncollectible accounts receivable. Bad debt expense associated with the increases in the allowance for doubtful accounts is recorded as part of general and administrative expense. Our accounting policy generally is to record an allowance for receivables over 90 days past due unless there is significant evidence to support that the receivable is collectible.

General

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements, which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.

         We are engaged in the design, development, manufacture and sale of high technology diagnostic and surgical eye care products. Given the "going concern" status of Paradigm Medical, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow. As seen in the results for the twelve months ended
December 31, 2004, diagnostic products have been the major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. We do not focus on a specific diagnostic product or products but, instead, on this entire diagnostic product group.

         During the year ended December 31, 2004, we recorded a reduction in the warranty accrual of approximately $308,000. This reduction was a result of a comprehensive analysis by management regarding historical warranty costs. Historically, we have recorded a monthly warranty expense and related increase to the warranty accrual. However, in recent periods the usage of the warranty accrual has continued to decline. After reviewing the recent historical data, management determined that the warranty accrual should be reduced by approximately $308,000. Management will continue to closely monitor the warranty accrual usage to ensure that the proper amount has been accrued.

         During the twelve months ended December 31, 2003, management made certain adjustments to the financial statements, including a decrease in the reserve for obsolete or estimated non-recoverable inventory of $484,000, consisting of an increase in the reserve of $403,000, offset by a decrease of $887,000 due to the sale of the SIStem(TM) and the Odyssey(TM) product lines, which were fully reserved. We also recorded a net increase in the allowance for doubtful accounts receivable of $123,000, impairment of intangibles of $150,000, and increases in accruals to settle outstanding disputes in the amount of $443,000.

         Our ultrasound diagnostic products include a P55 pachymetric analyzer, a P37 Ultrasound A/B Scan, a P40, a P45 and a P60 Ultrasound Biomicroscope, the technology for which was acquired from Humphrey Systems in 1998. We introduced the P45 biomicroscope in the fall of 2000, which combines the A/B Scan and the biomicroscope into one instrument. In March 2005, we introduced the P60 biomicroscope, a fourth generation of UBM devices, which has better visual clarity and image flexibility than earlier versions. In addition, we market our Blood Flow Analyzer(TM) acquired in the purchase of Ocular Blood Flow Ltd. in June 2000. Other diagnostic products are the Dicon(TM) LD400 Auto Perimeter and the Dicon (TM) CT200e Corneal Topographer, which were acquired in the acquisition of Vismed d/b/a Dicon in June 2000. We purchased the inventory, design and production rights of the SIStem(TM) , the Odyssey and the Surgetrol from Mentor Corporation in October 1999, which was designed to perform minimally invasive cataract surgery. In November 1999, we entered into a Mutual Release and Settlement Agreement with the manufacturer of the Precisionist ThirtyThousand(TM), in which we purchased the raw materials and finished goods inventory to bring the manufacturing of this product in-house. During the fourth quarter of 2003, we sold all inventory and rights associated with the SIStem(TM) and Odyssey(TM) for $125,000. This transaction resulted in sales of $125,000 with no cost of sales because a reserve for obsolete inventory had been recorded on all SIStem(TM) and Odyssey(TM) inventory.

         Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2004, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Due to the lack of current evidence to support recoverability, we have recorded an inventory reserve to offset the inventory associated with the Precisionist Thirty Thousand(TM) and the Photon(TM) as well as certain other inventory items that are estimated to be non-recoverable due to the lack of significant turnover of such items in recent periods.

         We have shown improvement in our manufacturing efficiencies, as well as the timeliness and the quality of our services to our customers. For example, a great deal of the improvement is attributable to reforms in operations, which enabled dramatically improved availability of product and decreased lead times. Additional reorganization of services enabled substantially reduced wait times and reserve requirements. Specifically, during 2004, we were able to record an increase in income of approximately $300,000 from a reduction in warranty reserves. This reduction was a result of a comprehensive analysis by management regarding historical warranty costs. Historically, we have recorded a monthly warranty expense and related increase to the warranty accrual; however, in recent periods the usage of the warranty accrual has continued to decline. After reviewing the recent historical data, we determined that the warranty accrual should be reduced by approximately $300,000. We will continue to closely monitor the warranty accrual usage to ensure that the proper amount has been accrued.

         Activities for the twelve months ended December 31, 2004 and 2003 included sales of our products and related accessories and disposable products. On March 18, 2004, we named John Y. Yoon as the new President and Chief Executive Officer. Mr. Yoon replaced Jeffrey F. Poore who served as President and Chief Executive Officer from March 19, 2003 to March 18, 2004. We named a new Vice President of Sales and Marketing, Ray Cannefax, during the first quarter of 2003, and a new Vice President of Finance and Chief Financial Officer, Gregory C. Hill, during the second quarter of 2003. Mr. Hill resigned as Vice President of Finance and Chief Financial Officer on December 5, 2003. Mr. Cannifax resigned as Vice President of Sales and Marketing on April 19, 2005.

         On March 18, 2004, we named a new President and Chief Executive Officer, John Y. Yoon. On March 23, 2004, we named as new Vice President of Operations and Chief Operating Officer, Aziz A. Mohabbat. On May 23, 2005, we named as new Vice President of Engineering, Frederick D. Geiger.

         On May 7, 2002, we received a letter from the FDA requesting further clinical information regarding the Photon(TM). We are in the process of generating the additional clinical information in response to the letter. We cannot market or sell the Photon(TM) in the United States until FDA approval is granted. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing our efforts to educate the payors of Medicare claims throughout the country about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the providers. These efforts should lead to a more positive effect on sales.

         In April 2001, we received written authorization from the CPT Editorial Research and Development Department of the American Medical Association to use a common procedure terminology or CPT code number 92120 for its Blood Flow Analyzer(TM), for reimbursement purposes for doctors using the device. However, certain insurance payors have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We believe the reasons why insurance payors initially elected not to reimburse doctors using the CPT code were the relatively high volume of claims that began to be submitted under CPT code number 92120 compared to the limited volume of claims previously submitted under this code, and the time consumed by the Blood Flow Analyzer(TM) test, which some payors may have believed was less than what is allowed under CPT code number 92120. This trend began shortly after insurance payors were presented with reimbursement requests under this code, and we believe these reasons were the basis for the initiation of nonpayment.

         The  impact  of  this  nonpayment  by  certain  payors  on  our  future operations  is a lower  volume  of sales,  particularly  in those  states  where reimbursement is not yet approved or is delayed. Currently, there is reimbursement by insurance payors in 22 states and partial reimbursement in four other states. As insurance payors have the prerogative whether to provide reimbursement to doctors using the Blood Flow Analyzer(TM), we are continuing to work with insurance payors in states where there is no reimbursement to doctors using the CPT code to demonstrate the value of the instrument. However, some insurance payors are currently not providing reimbursement to doctors where a regional or state administrator of Medicare has elected not to provide Medicare coverage for the Blood Flow Analyzer(TM). We are continuing to work with the regional and state administrators of Medicare who have denied Medicare coverage for the Blood Flow Analyzer(TM) to demonstrate the value of the instrument.

         There were a number of factors that contributed to the decrease in sales of the Blood Flow Analyzer (TM) and other products. September 11, 2001, the ensuing Afghanistan conflict, and the Iraq war had a significant impact on our international sales. The U.S. recessionary economic trend has impacted its domestic sales. Additionally, we restructured our sales organization and sales channels by decreasing our direct sales force who are full-time employees from 10 direct sales employees on January 1, 2003, to five direct sales employees on December 31, 2004. The dependent sales force was reduced because we do not have sufficient revenues to justify the larger direct sales force. One of the challenges for fiscal 2005 will be the judicious reconstruction of the sales force in anticipation of increased sales.

         We intend to increase our efforts to sell our diagnostic products through independent sales representatives and ophthalmic equipment distributors, which are paid commissions only for their sales. As of December 31, 2004, we had two independent sales representatives and two ophthalmic equipment distributors in the United States and 26 ophthalmic and medical product distributors outside the United States. We hope to benefit from these recently hired sales representatives and distributors in the United States as they gain familiarity, through training, of our diagnostic products. Due to concerns over the budget and the effectiveness of trade shows, we exhibited at only two trade shows during 2004. We monitor trade show attendance to determine the extent to which we will exhibit at future trade shows.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a privately held biotechnology based, cancer diagnostic and immunotherapy company, in which we acquired 2,663,254 of our shares, or 19.9% of our outstanding shares, and warrants to purchase 1,200,000 shares of common stock of International Bio-Immune Systems at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company, and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of common stock to International Bio-Immune Systems and its counsel. On August 3, 2004, we sold our investment in International Bio-Immune Systems for net proceeds of $505,000 pursuant to a stock purchase and sale agreement with William Ungar, a current director and shareholder of International Bio-Immune Systems. The securities sold to Mr. Ungar consisted of 2,663,254 common shares of International Bio- Immune Systems and warrants to purchase 1,200,000 common shares of International Bio-Immune Systems at $2.50 per share. Because, for book purposes, our investment in International Bio-Immune Systems had been reduced to $0, the full amount of the $505,000 received from the sale of the International Bio-Immune Systems common shares and warrants was reported as a gain in 2004.

Results of Operations

Three Months Ended March 31, 2005, Compared to Three Months Ended March 31, 2004

         Net sales for the three months ended March 31, 2005 decreased by $55,000, or 9%, to $528,000 as compared to $583,000 for the same period of 2004. This decrease was primarily due to decreased sales of the Blood Flow Analyzer(TM) and a softening of sales of the Dicon(TM) perimeters and corneal topographers.

         For the three months ended March 31, 2005, sales from our diagnostic products totaled $384,000, or 73% of total revenues, compared to $553,000, or 95% of total revenues for the same period of 2004. The remaining 27% of sales, or $146,000, during the three months ended March 31, 2005 was from parts, disposables, and service revenue.

         Sales of the P40 and P45 UBM Ultrasound Biomicroscopes were stable at $142,000 during the first quarter 2005, or 27% of total quarterly revenues, compared to $142,000, or 21% of total revenues, for the same period last year. Sales of the Blood Flow Analyzer(TM) decreased by $89,000 to $34,000, or 6% of total revenues, for the three months ended March 31, 2005, compared to net sales of $123,000, or 21% of total revenues during the same period in 2004. Sales from the P37 A/B Scan Ocular Ultrasound Diagnostic decreased to $11,000, or 4% of total revenues, for the quarter ended March 31, 2005, down slightly compared to $36,000, or 6% of total revenues, for the same period last year. Combined sales of the LD 400 and TKS 5000 Autoperimeters and the 200 Corneal Topographer were $186,000, or 35% of the total revenues, for the three months ended March 31, 2005, compared to $252,000, or 43% of total revenues, for the same quarter of 2004.

         Our sales have been lower due to an industry slow down. Additionally, sales of the Blood Flow Analyzer(TM) decreased due in part from the reorganization of our sales force. We anticipate reversing the downward trend in sales through additional efforts by us to gain more widespread support for the Blood Flow Analyzer(TM).

         For the three months ended March 31, 2005, gross profit decreased by 2%, to 59% of total revenues, compared to the 61% of total revenues for the comparable period of 2004.

         Marketing and selling expenses decreased by approximately $5,000, or 3%, to $180,000, for the three months ended March 31, 2005, from $185,000 for the comparable period in 2004. The reduction was due primarily to a reduced number of sales representatives and lower travel related and associated sales expenses.

         General and administrative expenses decreased by $46,000, or 17%, to $258,000 for the three months ended March 31, 2005, from $304,000 for the comparable period in 2004. The general and administrative expense savings reflected the on- going results of our cost reduction program and more aggressive budget management procedures implemented in the first quarter of 2005.

         In addition, during the first quarter of 2005, we issued 515,206 shares of common stock to two shareholders that had purchased shares of our Series G convertible preferred stock in a private offering. Under the terms of the private offering, we were required to file a registration statement with the Securities and Exchange Commission for the purpose of registering the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The shares were issued as a penalty for our not having a registration statement declared effective within 120 days of the initial closing of the private offering.

         Research, development and service expenses decreased $17,000, or 8%, for the three months ended March 31, 2005 to $210,000, compared to $227,000 recorded in the same period of 2004. Much of the improvement was from the continued benefit of the reorganization of the service department initiated in the second quarter of 2004, which is yielding not only cost improvement but dramatically lower response times and enabled clean up of the service unit backlogs.

Fiscal Year Ended December 31, 2004 Compared to Fiscal Year Ended December 31, 2003

         Net sales increased by $3,000, or 0.1%, to $3,062,000 for the twelve months ended December 31, 2004, from $3,059,000 for the comparable period in 2003. Sales of our diagnostic products and related accessories increased by $296,000, or 19%, to $2,780,000, or 91% of revenues, during the twelve months ended December 31, 2004 compared with $2,484,000, or 81% of total revenues, for the comparable period of 2003.

         In 2004, sales of our P40 and P45 UBM Ultrasound Biomicroscopes and related accessories were $855,000, or 28% of total revenues, compared to $615,000, or 20% of total revenues, in the same period of 2003. Sales from the Blood Flow Analyzer(TM) and related accessories increased by $175,000 to $674,000, or 22% of total revenues, during the year ended December 31, 2004 compared with $499,000, or 13% of total revenues, in the same period of 2003.

         During 2004, sales from the P37 A/B Scan Ocular Ultrasound Diagnostic increased to $257,000, or 8% of total revenues, slightly up from the $133,000, or 4% of total revenues, in the same period last year. Sales of the LD 400 and TKS 5000 Autoperimeters and the CT 200 Corneal Topographer and related accessories were slightly lower, with total revenue of $1,022,000, or 33% of total revenues, in 2004 compared with $1,100,000, or 36% of total revenues, during the same period of 2003.

         Sales of surgical products are at a standstill pending FDA approval of the Photon(TM) laser system. In the twelve month period ended December 31 2004, we realized a loss of $3,000 in the surgical line consisting of the
Precissionist Thirty Thousand (TM) and the Photon(TM) laser system. This compared to $94,000 in sales for the comparable period of 2003, which was mainly from the sale of the SIStem(TM) and Odyssey(TM) product lines.

         There were a number of material reasons that contributed to flat sales during the twelve months ended December 31, 2004, compared to the period of 2003. Along with generally weak economic conditions in the United States, we initiated aggressive cost cutting efforts and were able to successfully reduce operating expenses. One of the negative consequences of such aggressive cost cutting was a slow down in the upgrade programs for our product lines. Our objective is to focus its sales efforts on the products with the highest potential for sales and strong margins.

         During 2004, we hired three sales representatives and replaced one bringing the total to four domestic and one international sales representative and one independent representative. International sales were impacted by weakness in the economies of the large industrial countries and by the residual impact of the situation in the Middle East, which had a negative impact on sales to the Middle East, Pakistan, India and other countries in that region.

         Gross profit for the twelve months ended December 31, 2004 increased to 60% of total revenues, compared to 32% of total revenues for the same period in 2003. The increase was mainly due to an increase in the inventory reserve of $403,000 in the twelve months ending December 31, 2003. The $403,000 increase in inventory reserve in 2003 resulted in an increase to cost of sales. There was no increase or decrease to cost of sales as a result of a change to the reserve for obsolete inventory in 2004. The other major contributing factor to the improved margins was greater operational efficiencies and more timely production planning and scheduling.

         On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined not to be recoverable and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. Such analysis resulted in a material increase in the reserve for obsolete or estimated non-recoverable inventory in 2003. There can be no assurance that we will not identify further obsolete inventory due to significant declines in sales of certain products or technological advances of products in the future. We intend to make efforts to sell many of these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced. We do not expect the sales of these items to be significant in the future.

         During 2003, we Company sold all inventory, rights, and technology related to the SIStem(TM) and Odyssey(TM) product lines for $125,000. All of the inventory sold in this transaction had previously been fully reserved. Therefore, upon the sale, we reduced inventory by $887,000 for the original book value of the inventory, reduced the reserve of $887,000, and recorded revenue for the cash received of $125,000.

         Marketing and selling expenses decreased by $119,000, or 13%, to $801,000 for the twelve months ended December 31, 2004, from $920,000 for the comparable period in 2003. This reduction was due primarily to more effective use of marketing programs. During this period three additional full-time salespersons were added, a print advertising campaign initiated, and plans were made to support a major trade show in the fourth quarter of 2004. At the same time, the use of consultant services declined considerably enabling an overall savings.

         General and administrative expenses decreased by $1,572,000, or 64%, to $874,000 for the twelve months ended December 31, 2004, from $2,446,000 for the same period in 2003. The favorable reduction in general and administrative expense in 2004 also reflected the ongoing results of our new budget management and cost reduction programs. In addition, during the period ended December 31, 2004, we recorded a reduction in the warranty accrual of approximately $308,000. This reduction was a result of a comprehensive analysis by management regarding historical warranty costs. Historically, we have recorded a monthly warranty expense and related increase to the warranty accrual. However, in recent periods the usage of the warranty accrual has continued to decline. After reviewing the recent historical data, management determined that the warranty accrual should be reduced by approximately $308,000. Management will continue to closely monitor the warranty accrual usage to ensure that the proper amount has been accrued. The general and administrative expenses during the twelve months ended December 30, 2003 also included $443,000 in accruals to settle outstanding disputes.

         In addition, during 2004, we collected approximately $87,000 in receivables that were previously allowed in the allowance for doubtful accounts. During 2003, we increased the allowance for doubtful accounts by $123,000. General and administrative expense for the twelve months ended December 31, 2003 also included $259,000 for 1,562,000 shares of common stock issued to settle potential litigation. We issued 1,262,000 common shares to six investors due to a dispute arising from a private offering that was completed on January 22, 2003. We agreed to issue the shares to the investors in the offering at $.25 per share rather than $.50 per share, the original offering price (or an additional 1,262,000 shares) to resolve a dispute with the investors concerning certain statements made by a former officer in connection with the sale of said shares. The additional 300,000 shares were issued to settle an outstanding dispute with a consultant regarding services performed by such consultant.

         Research and development expenses decreased by $265,000, or 26%, to $768,000 for the twelve months ended December 31, 2004, from $1,033,000 for the same period in 2003. Expenses associated with the development of new products during 2004 decreased compared to 2003, as a result of our efforts to reduce costs and focus on products that are fully developed with the highest potential for sales and high margins.

         There was no impairment of assets for the twelve months ended December 31, 2004, compared to $150,000 in 2003. The impairment expense for 2003 was due to a reduction in the value of certain intangible assets based on their then current estimated fair value.

         Due to our ongoing cash flow difficulties, most of our vendors and suppliers were contacted during 2003 and 2004 with attempts to negotiate reduced payments and settlement of outstanding accounts payable. While some vendors refused to negotiate and demanded payment in full, some vendors were willing to settle for a reduced amount. The accounts payable forgiven by vendors and suppliers resulted in a gain of $206,000 and $436,000 during the years ended December 31, 2004 and 2003, respectively.

         Other income mainly consisted of a gain recorded from the sale of our investment in International Bio-Immune Systems, Inc. In July 2004, we sold our investment in International Bio-Immune Systems, Inc. for net proceeds of $505,000 cash. Because, for book purposes, our investment in International Bio-Immune Systems had previously been reduced to $0, the full amount of $505,000 was recorded as a gain in 2004.

Liquidity and Capital Resources

         We used $197,000 cash in operating activities for the three months ended March 31, 2005, compared to $19,000 for the three months ended March 31, 2004. The increase in cash used for operating activities for the three months ended March 31, 2005 was primarily attributable to net loss and decreases in accounts payable and accrued liabilities. Net cash provided in financing activities was $136,000 for the three months ended March 31, 2005, versus cash used of $13,000 in the same period in 2004. We had working capital deficit of $191,000 as of March 31, 2005. In January 2005, we sold 2,000,000 shares of common stock to an accredited investor for $150,000 cash. In the past, we have relied heavily upon sales of our common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future.

         We used $477,000 cash in operating activities for the twelve months ended December 31, 2004, compared to $707,000 for the twelve months ended December 31, 2003. The reduction in cash used by operating activities for the twelve months ended December 31, 2004 was primarily attributable to a significant reduction in net loss and decreases in accounts receivable and inventory, partially offset by a decrease in accrued liabilities. Our efforts to substantially reduce costs and manage current assets and current liabilities continued to minimize cash used for operating activities. Net cash used in financing activities was $56,000 for the twelve months ended December 31, 2004, versus cash provided of $647,000 in the same period in 2003. During the twelve months ended December 31, 2004, we did not sell any shares of common or preferred stock. In the past, we have relied heavily upon sales of the Company's common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future.

         We will continue to seek funding to meet our working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and private placements of our securities; and bank borrowings. In July 2004, we sold our investment in International Bio-Immune Systems, Inc. for net proceeds of $505,000 in cash. We are uncertain whether or not the combination of the cash received from the sale of International Bio-Immune Systems, Inc. stock and the benefits from sales of our products will be sufficient to assure our operations through December 31, 2005. We will continue to seek funding through the sale of common and preferred stock.

         As of December 31, 2004, we had net operating loss carryforwards (NOLs) of approximately $48 million. These loss carryforwards are available to offset future taxable income, if any, and have begun to expire in 2001 and extend for twenty years. Our ability to use net operating loss carryforwards (NOLs) to offset future income is dependant upon certain limitations as a result of the pooling transaction with Vismed and the tax laws in effect at the time of the NOLs can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of change of ownership.

         As of March 31, 2005, we had accounts payable of $745,000, a significant portion of which was over 90 days past due. We have contacted many of the vendors or companies that have significant amounts of payables past due in an effort to delay payment, renegotiate a reduced settlement payment, or establish a longer term payment plan. While some companies have been willing to renegotiate the outstanding amounts, others have demanded payment in full. Under certain conditions, including but not limited to judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments at that time. In addition to the accounts payable noted above, we also have non-cancelable capital lease obligations and operating lease obligations that require the payment of approximately $140,000 in 2005, and $14,000 in 2006.

         We have taken numerous steps to reduce costs and increase operating efficiencies. These steps consist of the following:

         1. We closed our San Diego facility. In so doing, numerous manufacturing, accounting and management responsibilities were consolidated. In addition, such closure resulted in significant headcount reductions as well as savings in rent and other overhead costs.

         2. We have significantly reduced the use of consultants, which has resulted in a large decrease to these expenses.

         3. We have reduced our direct sales force to five representatives, which has resulted in less payroll, travel and other selling expenses.

         Because we have significantly fewer sales representatives, our ability to generate sales has been reduced.

         We have taken measures to reduce the amount of uncollectible accounts receivable such as more thorough and stringent credit approval, improved training and instruction by sales personnel, and frequent direct communication with the customer subsequent to delivery of the system. The allowance for doubtful accounts was 14% of total outstanding receivables as of December 31, 2004 and 40% as of December 31, 2003. The allowance for doubtful accounts has decreased from $470,000 at December 31, 2003 to $101,000 at December 31, 2004. The decrease in the allowance for doubtful accounts was the result of the collection of approximately $87,000 of receivables that was previously allowed as part of the allowance for doubtful accounts and the write off of $282,000 of receivables against the allowance. The downturn in the economy worldwide has resulted in increased difficulty in collecting certain accounts. Certain international dealers have some aged unpaid invoices that have not been resolved. We have addressed its credit procedures and collection efforts and have instituted changes that require more payments at the time of sale through letters of credit and not on a credit term basis.

         We intend to continue our efforts to reduce the allowance for doubtful accounts as a percentage of accounts receivable. We have ongoing efforts to collect a significant portion of the sales price in advance of the sale or in a timely manner after delivery. During the twelve months ended December 31, 2004, we had a net recovery of receivables previously allowed for of $87,000, and during the twelve months ended December 31, 2003, we added a net of $123,000 to the allowance for doubtful accounts. We believe that by requiring a large portion of payment prior to shipment, it has greatly improved the collectibility of our receivables.

         We carried an allowance for obsolete or estimated non-recoverable inventory of $1,418,000 at December 31, 2004 and $1,642,000 at December 31, 2003, or approximately 66% and 62% of total inventory, respectively. This inventory reserve was decreased by $224,000 during the twelve months ended December 31, 2004 due to direct write-off of inventory against the reserve. Therefore, this decrease in the reserve did not impact costs of sales. Our means of expansion and development of product has been largely from acquisition of businesses, product lines, existing inventory, and the rights to specific products. Through such acquisitions, we have acquired substantial inventory, some of which the eventual use and recoverability was uncertain. In addition, we have a significant amount of inventory relating to the Photon(TM) laser system, which does not yet have FDA approval in order to sell the product domestically. Therefore, the allowance for inventory was established to reserve for these potential eventualities.

         On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined not to be recoverable and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced. During the fourth quarter of 2003, we sold all inventory and rights associated with the Phaco SIStem(TM) and Odyssey(TM) for $125,000. Because the full amount of inventory related to the SIStem(TM) and Odyssey(TM) had been fully reserved, no cost of sales were recorded in connection with this sale, thus resulting in gross profit equal to the sales price of $125,000. We do not expect the sales of these items, if any, to be significant in the future.

         At this time, our Photon(TM) Laser Ocular Surgery Workstation requires regulatory FDA approval in order to be sold in the United States. Any possible future efforts to complete the clinical trials on the Photon(TM) in order to file for FDA approval would depend on our obtaining adequate funding. We estimate that the funds needed to complete the clinical trials in order to obtain the necessary regulatory approval on the Photon(TM) to be approximately $225,000.

Effect of Inflation and Foreign Currency Exchange

         We have not realized a reduction in the selling price of our products as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with our foreign customers. All sales transactions to date have been denominated in U.S. Dollars.

Impact of New Accounting Pronouncements

         In December 2003, the FASB issued Interpretation No. 46 ("FIN 46R") (revised December 2003), Consolidation of Variable Interest Entities, an
Interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (FIN
46), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after January 31, 2003 and no later than the end of the first reporting period that ends after December 15, 2004. The adoption of FIN 46 had no effect on our consolidated financial position, results of operations or cash flows.


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

         In November 2004, the FASB issued SFAS 151 "Inventory Costs--an amendment of ARB No. 43." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "[u]nder some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe adoption of SFAS 151 will have any impact on our consolidated financial statements.

         In December 2004, FASB issued SFAS 153 "Exchanges of Nonmonetary Assets--an amendment of APB Opinion No. 29." The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. We do not believe adoption of SFAS 153 will have any impact on our consolidated financial statements.

         In  December  2004,  the FASB issued FASB  Statement  No. 123  (revised
2004), "Share Based Payment." Statement 123(R) addresses the accounting for share based payment transactions in which an enterprise receives employee services  in  exchange  for (a)  equity  instruments  of the  enterprise  or (b)
liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant date fair value of stock options and other equity based compensation issued to employees in the income statement. The revised statement generally requires that an entity account for those transactions using the fair value based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees", which was permitted under Statement 123, as originally issued. The revised statement requires entities to disclose information about the nature of the share based payment transactions and the effects of those transactions on the financial statements.

         Statement 123(R) is effective for public companies that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public companies that file as small business issuers, Statement 123(R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 (i.e., first quarter 2006 for the Company). All public companies must use either the modified prospective or the modified retrospective transition method. Early adoption of this statement for interim or annual periods for which financial statements or interim reports have not been issued is encouraged. We believe that the adoption of this pronouncement may have a material impact on our financial statements.

                                    BUSINESS

General

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. We market two cataract surgery systems with related accessories and disposable products. Our cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Due to the lack of FDA approval and the lack of current evidence to support recoverability, we have recorded an inventory reserve to offset the majority of the inventory associated with the Photon(TM). In addition, most inventory associated with the Precisionist Thirty Thousand(TM) has been reserved for due to the estimated lack of recoverability. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products. The Photon(TM) can be sold in markets outside of the United States. Both the Photon(TM) and the Precisionist ThirtyThousand(TM) are manufactured as an Ocular Surgery Workstation(TM). We are considering marketing the Photon(TM) and other lasers for use in eye care.

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

         Our diagnostic products include a pachymeter, the P55 Pachymetric Analyzer, the P37 A/B Scan Ocular Ultrasound Diagnostic, the P40 UBM Ultrasound Biomicroscope, the P45 Plus UBM Biomicroscope, the P60 UBM Ultrasound Biomicroscope, the Dicon(TM) LD 400 Autoperimeter, the Dicon(TM) TKS 500
Autoperimeter, the Dicon(TM) CT 200 Corneal Topographer and the Blood Flow Analyzer(TM). The diagnostic ultrasound products including the P55 pachymeter, the P37 A/B Scan, the P40 biomicroscope and the P45 Plus biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss in 1998. We developed and offered for sale in the fall of 2000 the P45, which combines the P37 A/B Scan and the UBM biomicroscope into one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We purchased Ocular Blood Flow, Ltd. in June 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. In March 2005, we developed and offered for sale the P60 Ultrasound Biomicroscope, the fourth generation of UBM devices, which has better visual clarity and image flexibility than earlier versions. We are currently developing additional applications for all of our diagnostic products.

         A cataract is a condition that largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for measurement of intraocular pressure and pulsatile ocular blood flow for the detection of glaucoma and other retina related diseases. Ocular blood flow is critical, the reduction of which may cause nerve fiber bundle death through oxygen deprivation, thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. In June 2000, we purchased Occular Blood Flow, Ltd., the manufacturer of the Blood Flow Analyzer(TM). The terms and conditions of the sale were $100,000 in cash and 100,000 shares of common stock. In April 2001, we received authorization to use a common procedure terminology or CPT code from the American Medical Association for procedures performed with the Blood Flow Analyzer(TM) , for reimbursement purposes for doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM).

         On July 23, 1998, we entered into an agreement for purchase and sale of assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor-based line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 78,947 shares of common stock which were issued to Humphrey Systems and 26,316 shares of common stock which were issued to business broker Douglas Adams. If the net proceeds received by Humphrey Systems from the sale of the shares issued pursuant to the Agreement was less than $375,000, after payment of commissions, transfer taxes and other expenses relating to the sale of such shares, we would be required to issue additional shares of common stock, or pay additional funds to Humphrey Systems as would be necessary to increase the net proceeds from the sale of the assets to $375,000. Since Humphrey Systems realized only $162,818 from the sale of 78,947 shares of our common stock, we issued 80,000 additional shares in January 1999 to enable Humphrey Systems to receive its guaranteed amount. The amount of $21,431 was paid to us as excess proceeds from the sale of this additional stock.

         The rights to the ophthalmic diagnostic instruments, which have been purchased from Humphrey Systems, complement both our cataract surgical equipment and our ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The P55 pachymetric measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric

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

applications including contact lens fitting. The P37 Ultrasonic A/B Scan combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The P40 UBM Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management. We introduced the P45 in the fall of 2000, which combines the P37 Ultrasonic A/B Scan, and the Ultrasonic Biometer in one machine.

         On October 21, 1999, we purchased Mentor's surgical product line, consisting of the Phaco SIStem(TM), the Odyssey(TM) and the Surg-E-Trol(TM). This acquisition was an attempt to round out our cataract surgery product line by adding entry-level, moderately priced cataract surgery products. The transaction was paid for with $1.5 million worth of our common stock. Due to the lack of sales volume of these products, they were determined to be obsolete and a reserve was established to offset all inventory associated with these products. During the fourth quarter of 2003, we sold all inventory and rights associated with the SIStem(TM) and Odyssey(TM) for $125,000 in cash.

         On June 5, 2000, we purchased Vismed Inc. d/b/a Dicon(TM) under a pooling of interest accounting treatment. The purchase included the Dicon(TM) perimeter product line consisting of the LD 400, the TKS 5000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView and the corneal topographer product line, the CT 200(TM), the CT 50 and an ongoing service and software business. Perimeters are used to determine retinal sensitivity testing the visual pathway. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Corneal topographers are used for the refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting.

         In January 2002, we purchased the Innovatome(TM) microkeratome of Innovative Optics, Inc. by issuing an aggregate of 1,272,825 shares of its common stock, warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141. We acquired from Innovative Optics raw materials, work in process and finished goods inventories. Additionally, we acquired the furniture and equipment used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades.

         We were unsuccessful in supplying the disposable blades. We discontinued the marketing and sales efforts of this product during the third quarter of 2002. On April 1, 2002, we entered into a consulting agreement with John Charles Casebeer, M.D. to develop and promote the microkeratome. For Dr. Casebeer's services during the period from April 1, 2002 to September 30, 2002, we issued him a total of 43,684 shares of our common stock, representing payment of $100,000 in stock for his services. On October 9, 2003, an additional 300,000 shares of our common stock was issued to Dr. Casebeer in settlement of a lawsuit he brought against us for additional consideration due under the consulting agreement. All assets acquired from Innovative Optics, including remaining inventory with a book value of $160,000 and equipment and intangible assets with a book value of $2,082,000, were written off during 2002.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation , in which we acquired 2,663,254 shares, or 19.9% of the outstanding shares of its common stock, and warrants to purchase 1,200,000 shares of its common stock of at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of our common stock to the company and its counsel.

         International Bio-Immune Systems, Inc. may sell the 300,000 shares of our common stock loaned by us and the proceeds therefrom shall be deemed a loan from us payable on the earlier of September 19, 2002, or the closing of any private placement or public offering of the securities of International Bio-Immune Systems, any merger involving more than 50% of the outstanding shares of International Bio-Immune Systems, or any sale, dissolution, transfer, or assignment of corporate assets other than in the ordinary course of business. Interest shall accrue on the unpaid principal of the loan at the rate of 10% per annum. If International Bio-Immune Systems did not sell the shares by September 19, 2004, it was required to return the shares, or any amount which has not been sold, to us. International Bio-Immune Systems currently controls the voting decisions regarding these shares. The President and Chief Executive Officer of International Bio- Immune Systems is Leslie F. Stern, who exercises sole voting and investment powers regarding the shares.

         On August 3, 2004, we sold our investment in International Bio-Immune Systems, Inc. for $533,000 pursuant to a stock purchase and sale agreement with William Ungar, a current director and shareholder of International Bio-Immune

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

Systems. The securities sold to Mr. Ungar consisted of 2,663,254 common shares of International Bio-Immune Systems and warrants to purchase 1,200,000 common shares of International Bio-Immune Systems at $2.50 per share.

         On December 3, 2003, we executed a purchase agreement with American Optisurgical, Inc. for the sale of the Mentor surgical products line, consisting of the Phaco SlStem(TM) and the Odyssey(TM). The assets sold in the transaction included patents, trademarks, software codes and programs, supplies, work in process, finished goods, and molds related to the equipment. The purchase price paid to us by American Optisurgical for the assets was $125,000. The purchase agreement also contained a noncompete provision in which we agreed for a period of three years from the closing date not to own, manage, operate or control any business that competes with cataract removal equipment substantially the same as the proprietary technology of the Phaco SlStem(TM) and the Odyssey(TM).

         On September 28, 2004, we entered into an Investment Banking Agreement with Alpha Advisory Services, Inc. Under the terms of the agreement, Alpha Advisory Services is to use its best efforts to provide the following services to us: (i) review of and make recommendations regarding our business plan and promotional materials; (ii) identify and contact potential investors in the United States and Europe for potential investment in our securities; (iii) organize meetings with potential investors and participate in such meetings; and
(iv) assist us in future financings, mergers, acquisitions and potential buyouts.

         The term of the agreement was for a period of three months, which was to be automatically renewed for successive one-year terms. Following the initial three month period, either party may terminate the agreement upon 15 days written notice to the other party. In consideration for the services to be performed under the agreement, Alpha Advisory Services is to receive a fee of $3,000 per month, plus reasonable travel and other expenses, and warrants to purchase 25,000 shares of our common stock at $.15 per share. The warrants are exerciseable, on a cashless basis, over a two year period from the date of issuance. On May 20, 2005, we provided notice to Alpha Advisory Services of our intention to terminate the agreement, effective as of June 4, 2005.

Background

         Corporate History: Our business originated with Paradigm Medical, Inc., a California corporation formed in October 1989. Paradigm Medical, Inc. developed our present ophthalmic business and was operated by our founders Thomas F. Motter and Robert W. Millar. In May 1993, Paradigm Medical, Inc. merged with Paradigm Medical Industries, Inc. At the time of the merger, we were a dormant public shell existing under the name French Bar Industries, Inc. French Bar had operated a mining and tourist business in Montana. Prior to its merger with Paradigm Medical, Inc. in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, we caused a 1-for-7.96 reverse stock split of our shares of common stock. We then acquired all of the issued and outstanding shares of common stock of Paradigm Medical, Inc. using shares of our own common stock as consideration. As part of the merger, we changed our name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of Paradigm Medical, Inc. assumed control of the company. In April 1994, we caused a 1-for-5 reverse stock split of our shares of common stock. In February 1996, we re-domesticated to Delaware pursuant to a reorganization.

Overview

         Disorders of the Eye: The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light-receptor cells. These cells convert light into nerve impulses that are transmitted right-side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

         Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye could all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye),

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

corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

         Ultrasound Technology: Ultrasound devices have been used in ophthalmology since the late 1960's for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

         Surgical use of ultrasonics in ophthalmology is limited to treatment of cataract lenses in the eye through a procedure called phacoemulsification or
"phaco." A primary objective of cataract surgeries is the removal of the opacified (cataract) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant. Phaco technology involves a process by which a cataract is broken into small pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand held probe. The fragments of cataracts tissue are then removed through aspiration. Phaco systems were first designed in the late 1960's after various attempts by surgeons to use other techniques to remove opacified lenses, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970's, ultrasound had proven to be the most effective technology to fragment cataracts. Market Scope's (Manchester,
Missouri), "The 2001 Report on the Worldwide Cataract Market", January 2001 indicates that phaco cataract treatment was the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

         Laser Technology: The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic procedures since the 1960's. Lasers emit photons into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid-state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissues. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses", thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and thus, the amount of surgical effect on the tissue.

         Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively noninvasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser is used in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma-induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoagulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, our Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with our proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

         Our principal proprietary surgical products are systems for use by ophthalmologists to perform surgical treatment procedures to remove cataracts. We have complete ownership of each product with no technological licensing limitations.

         Precisionist ThirtyThousand(TM): The Precisionist ThirtyThousand(TM) is our core phaco surgical technology. The Precisionist(TM) was placed into production and offered for sale in 1997. As a phaco cataract surgery system, we believe the Precisionist(TM) with its new fluidics panel is equal or superior to the present competitive systems in the United States. However, due to the lack of recent sales, the majority of our inventory associated with the Precisionist Thirty Thousand(TM) has been estimated to be obsolete and therefore a reserve for such inventory has been recorded. The system features a graphic color display and unique proprietary on board computer and graphic user interface linked to a soft key membrane panel for flexible programmable operation. The system provides real-time "on-the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high volume applications. In addition, the Precisionist(TM) provides one hundred preprogrammable surgery setups, with a second level of subprogrammed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes).

         The Precisionist(TM) also features our newly developed proprietary fluidics panel which is completely noninvasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and solves chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment. Sales of the Precisionist(TM) and related accessories were 0% of the total revenues in both 2004 and 2003, and 0% of the total revenues for the three months ended March 31, 2005.

         Ocular Surgery Workstation(TM): The Ocular Surgery Workstation(TM) comprises the base system of the Precisionist ThirtyThousand(TM) and is the first system to our knowledge, which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation(TM) utilizes an embedded open architecture computer developed for us and controlled by a proprietary software system developed by us that interfaces with all components of the system. Ultrasound, fluidics (irrigation), aspiration, venting, coagulation and anterior vitrectomy (pneumatic) are all included in the base model. Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion such as our Photon(TM) laser system and hardware for additional surgical applications are easily implemented by means of a preexisting expansion rack, which resides in the base of the Workstation(TM). These expanded capabilities could include, but would not be limited to laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the marketplace. If the FDA approves the Photon(TM), we will refer to the Workstation(TM) as the Photon(TM) Ocular Surgery Workstation(TM). To date, we have not commercially developed or offered for sale any other added hardware or software features to its Workstation(TM).

         Photon(TM) Laser System: The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to our Precisionist(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for us. The main elements of the laser system are the Nd:YAG laser module, Photon(TM) laser software package and interchangeable disposable hand held fiber optic laser cataract probe. The Photon(TM) laser utilizes the on board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP(TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build up in the eye. Our Phase I clinical trials demonstrated that this probe could easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology.

         The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques that utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the
Precisionist(TM). Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2004 and the three months ended March 31, 2005, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Due to the uncertainty surrounding the timetable for obtaining FDA approval and the lack of significant revenue from the other surgical products, we have recorded an inventory reserve against the majority of the inventory associated with the Photon(TM) and the Precisionist Thirty Thousand(TM). Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

         At some point in the future, we may intend, subject to economic feasibility and the availability of adequate funds, to refine the laser delivery system and laser cataract surgical technique used on soft cataracts through expanded research and clinical studies. Subject to the aforementioned constraints, we intend to refine the fluidics management system by improving chamber maintenance during surgical procedures and to develop techniques to optimize time and improve invasive techniques through expanded research and clinical studies. As far as we can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to denature cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

         Our laser system is based upon the concept that pulsed laser energy produced with the microprocessor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and can present risk of complication both during and after surgery. In contrast, our laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect (and can damage) non-cataracts tissues within the eye, our Photon(TM) laser cataract system should only affect tissues with which it comes into direct contact.

         In October of 2000, we received FDA approval for the Photon(TM) Workstation(TM) to be used with a 532mm green laser which is effective for medical procedures other than cataract removal, such as photocoagulation of retinal and venous anomalies within or outside the eye, pigmented lesions around the orbital socket, posterior or anterior procedures associated with glaucoma or diabetes and general photocoagulation for various dermatological venous anomalies including telangiectasia (surface veins), or commonly referred to as "spider veins". The goal is to be able to integrate multiple laser wavelengths into one system or workstation that can be used for multiple medical specialties. This approval represents only one of the potential applications that could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables.

         The Photon(TM) Ocular Surgery Workstation(TM) has not been commercially developed with any other added hardware or software features. There is no guarantee that the ophthalmic surgery market will accept the laser in this capacity or that the FDA will grant approval. Regulatory approval would require completion of pending Photon(TM) clinical trials and resubmission of a 510(k) predicate device application to the FDA. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2003, diagnostic products consisting mainly of the P40 UBM Ultrasound Biomicroscope, perimeter, CT 50 Corneal Topographer, and Blood Flow Analyzer(TM) are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Our focus is not on any specific diagnostic product or products, buy rather on the entire group of diagnostic products.

         The SIStem(TM) and the Odyssey(TM): The SIStem(TM) and the Odyssey(TM) have been our entry-level phacoemulsification systems. The SIStem(TM) and the Odyssey(TM) were designed to be a full featured, cost-effective, reliable phaco machines; however, due to the lack of sales in 2002, the products were determined to be obsolete. Sales of the SIStem(TM), the Odyssey(TM) and related accessories represented approximately 4% and 0% of the total revenues for fiscal years 2004 and 2003, respectively, and 0% of the total revenues for the three months ended March 31, 2005. On December 3, 2003, we completed the sale of the SIStem(TM) and the Odyssey(TM), including patents, trademarks, software codes and programs, supplies, work in process, finished goods and molds, to American Optisurgical, Inc.

         Surgical Instruments and Disposables: In addition to the cataract surgery equipment, our surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to us. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. We intend to expand its disposable accessories as it further penetrates the cataract surgery market and expands the treatment applications for its Workstation(TM). These products contributed approximately 0% of the total revenues for both 2004 and 2003, and 0% of the total revenues for the three months ended March 31, 2005.

         Diagnostic Eye Care Products: Glaucoma is a second leading cause of adult blindness in the world. Glaucoma is described as a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye, visual field and observation of the optic nerve head to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Some companies produce color Doppler equipment in the $80,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

         Blood Flow Analyzer(TM): In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for early detection and treatment management of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. This was our first diagnostic eye care device. The device is a portable desktop system that utilizes a proprietary and patented pneumatic Air Membrane Applanation Probe(TM) or AMAP(TM), which can be attached to any model of standard examination slit lamp, which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a waveform profile, which can be correlated to blood flow volume within the eye. A proprietary software algorithm developed by David M. Silver, Ph.D., at Johns Hopkins University, calculates the blood flow volume. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout, which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management.

         We market the Blood Flow Analyzer(TM) as a stand-alone model packaged with a custom built computer system. The Blood Flow Analyzer(TM) utilizes a single use disposable cover for the Air Membrane Applanation Probe(TM), a corneal probe which is shipped in sterile packages. The probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and the United States and has a patent pending in Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and we commenced selling the system in September 1997. In addition to the Humphrey products, this diagnostic product allowed us to expand its market to approximately 35,000 optometry practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for our surgical systems.

         In April 2001, we received written authorization from the CPT Editorial Research and Development Department of the American Medical Association to use common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), for reimbursement purposes for doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors. Currently, there is reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement in four other states. The amount of reimbursement to doctors using the Blood Flow Analyzer(TM) generally ranges from $56.00 to $76.00 per patient, depending upon the insurance payor. Insurance payors providing reimbursement for the Blood Flow Analyzer(TM) have the discretion to increase or reduce the amount of reimbursement. We are endeavoring to obtain reimbursement by insurance payors in other states where there is currently no reimbursement being made.

         The manufacturing activities for the Blood Flow Analyzer(TM) have been moved to the Salt Lake City facility from the outsourced plant located in England. On October 21, 2002, we received FDA approval on our 510(k) application for additional indications of use for the Blood Flow Analyzer(TM). The additional indications include pulsatile ocular blood flow and pulsatile ocular blood volume. These are diagnostic measurements that assess the hemodynamic and vascular health of the eye. Also, we are continuing our aggressive campaign to educate the insurance payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors using our Blood Flow Analyzer(TM). Sales of the Blood Flow Analyzer(TM) and related accessories accounted for approximately 19% and 16% of total revenues for the fiscal years ended December 31, 2004 and 2003, respectively, and 6% of total revenues for the three months ended March 31, 2005.

         Dicon(TM) Perimeters: Dicon(TM) perimeters consist of the LD 400, the TKS 5000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView. Perimeters are used to determine retinal sensitivity testing the visual pathway. Perimeters have become a standard of care in the detection and monitoring of glaucoma worldwide. Perimetry is reimbursable worldwide. The Dicon(TM) perimeters feature patented kinetic fixation and voice synthesis now in 27 different languages. Software programs are sold to assist in the analysis of the test results. Sales of the perimeters and related accessories generated approximately 27% of the total revenues for both 2004 and 2003, respectively, and 27% of the total revenues for the three months ended March 31, 2005.

         The LD 400FT, or Fast Threshold Autoperimeter, is the successor to the LD 400. The device is an autoperimeter used to measure patient visual fields. The LD 400FT is identical in hardware to the LD 400 but it uses new software to enable a fast threshold test. This test reduces the time required by ophthalmologists and optometrists conducting autoperimetry tests by more than 40% by running an abbreviated test at light levels determined to be sufficient to be seen in normal patients. The procedure currently takes more than 15 minutes. The fast threshold test by the LD 400FT is similar to tests by other devices on the market. Healthy patients will pass the test. Patients with reduced visual fields will be flagged by the test enabling the device to automatically run a more comprehensive examination to determine the extent of the visual field loss. All existing LD 400s can be upgraded to support the new fast threshold test through the purchase of a software package.

         Dicon(TM) Corneal Topographers: Dicon(TM) corneal topographers include the CT 200(TM) and the CT 50. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Clinical applications for corneal topographers include refractive surgery that eliminates the need for eyeglasses and optometric applications including contact lens fitting. Revenues from the topographer and related accessories were 6% and 9% of the total revenues for 2004 and 2003, respectively, and 3% of the total revenues for the three months ended March 31, 2005. An enhanced version of the CT 200(TM), the CT 2000(TM) was introduced during the first quarter of 2004. We are completing the development of upgrades to the CT 200(TM) and the CT 50 Corneal Topographer, which will be operating upon completion of the upgrades with Windows XP software rather than the former Windows 95 operating systems. We are also revising our upgrade to offer the CT 200(TM) with Windows 2000 software rather than the Windows XP software that we announced in August 2003.

         P55 Pachymetric Analyzer: The ultrasonic pachymeter is used for measurement of corneal thickness. The Model P55 is positioned as a standard office pachymeter. This device is targeted to the refractive surgery market and contributed approximately 3% of the total revenues for both 2004 and 2003, and 1% of the total revenues for the three months ended March 31, 2005.

         P20 A-Scan Biometric Ultrasound Analyzer: The A-Scan has been removed from our line of diagnostic products. The A-Scan is a prerequisite procedure reimbursed by Medicare and is performed before every cataract surgery. Over 5,000 A-Scan systems have been installed in the worldwide market, representing a substantial market opportunity for software upgrades and extended warranty contract sales. A-Scan sales were approximately 0% and 2% of the total revenues for both 2004 and 2003, respectively, and 0% of the total revenues for the three months ended March 31, 2005.

         P37 A/B Scan Ocular Ultrasound Diagnostic: The A/B Scan is used by retinal subspecialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point. Sales from this product were approximately 8% and 4% of the total revenues for 2004 and 2003, respectively, and 4% of the total revenues for the three months ended March 31, 2005.

         P40, P45 and P60 UBM Ultrasound Biomicroscopes: Humphrey Systems developed the P40 UBM Ultrasound Biomicroscope in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The P40 biomicroscope and its intellectual property were included in the purchase from Humphrey Systems and gives us the proprietary rights to this device. The P40 biomicroscope creates a high resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The P40 biomicroscope is an "enabling technology" for the ophthalmologist, one that we have repositioned for broader market sales penetration. Formerly sold only to glaucoma subspecialty practitioners, we reintroduced the P40 biomicroscope at a price point targeted for the average practitioners seeking to add glaucoma filtering surgical procedures and income to their cataract surgical practice.

         The P40 biomicroscope related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions us with our proprietary P40 biomicroscope and to our knowledge, the only commercially viable product of this type on the market, as a leader in the rapidly expanding glaucoma imaging and treatment segment. In the fall of 2000 we introduced the P45 UBM Ultrasound Biomicroscope, which combines the P40 biomicroscope and the P37 A/B Scan Ocular Ultrasound Diagnostic in one instrument. We believe that by combining functions, the P45 biomicroscope will appeal to a broader market. The P40 biomicroscope and related accessories sales were approximately 12% and 7% of the total revenues for 2004 and 2003, respectively, and 2% of the total revenues for the three months ended March 31, 2005. The P45 UBM Ultrasound Biomicroscope and related accessories sales contributed approximately 16% and 13% of the total revenues for 2004 and 2003, respectively, and 25% of the total revenues for the three months ended March 31, 2005.

         On October 25, 2004, we entered into a Manufacturing and Distribution Agreement with E-Technologies, Inc., a Iowa based developer of software and related technology for technical applications. Under the terms of the agreement, E-Technologies granted to us the exclusive right to manufacture, market, sell and distribute an ultrasound biomicroscope. Upon execution of the agreement, we paid $30,000 to E-Technologies for engineering costs associated with the development of the biomicroscope. Once the bioimicroscope receives FDA approval, we agree to pay E-Technologies an additional fee of $45,000.

         In March 2005, we introduced the P60 UBM Ultrasound Biomicroscope. The P60 biomicroscope represents the fourth generation of UBM devices and has better visual clarity and image flexibility than earlier versions. On March 1, 2005, we were awarded the CE Mark for the P60, which enables us to market the device in 19 Western European countries and some parts of the Pacific Rim. On May 26, 2005, we received FDA 510(k) premarket approval for the P60, which allows us to sell the P60 in the United States. The P60 biomicroscope and related accessories sales were 0% of total revenues for 2004, and 17% of the total revenues for the three months ended March 31, 2005.

         In consideration for the exclusive right to manufacture and distribute the biomicroscope, we agree to pay E- Technologies the sum of $5,000 for each of the first 25 biomicroscopes sold by us. Thereafter, we agree to pay E-
Technologies the sum of $4,000 for each biomicroscope sold. As an additional condition, we agree to sell 25 biomicroscopes during the first 12 months after the biomicroscope receives FDA approval. The agreement is effective for a term of two years. After the expiration of the two year period, the agreement is to automatically renew for additional one year periods, unless either party elects to terminate the agreement upon at least 30 days prior written notice to the other party before the end of any term of the agreement.

         In July of 2000, we received ISO 9001 and EN 46001 certification using TUV Essen as the notified body. Under ISO 9001 certification, our products are now CE marked. The CE mark allows us to ship product for revenue into the European Community. We successfully retained our certification in 2002.

         Parts and Services: The parts and services revenue from the repair and service of equipment sold accounted for approximately 8% of the total revenues in both 2003 and 2002, and 7% of the total revenues for the three months ended March 31, 2005.

         Sales of other products represented 1% of the total revenues in both 2004 and 2003, and 3% of the total revenues for the three months ended March 31, 2005.

         The following table identifies each product class, status of commercial development, the percentage of sales contributed by that class, reimbursement status, and status of applicable United States and foreign regulatory approvals:


                                                      Commercial       Reimbursement       %2004       % 2005     Regulatory
      Product (1)             Product Class          Development           Status          Sales      Sales(2)    Approvals

 P55 Pachymetric         System, Imaging, Pulsed       Complete             Yes              3%          1%      FDA 510(K)
 Analyzer                    Echo Diagnostic                                                                     K844299*
                                                                                                                 ISO 9001: 1994, EN

 P20 A-Scan              System, Imaging, Pulsed     Discontinued           Yes              0%          0%      FDA 510(K)
 Biometric                   Echo Diagnostic                                                                     K844299*
 Ultrasound Analyzer                                                                                             ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 P37 A/B Scan             Transducer, Ultrasound       Complete             Yes              8%          4%      FDA 510(K)
 Ocular Ultrasound              Diagnostic                                                                       K844299*
 Diagnostic                                                                                                      ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 P40 UBM                 System, Imaging, Pulsed       Complete             Yes             12%          2%      FDA 510(K)
 Ultrasound                  Echo Ultrasound                                                                     K844299*
 BioMicroscope                  Diagnostic                                                                       ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 P45 UBM                 System, Imaging, Pulsed       Complete             Yes             16%         25%      FDA 510(K)
 Ultrasound                  Echo Ultrasound                                                                     K844299*
 Biomicroscope,                 Diagnostic                                                                       ISO 9001: 1994,
 Workstation Plus                                                                                                EN ISO 9001**

 P60 UBM                 System, Imaging, Pulsed       Complete             Yes              0%         17%      FDA 510(K)
 Ultrasound                  Echo Ultrasound                                                                     K844299*
 Biomicroscope,                 Diagnostic                                                                       ISO 9001: 1994,
 Workstation Plus                                                                                                EN ISO 9001**

 BFA Ocular Blood           Tonometer, Manual          Complete             Yes****         19%          6%      FDA 510(K)
 Flow Analyzer(TM)                 Diagnostic                                                                    K844299*
 and Disposables                                                                                                 ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 CT 200 Corneal            Topographer Corneal         Complete             Yes              6%          3%      FDA 510(K)
 Topography System              AC-Powered                                                                       K844299*
                                Diagnostic                                                                       ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 LD 400                    Perimeter, Automatic        Complete             Yes             24%         27%      FDA 510(K)
 Autoperimetry                  AC-Powered                                                                       K844299*
 System                         Diagnostic                                                                       ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 TKS 5000                  Perimeter, Automatic        Complete             Yes              3%          5%      FDA 510(K)
 Autoperimetry                 AC-Powered,                                                                       K844299*
 System                         Diagnostic                                                                       ISO 9001: 1994,
                                                                                                                 EN ISO 9001**

 Precisionist Thirty        Phacofragmentation         Complete             Yes              0%          0%      FDA 510(K)
 Thousand(TM), Ocular                                                                                            K844299*
 Surgery Workstation                                                                                             ISO 9001: 1994,
 with Surgical                                                                                                   EN ISO 9001**
 Equipment and
 Disposables

 SIStem(TM) and            Phacofragmentation           Sold                Yes              0%          0%      FDA 510(K)
 Odyssey(TM)(3)                                                                                                  K844299*


 Photon(TM) Laser, Ocular  Phacoemulsification BFA   In-Process (5)         No               0%          0%      IDE G940151
 Surgery Workstation               tips                                                                          ISO 9001: 1994,
 with Surgical                                                                                                   EN ISO 9001
 Equipment and
 Disposables(4)

 Parts and Services          Perimeter, BFA,          Complete             Yes               9%         10%     FDA 510(K) K844299*
                        Tonometer, Topographer,                                                                 ISO 9001: 1994,
                               Ultrasound                                                                       EN ISO 9001**
                         Workstations, Systems,
                                Imaging

 --------------------------

(1) Except for the Photon(TM) Ocular Surgery Workstation, which can only be sold in countries outside the United States, these products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates.

(2)      Sales for 2005 are for the three months ended March 31, 2005.

(3) Due to the lack of recent sales volume, the inventory associated with the Precisionist Thirty Thousand (TM), the SIStem(TM) and the Odyssey(TM) has been deemed obsolete and a reserve has been recorded to offset such inventory.

(4) Due to the lack of recent evidence to support the recoverability of inventory associated with the Photon(TM), we have recorded a reserve to offset the majority of such inventory on hand.

(5) The Photon(TM) is in-process and not complete because we have not completed the clinical trials in order to obtain FDA regulatory approval.

* FDA 510(K) K844299 represents domestic approval by U.S. Food and Drug Administration

**       ISO 9001: 1994, EN ISO 9001 represents international approval

***      IDE G940151 represents approval for international distribution only

**** Represents full reimbursement in 22 states and partial reimbursement in four other states.

         As detailed in the table above, except for the Photon(TM) Laser Ocular Surgery Workstation, which requires additional development and regulatory approvals, our current products are developed and available for sale in footnote
(1) of the table. Any possible future efforts to complete development of the Photon(TM) laser system and obtain the necessary regulatory approvals would depend on adequate funding. If these efforts were undertaken but proved to be unsuccessful, the impact would include the costs associated with these efforts and the anticipated future revenues that we would not receive as expected. The "Use of Proceeds" section provides information on the estimated application of proceeds for research and development. We anticipate that a majority of the estimated costs for research and development will be used for the enhancement and upgrading of our current products being offered for sale. We estimate that the liquidity needed to complete the clinical trials on the Photon(TM) in order to obtain the necessary FDA regulatory approval to be approximately $225,000.

         We currently purchase components and parts used in our products from a limited number of key suppliers. Our reliance on our principal suppliers could result in delays associated with redesigning a product due to an inability to obtain an adequate supply of required components and parts, and reduced control over pricing, quality and timely delivery. The loss of any of these principal suppliers or the inability of a supplier to meet performance and quality specifications, requested quantities or delivery schedules could cause our revenues to decline. In addition, any interruption or discontinuance in the supply of components or parts could have an adverse effect on our business, results of operation and financial condition. Our principal suppliers include Capistrano Labs, US Ultrasound and Anello.

Marketing and Sales

         Ophthalmologists are mainly office based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market, as recent demand for ultrasonic surgery technology has put pressure on the ophthalmologist, who in turn persuades the hospital to install the latest technology system so that he can offer this procedure to his patients and the community.

         Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

         Current Market Acceptance and Potential: The principal purchasers of our products have been ophthalmologists, optometrists and clinics in many countries throughout the world. We believe that the market for our products is being driven by: (i) the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years, (The National Eye Institute reported in March 2002 that the number of blind or visually impaired Americans is likely to double over the next 30 years.) (ii) the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa) into advanced technology medical care for their populations, (iii) increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure and (iv) the introduction of technology improvements such as our laser system.

         Marketing Organization: We market our products internationally through a network of dealers and domestically through direct sales representatives, independent sales representatives, and ophthalmic product distributors. As of December 31, 2003, we had ten direct domestic sales representatives in the United States and 65 foreign dealers. As of November 30, 2004, we had four direct domestic sales representatives in the United States and 28 foreign dealers. These sales representatives are assigned exclusive territories and have entered into contracts with us that contain performance quotas. Domestic sales channels have been expanded to include independent sales representatives and distributors who began training with our products in August 2003. We also plan to continue to market our products by identifying customers through internal market research, trade shows and direct marketing programs. We also utilize a Clinical Advisory Board comprised of leading ophthalmic surgeons in the United States and Europe who speak at conventions, train ophthalmologists and visit foreign doctors and dealers to promote our products.

         Product advertising is intended to be focused in the major industry trade newspapers. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in our technology and products, as evidenced by several recent front-page articles in these publications.

         Manufacturing and Raw Materials: Currently, we maintain a 23,238 square foot facility in Salt Lake City. We transferred the manufacturing activities for the Blood Flow Analyzer(TM) to San Diego from Ocular Blood Flow, Ltd. in England during 2001. During the second quarter of 2002, we consolidated and closed the San Diego operations into the Salt Lake City facility. The facility accommodates our manufacturing, marketing and engineering capabilities. We manufacture under systems of quality control and testing, which comply with the Quality System Requirements established by the FDA, as well as similar guidelines established by foreign governments, including the CE Mark and IS0-9001.

         We subcontract the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with our financial purchasing capabilities and pricing needs. We manufacture certain accessories and fluidics surgical tubing sets at our facility in Salt Lake City.

         Product Service and Support: Service for our products is overseen from our Salt Lake City location and is augmented by our international dealer network, which provides technical service and repair. Installation, on-site training and a limited product warranty are included as the standard terms of sale. We provide distributors with replacement parts at no charge during the warranty period. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. We maintain adequate parts inventory and provides overnight replacement parts shipments to its dealers.

         On July 11, 2002, we entered into a Major Account Facilitator Contract with Peter Kristensen and F. Briton McConkie. Under the terms of the contract, Messrs. Kristensen and McConkie agreed to serve as intermediators between us and an international agent or customer that would result in an order for 150 Photon(TM) laser systems in Asia. The contract provides that upon execution, we are to issue 100,000 shares of our common stock to Messrs. Kristensen and McConkie to cover all expenses associated with the pursuit of the transaction, and upon presentation of a verified order to us, we have agreed to issue an additional 100,000 shares of common stock to Messrs. Kristensen and McConkie. Upon completion, and delivery and receipt of payment in full from the international agent or customer for the 150 Photon(TM) laser systems, Messrs. Kristensen and McConkie would be issued an additional 480,000 shares of common stock for serving as transaction facilitator. We have issued a total of 100,000 shares of our common stock to Messrs. Kristensen and McConkie pursuant to the terms of the contract.

         Messrs. Kristensen and McConkie have retained Ralph Thompson of Novus Technologies, a Utah based firm, to assist in the marketing and sales of our Photon(TM) laser system in Asia. Mr. Thompson, who lived in China for over 10 years, represents U.S. businesses doing business in China. He currently makes trips to China on a regular basis on behalf of the businesses he represents. Although Mr. Thompson continues to represent us in the sale of our Photon(TM) laser system in Asia, he has not been successful to date in selling our Photon(TM) laser system to any customers in China or other Asian countries.

Research and Development

         Our primary market for our surgical products is the cataract surgery market. However, we believe that our laser systems may potentially have broader ophthalmic applications. Consequently, we believe that a strong research and development capability is important for our future. In addition to our expanded in-house research and development capabilities, we have enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities.

         We believe our research and development capabilities provide us with the ability to respond to regulatory developments, including new products, new product features devised from our users and new applications for our products on a timely and proprietary basis. We intend to continue investing in research and development and to strengthen our ability to enhance existing products and develop new products.

         Research, development and service expenses (which includes production and manufacturing support and the service department expenses) decreased by $264,000, or 26%, to $768,000 for the twelve months ended December 31, 2004, from $1,033,000 for the same period in 2003. None of the costs of research and development activities during 2004 and 2003 was borne directly by customers.

         From December 1, 2000 to November 30, 2002, we entered into a series of consulting agreements with Michael B. Limberg, M.D., in which he agreed to evaluate new technologies and instruments for us. For his services during that period, we issued Dr. Limberg a total of 48,000 shares of our common stock and warrants to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share.

         During the period in which Thomas F. Motter served as our chairman and chief executive officer, he formed a clinical advisory board and met from time to time with the board. Jeffrey F. Poore, who served as our president and chief executive officer from March 19, 2003 to March 18, 2004, decided not to utilize the clinical advisory board. Instead, he consulted with former members of the advisory board on an informal basis. John Y. Yoon, who currently serves as our president and chief executive officer, has also decided not to utilize the clinical advisory board. We currently have no agreements with any former members of the clinical advisory board and none of these former members hold or own any rights to our products or technologies.

Competition

         General. We are subject to competition in the cataract surgery and the glaucoma diagnostic markets from two principal sources: (i) manufacturers of competing ultrasound systems used when performing cataract treatments and (ii) developers of technologies for ophthalmic diagnostic and surgical instruments used for treatment. A few large companies that are well established in the marketplace have experienced management, are well financed and have well recognized trade names and product lines dominate the surgical equipment industry. We believe that the combined sales of five entities account for over 90% of the cataract surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

         Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

         The Cataract Surgical System Industry. The major manufacturers utilizing ultrasonic technology offer products currently in use. Those systems rely on accessories including single use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third party, lower cost aftermarket suppliers. While there is growing market resistance in the United States and internationally to single use cassettes, it is anticipated that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. Our Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow the health care providers a substantial measure of cost containment, while providing us with the quality control and income capability of cassette sales.

         The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and have provided a niche for the emerging smaller companies discussed above.

         Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, we are establishing ourself and, as yet, do not hold a significant share of the market. We currently recognize Bausch & Lomb, Alcon Laboratories, and Allergan Medical Optics as our primary competitors in the ultrasound phaco cataract equipment market.

         Laser Equipment Manufacturers. There are several other companies attempting to develop laser equipment for cataract surgery. These companies can be differentiated by the laser wavelength employed for the cataract surgery. Based on the information currently available to us; Er:YAG laser wavelength appears to offer a less viable means of removing cataracts than the Nd:YAG wavelength used by the Photon(TM). One competitor uses a Nd:YAG wavelength, however the laser is used only to vibrate an ultrasonic needle. Thus the device remains an ultrasonic system subject to the same risk factors of phaco, thereby eliminating the benefits of using a laser to remove the cataract. We also believe that our product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, we are seeking to exploit these opportunities. Depending upon further developments, we may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

         We believe that our ability to compete successfully will depend on our capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for our products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

         The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The National Eye Institute stated in 2002 that the number of visually impaired Americans is likely to double over the next three decades. Their report estimated that 2.4 million people suffer some visual impairment in this country. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and/or high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very nearsighted. The Glaucoma Research Foundation recommends that these high-risk individuals be tested regularly for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

         We are subject to intense competition in the ophthalmic diagnostic market from well financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which we believe account for the majority of diagnostic equipment sales. We continue to derive revenues from the sale of its ultrasound diagnostic equipment and blood flow analyzer. The blood flow analyzer is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. Other ophthalmic diagnostic devices that do not detect glaucoma in the early stages of the disease as does our analyzer retail at comparable prices. Thus, we believe that we can compete in the diagnostic market place based upon the lower price and improved diagnostic functions of the analyzer.

Intellectual Property Protection

         Our cataract surgical products are proprietary in design, engineering and performance. Our surgical ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

         We did acquire proprietary intellectual property in the transaction with Humphrey Systems when we purchased the diagnostic ultrasonic product line in 1999. This technology uses ultrasound to create a high resolution computer image of the unseen parts of the eye that is a "map" for the practitioner. The P40 UBM Ultrasound Biomicroscope, one of the ultrasonic products we purchased, is subject to a license agreement dated September 27, 1990, with Sunnybrook Health Science Center. Under the terms of the license agreement, we have the exclusive worldwide rights to manufacture and sell the UBM biomicroscope, for which we are required to pay a royalty of $150 for each licensed product sold. The license agreement was automatically terminated by its terms on September 27, 2002, at which time we had a royalty free worldwide license to use and sell the P40 UBM Ultrasound Biomicroscope. However, we have a continuing obligation after such termination to continue to use and sell the biomicroscope only in the field of ophthalmology.

         The Photon(TM) laser cataract probe is protected under a United States patent issued to Daniel M. Eichenbaum, M.D. in 1987 and subsequently assigned to PhotoMed International, Inc. and a Japanese patent issued to us in 1997 for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand held probe of a unique design. The United States patent expired in September 2004.

         We secured the exclusive worldwide rights to this patent shortly after its issue, and to the international patents pending, from PhotoMed by means of a license agreement dated July 7, 1993. The license agreement provided us with the rights to manufacture, distribute and sell a laser system using the Photon(TM) laser cataract probe and related components to customers on a worldwide basis, for which PhotoMed is to receive a 1% royalty on all net sales of such systems and related components sold worldwide.

         Under the license agreement PhotoMed is entitled to all royalty payments from net sales at the time of billing to the purchaser or within 30 days of the date of shipment, whichever occurs first. We are required each quarter to prepare a summary of sales and the royalties to which PhotoMed is entitled to be paid. The sales summary must list the number of surgical systems and disposable units sold in each country, the dollar value of gross and net sales, the amount of the royalty to which PhotoMed is entitled, and any other information requested by PhotoMed from time to time. Under the terms of the agreement, we have agreed to be actively engaged in either research and development of a salable product utilizing the patent or in marketing and selling such a product.

         The license agreement was amended on December 5, 1997 to allow PhotoMed the right to conduct research, development and marketing utilizing the patent in certain medical subspecialties other than ophthalmology for which we would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent. The license agreement expired when the United States patent rights expired in September 2004, but the license agreement could be automatically extended or renewed for any term of extension or renewal awarded for the patent rights. In addition, we have the right to terminate the license agreement at any time after July 7, 2003 upon 90 days prior written notice to PhotoMed.

         PhotoMed and Dr. Eichenbaum brought legal action against us on September 11, 2000 involving an amount of royalties that were allegedly due and owing to them from the sale of equipment by us. We have paid $14,736 to bring all royalty payments up to date through June 30, 2001. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the royalty calculations have been correctly made. It is anticipated that once the parties agree on the correct royalty calculations, the legal action will be dismissed. However, if the parties are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend the complaint to request termination of the license agreement and, if successful, we would lose our rights to manufacture or sell the Photon(TM) laser system.

         The Photon(TM) laser cataract probe is also protected under a United States patent issued to us in 2002 for a laser surgical device for the removal of intraocular tissue including a handpiece and a trap. The patent is due to expire in August 2019. There are also two pending United States patents relating to the Photon(TM) laser cataract probe.

         The Blood Flow Analyzer(TM) was granted a patent in the United Kingdom in 1998 and in the United States in 1999, and has a patent pending in Japan. These patents relate to pneumatic pressure probes for use in measuring change in intraocular pressure and in measuring pulsatile ocular blood flow. The United States patent rights expire in January 2019 and the United Kingdom patent rights expire in November 2015.

         The Dicon(TM) Perimeter and the Dicon(TM) Corneal Topographer each have a U.S. patent with a wide scope of claims. The United States patent for the Dicon(TM) Perimeter was issued in 1991 and the patent rights expire in March 2010. The United States patent for the Dicon(TM) Corneal Perimeter was issued in 2002 and the patent rights expire in January 2018.

         Our trademarks are important to our business. It is our policy to pursue trademark registrations for its trademarks associated with its products as appropriate. Also, we rely on common law trademark rights to protect its unregistered trademarks, although common law trademark rights do not provide us with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

         We also rely on trade secret law to protect some aspects of our intellectual property. All of our key employees, consultants and advisors are required to enter into a confidentiality agreement with us. Most of our third-party manufacturers and formulators are also bound by confidentiality agreements with us.

Regulation

         The FDA under the Food, Drug and Cosmetics Act regulates our surgical and diagnostic systems as medical devices. As such, these devices require Premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for us to show reasonable assurance of safety and effectiveness regarding our products. Pursuant to the Food, Drug and Cosmetics Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of Premarket clearance or approval for devices. Recommendations by the FDA that we not be allowed to enter into government contracts in order to avoid criminal prosecution may also be made.

         Following the enactment of the Medical Device Amendments to the Food, Drug and Cosmetics Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, premarketing notification and adherence to the FDA's Quality System Requirements regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive premarketing approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life sustaining, life supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

         There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a premarketing notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a premarketing approval, the manufacturer or distributor may seek FDA
Section 510(k) premarketing clearance for the device by filing a Section 510(k) premarketing notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an Investigational Device Exemption granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting premarketing clearance for the device. There can be no assurance that we will obtain Section 510(k) premarketing clearance for any of the future devices for which we seek such clearance including the Photon(TM) laser system.

         The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a premarketing approval, and allow the proposed

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device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a
determination   regarding   substantial   equivalence.   A  "not   substantially
equivalent" determination or a request for additional information could delay our market introduction of our products and could have a material adverse effect on our business, operating results and financial condition.

         The  alternate  method  to  seek  approval  is to  obtain  premarketing approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek premarketing approval for the proposed device. A premarketing approval application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a significant risk, the manufacturer or the distributor of the device will have to file an Investigational Device Exemption application with the FDA prior to commencing human clinical trials. The Investigational Device Exemption application must be supported by data, typically including the results of animal and mechanical testing. If the Investigational Device Exemption application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA.

         An Investigational Device Exemption clinical trial can be divided into several parts or phases. Sometimes a company will conduct a feasibility study (Phase I) to confirm that a device functions according to its design and operating parameters. This is a usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the collection of more patient data. Product claims, labeling and core data for the premarketing approval are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved Investigational Device Exemption, the premarketing approval procedure is more complex and time consuming.

         Upon receipt of the premarketing approval application, the FDA makes a threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the premarketing approval is sufficiently complete to permit a substantive review, the FDA will "file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's Quality System Requirements prior to approval of a premarketing application. While the FDA has responded to premarketing approval applications within the allotted time period, premarketing approval reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The premarketing approval process is lengthy and expensive, and there can be no assurance that such approval will be obtained for any of our products determined to be subject to such requirements. A number of devices for which other companies have sought premarketing approval have never been approved for marketing.

         Any products manufactured or distributed by us pursuant to a premarket clearance notification or premarketing approval are or will be subject to pervasive and continuing regulation by the FDA. The Food, Drug and Cosmetics Act also requires that our products be manufactured in registered establishments and in accordance with Quality System Requirements regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of our products may be regulated by various state agencies. All lasers manufactured for us are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

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         Although  we believe  that we  currently  comply and will  continue  to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect us. In addition to the foregoing, we are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

         We and the manufacturers of our products may be inspected on a routine basis by both the FDA and individual states for compliance with current Quality System Requirements regulations and other requirements.

         Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, we cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on us and our business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on non-reimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on our business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on our business could result in volatility of the market price of our common stock.

         Furthermore, the introduction of our products in foreign countries may require us to obtain foreign regulatory clearances. We believe that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea, China and Japan. The time involved for regulatory approval in foreign countries varies and can take a number of years. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a premarketing approval, Section 510(k) or approved Investigational Device Exemption from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. Our two ultrasound systems, the Photon(TM) laser cataract system we are developing and the ocular blood flow analyzer are all devices, that require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is the our effectiveness in obtaining the necessary approvals. Having an approved Investigational Device Exemption allows us to export a product to qualified investigational sites.

Regulatory Status of Products

         All of our products, with the exception of the Photon(TM), are approved for sale in the U.S. by the FDA under a 510(k). All of our products have been accepted for import into CE countries and various non-CE countries.

         We acquired permission from the FDA to export the Photon(TM) Laser Cataract System outside the United States under an open Investigational Device Exemption granted by the FDA in September 1994. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or us and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is our belief that the surgical treatment method used with the Photon(TM) laser is similar to the current ultrasound cataract treatment employed by ophthalmologists.

         We submitted a Premarket Notification 510(k) application to the FDA for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the 510(k), and in October 1994 we submitted an Investigational Device Exemption application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this Investigational Device Exemption in May 1995 for a Phase I Feasibility Study. We began human clinical trials in April 1996 and completed the Phase I study in November 1997. We started Phase II trials in September 1998 and completed numerous cases of treatment group and control group patients, which were included in our submission to the FDA.

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

         We received a warning letter dated August 30, 2000 from the Office of Compliance, Center for Devices and Radiological Health of the Food and Drug Administration relating to certain deficiencies in the human clinical trials for our Photon(TM) Laser Cataract System. The warning letter concerned the conditions found by the FDA during several audits at our clinical sites. The FDA's comments were isolated to the administrative procedures of compiling data from the clinical sites. We responded to the warning letter in a submission dated September 27, 2000. In the submission we took corrective action that included submitting a revised clinical protocol and case report forms and procedures for the collection and control of data. In a subsequent letter dated November 2, 2000 to us, the FDA granted conditional approval provided that we correct certain deficiencies. After providing several additional submissions to the FDA, we received a letter dated February 13, 2001 from the FDA stating that the deficiencies had been corrected and the clinical trials could continue.

         Subsequent to the warning letter, we received approval to continue our clinical trials, the results of which were included in our supplemental submission to the FDA in October 2001 for the existing (510)(k) predicate device application for the Photon(TM) laser system. In December 2001, we received a preliminary review from the FDA regarding the supplemental submission. As a result of that preliminary review, we submitted additional clinical information to the FDA on February 6, 2002. The application is receiving ongoing review by the FDA. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. Our diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development prospects have been put on hold pending future evaluation until our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

Facilities

         Our executive offices are currently located at 2355 South 1070 West, Salt Lake City, Utah. This facility consists of approximately 23,238 square feet of leased office space under a three-year lease that was to expire on March 1, 2003 with an additional three-year renewal option. These facilities are leased from Eden Roc, a California partnership, at a base monthly rate of $21,163 plus a $3,342 monthly common area maintenance fee. In January 2003, we renegotiated a three- year lease with Eden Roc at a monthly rate of $9,295 plus a $1,859 common area maintenance fee for the year 2003, with rate increases to $9,574 for 2004 and to $9,861for 2005. Pursuant to the lease, we pay all real estate and personal property taxes and the insurance costs on the premises.

         We believe that these facilities are adequate and satisfy our needs for the foreseeable future.

Employees

         As of May 31, 2005, we had 24 full-time employees. This number does not include our manufacturer's representatives who are independent contractors rather than our employees. We also utilize several consultants and advisors. There can be no assurance that we will be successful in recruiting or retaining key personnel. None of our employees are a member of a labor union and we have never experienced any business interruption as a result of any labor disputes.

         In December 2001 we initiated the first phase of a corporate downsizing program to reduce our operating expenses. We implemented the second phase of our downsizing program in the second quarter of 2002, by closing and transferring our manufacturing from our site in San Diego, California to Salt Lake City, resulting in further reductions in operating expenses. As a result of the downsizing program and some resignations, the number of our employees has been reduced by 75% from 112 to 30 employees. The estimated cost savings from the downsizing program will be in excess of $2,000,000 annually. The costs of downsizing have included onetime expenses of approximately $43,000 for moving and travel. In addition, we incurred additional onetime expenses of approximately $18,000 for housing accommodations for key employees working in Salt Lake City. We realized a net cost savings from downsizing in excess of $2 million during each of the years 2003 and 2002.

Legal Proceedings

         An action was brought against us in March 2000 by George Wiseman, a former employee, in the Third District Court of Salt Lake County, State of Utah. The complaint alleged that we owed Mr. Wiseman 6,370 shares of our common stock

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plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of our common stock) pursuant to Utah law. The action is based upon an extension of a written employment agreement. We dispute the amount allegedly owed and intend to vigorously defend against the action.

         An action was brought against us on September 11, 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum, M.D. in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that were allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum under a license agreement dated July 7, 1993, with respect to the sale of certain equipment, plus costs and attorney's fees. Discovery took place and we have paid royalties of $14,736 to bring all payments up to date through June 30, 2001. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future.

         It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. The issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to our calculations, is $981. We intend to make payment of this amount to PhotoMed and Dr. Eichenbaum and, as a result, to have the legal action dismissed. However, if the parties are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend their complaint to request termination of the license agreement and, if successful, we would lose our right to manufacture and sell the Photon(TM) laser system.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC. The complaint also indicated that it is a "Class Action Complaint for Violations of Federal Securities Law and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, the complaint alleged that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association for reimbursement to doctors in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). According to the complaint, the CPT code was critical. Without a reimbursement code, physicians would not purchase the Blood Flow Analyzer(TM) because they could not receive compensation for performance of medical procedures using the medical device. The complaint further contends that we never received the CPT code from the American Medical Association at any time. Nevertheless, it is alleged that we continued to misrepresent in our SEC filings and press releases that we had received the CPT code. It is also alleged that we have never made a full, corrective disclosure with respect to this alleged misstatement.

         The complaint also alleged that on July 11, 2002, we issued a press release falsely announcing that we had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $35 million of orders to be completed in the third year. The complaint further alleged that we had never received a true purchase order for our products. As a result of these alleged misstatements, the complaint contends that the price of our shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased or retained our common shares during that period suffered substantial damages. The complaint requests judgment for unspecified damages, together with interest and attorney's fees.

         We dispute having issued false and misleading statements concerning the Blood Flow Analyzer(TM) and a purchase order from Westland Financial Corporation and Valdespino Associates Enterprises. On April 25, 2001, we issued a press release that stated we had received authorization to use common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM). This press release was based on a letter we received from the CPT Editorial Research and Development Department of the American Medical Association stating that CPT code number 92120 was the appropriate common procedure terminology or CPT code number for doctors to use when reporting certain procedures performed with our Blood Flow Analyzer(TM).

         Currently, there is reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement in four other states. The amount of reimbursement to doctors using the Blood Flow Analyzer(TM)

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generally ranges from $56.00 to $76.00 per patient, depending upon the insurance payor. Insurance payors providing reimbursement for the Blood Flow Analyzer(TM) have the discretion to increase or reduce the amount of reimbursement. We are endeavoring to obtain reimbursement by insurance payors in other states where there is currently no reimbursement being made. We believe we have continued to correctly represent in our Securities and Exchange Commission filings that the CPT Editorial Research and Development Department of the American Medical Association has advised us that CPT code number 92120 is the appropriate CPT code for our Blood Flow Analyzer(TM), for reimbursement purposes for doctors using the device.

         On July 11, 2002, we issued a press release that stated we received a purchase order from Westland Financial Corporation and Valdespino Associates Enterprises for 200 complete sets of our entire product portfolio of diagnostic and surgical equipment for Mexican ophthalmic practitioners, to be followed by a second order of 100 sets of equipment. The press release was based on a purchase order dated July 10, 2002 that we entered into with Westland Financial Corporation for the sale of 200 complete sets of our surgical and diagnostic equipment to Mexican ophthalmic practitioners. The press release also stated that the initial order was for $70 million of our equipment to be filled over a two-year period followed by the second order of $35 million in equipment to be completed in the third year. The press release further stated that delivery would be made in traunches of 25 complete sets of our equipment, beginning in 30 days from the date of the purchase order.

         On September 13, 2002, the board of directors issued a press release regarding the status of our product sales to the Mexican ophthalmic practitioners. In that press release the board stated that we had been in discussions for the prior nine months with Westland Financial Corporation, aimed at supplying our medical device products to the Mexican market. Upon investigation, the board of directors had determined that the purchase order referenced in the July 11, 2002 press release was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. In addition, we had not sent any shipment of medical products to Mexican ophthalmic practitioners nor received payment for those products pursuant to those discussions. The September 13, 2002 press release also stated that discussions were continuing with Westland Financial Corporation regarding sales and marketing activities for our medical device products in Mexico, but we could not, at the time, predict or provide any assurance that any transactions would result.

         On June 2, 2003, a complaint was filed in the United States District Court, captioned Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00513 PGC. On July 11, 2003, a complaint was filed in the same United States District Court, captioned Lidia Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. Both complaints seek class action status. These cases are substantially similar in nature to the Meyer case, including the contention that as a result of allegedly false statements regarding the Blood Flow Analyzer(TM) and the purchase order from Westland
Financial Corporation and Valdespino Associates Enterprises, the price of our common stock was artificially inflated and the persons who purchased our common shares during the class period suffered substantial damages. In a press release dated July 11, 2003, captioned "Milberg Weiss announces the filing of a class action suit against Paradigm Medical Industries, Inc. on behalf of investors," the law firm of Milberg Weiss Bershad Hynen & Levach LLP, which represents purchasers of our securities in the class action suit filed on July 11, 2003, stated that our alleged misrepresentations caused the market price of the stock to be artificially inflated during the class period. As a result, it is alleged that investors suffered millions of dollars in damages from our alleged misstatements.

         The cases requested judgment for unspecified damages, together with interest and attorney's fees. These cases have now been consolidated with the Meyer case into a single action, captioned In re: Paradigm Medical Industries Securities Litigation, Case No. 03-CV-448TC. The law firm of Milberg Weiss Bershad & Schulman LLP is representing purchasers of our securities in the consolidated class action. On June 28, 2004, a consolidated amended class action complaint was filed on behalf of purchasers of our securities. The consolidated complaint is similar to the three class action complaints and alleges that we made false representations regarding the CPT code for the Blood Flow Analyzer(TM), but it includes additional allegations that we failed to disclose in a timely manner that doctors were being denied reimbursement for procedures performed with the Blood Flow Analyzer(TM). The consolidated complaint also alleges that we made false statements regarding the purchase order from Westland Financial Corporation and Valdespino Associates Enterprises. We believe the consolidated complaint is without merit and intend to vigorously defend and protect our interests in the case.

         We were issued a Directors and Officers Liability and Company Reimbursement Policy by United States Fire Insurance Company for the period from July 10, 2002 to July 10, 2003 that contains a $5,000,000 limit of liability, which is excess of a $250,000 retention. The officers and directors named in the consolidated cases have requested coverage under the policy. U.S. Fire is currently investigating whether it may have a right to deny coverage for the consolidated cases based upon policy terms, conditions and exclusions or to rescind the policy based upon misrepresentations contained in our application for insurance.

         We have paid $30,000 to U.S. Fire toward satisfaction of the $250,000 retention that is applicable to the consolidated cases. We have advised U.S. Fire that we cannot pay the $250,000 retention due to our current financial circumstances. As a consequence, on January 8, 2004, we entered into a non-waiver agreement with U.S. Fire in which U.S. Fire agreed to fund and advance our retention obligation in consideration for which we have agreed to reimburse U.S. Fire the sum of $5,000 a month for a period of six months, with the first of such payments due on February 15, 2004. Thereafter, commencing on August 15, 2004, we are required to reimburse U.S. Fire the sum of $10,000 per month until the entire amount of $250,000 has been reimbursed to U.S. Fire. We have made payments to U.S. Fire in the aggregate amount of $30,000 of which our last payment of $10,000 was made on October 11, 2004. These payments were for the $5,000 monthly payments due during the six month period from February 15 to July 15, 2004, leaving a remaining retention obligation to U.S. Fire of $220,000.

         In the event U.S. Fire determines that we or our former officers and directors named in the consolidated cases are not entitled to coverage under the policy, or that it is entitled to rescind the policy, or should we be declared in default under the non-waiver agreement, for not making the monthly payments in a timely manner that are owed to U.S. Fire, then we agree to pay U.S. Fire, on demand, the full amount of all costs advanced by U.S. Fire, except for those amounts that we may have reimbursed to U.S. Fire pursuant to the monthly payments due under the non-waiver agreement. Moreover, if U.S. Fire denies coverage for the consolidated cases under the policy, we would owe our litigation counsel in the class action lawsuits, for any legal fees not paid by U.S. Fire. However, U.S. Fire has currently agreed to pay the legal fees relating to the class action lawsuits.

         We will be in default under the non-waiver agreement if we fail to make any payment due to U.S. Fire thereunder when such payment is due, or institute proceedings to be adjudicated as bankrupt or insolvent. U.S. Fire's obligation to advance defense costs under the agreement will terminate in the event that the $5,000,000 policy limit of liability is exhausted. If U.S. Fire denies coverage for the consolidated cases under the policy and we are not successful in defending and protecting our interests in the cases, resulting in a judgment against us for substantial damages, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On July 10, 2003, a complaint was filed in the United States District Court, District of Utah captioned Innovative Optics, Inc. and Barton Dietrich Investments, L.P. v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV 00582DB. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint claims we breached the asset purchase agreement. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that had Innovative and Barton known the truth they would not have sold Innovative to us, would not have purchased our stock for the assets of Innovative, or would not have purchased the stock at the inflated prices that they allegedly paid. The complaint further contends that as a result of the allegedly false statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint also claims that 491,250 of the shares issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleged that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damages in an unspecified amount to be proven at trial. We filed an answer to the complaint and also filed counterclaims against Innovative and Barton for breach of contract. We believe the complaint is without merit and intend to vigorously defend and protect our interests in the action. If we are not successful in defending and protecting our interests in this action, and a judgment for substantial damages is entered against us, and U.S. Fire denies coverage in the litigation under the Directors and Officers Liability and Company Reimbursement Policy, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On October 14, 2003, an action was filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. The complaint also indicates that it was a "Class Action Complaint for Violations of Utah Securities Laws and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleged that we falsely stated in Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleged that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend our interests in the action. If we are not successful in defending and protecting our interests in the action, resulting in a judgment against us for substantial damages, and U.S. Fire denies coverage in the litigation under the Directors and Officers Liability and Company Reimbursement Policy, we would be unable to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On January 26, 2005, we completed a written settlement agreement to settle the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investments, L.P. brought against us and our former executive officers. Under the terms of the settlement, U.S. Fire agreed to pay Innovative Optics, Inc. and Barton Dietrich Investments, L.P. the sum of $367,500 in cash. Payment of this amount is contingent, however, upon the courts in the federal and state class action lawsuits granting final approval of the settlements reached in those respective actions, and such orders becoming final and not appealable.

         On February 23, 2005, we executed written settlement agreements to settle the federal and state court class action lawsuits that were filed against us and our former executive officers. Under the terms of settlement of the federal court class action lawsuit, U.S. Fire agreed to pay the sum of $1,507,500 in cash to the class members that purchased our securities during the period between April 17, 2002 and November 4, 2002. Under the terms of settlement of the state court class action lawsuit, U.S. Fire agreed to pay the sum of $625,000 in cash to the class members that purchased shares of Series E convertible preferred stock on or about July 11, 2001.

         As a condition to the settlement agreements to settle the federal and state court class action lawsuits, the courts in such lawsuits must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and not appealable. On March 3, 2005, the federal court entered an order granting preliminary approval of the settlement in the federal court class action lawsuit and providing for notice to be sent to potential class members. On April 18, 2005, a hearing was held in the state court and the court entered a minute entry granting preliminary approval of the settlement in the state court class action lawsuit.

         As a further condition to the settlement agreements to settle the federal and state court class action lawsuits, both settlement agreements provided that U.S. Fire must not have exercised its option to terminate the settlement agreements. U.S. Fire has the option to terminate the settlement agreements if the cumulative dollar value of the claims held by individuals or entities that "opt out" of the federal and state class action lawsuits exceeds $250,000. If such "opt outs" exceed $250,000, however, plaintiffs in the federal and state court class action lawsuits will have five days to cure by reducing the amount of "opt outs" to less than $250,000.

         If U.S. Fire exercises its option to terminate the settlement agreements, then all parties to the settlement agreements will be restored to their respective positions in the various actions as of the date of the settlement agreements. In addition, the terms and provisions of the settlement agreements will have no further force and effect on the various parties and will be deemed null and void in their entirety.

         Under the terms of the settlement agreements regarding the federal and state court class action lawsuits and the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investors, L.P. brought against us and our former executive officers, U.S. Fire has agreed to pay a total of $2,500,000 in cash to the classes in the class action lawsuits and to Innovative Optics, Inc. and Barton Dietrich Investments, L.P. in settlement of these lawsuits. Under the terms of settlement, we are to pay U.S. Fire the sum of $220,000 representing the remaining amount owing under the $250,000 retention obligation in the insurance policy, and to execute a policy release in favor of U.S. Fire as to coverage under the insurance policy.

         An action was filed on June 20, 2003 in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914195) by Citicorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc. The complaint claims that $49,626 plus interest is due for the leasing of two copy machines that were delivered to our Salt Lake City facilities on or about April of 2000. The action also seeks an award of attorney's fees and costs incurred in the collection. We dispute the amounts allegedly owed, asserting that two of the machines were returned to the leasing company because they did not work properly. A responsive pleading has been filed. We were engaged in settlement discussions with Citicorp until counsel for Citicorp withdrew from the case. New counsel for Citicorp has been appointed and it is anticipated that settlement discussions will resume.

         We received demand letters dated July 18, 2003, September 26, 2003 and November 10, 2003 from counsel for Douglas A. MacLeod, M.D., a shareholder of the company. In the July 18, 2003 letter, Dr. MacLeod demanded that he and certain entities with which he is involved or controls, namely the Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Marks' Eye Institute and Milan Holdings, Ltd., be issued a total of 2,296,667 shares of our common stock and warrants to purchase 1,192,500 shares of our common stock at an exercise price of $.25 per share. Dr. MacLeod claims that these common shares and warrants are owing to him and the related entities under the terms of a mutual release dated January 16, 2003, which he and the related entities entered into with us. Dr. MacLeod renewed his request for these additional common shares and warrants in the September 26, 2003 and November 10, 2003 demand letters. We believe that Dr. MacLeod's claims and assertions are without merit and that neither he nor the related entities are entitled to any additional shares of our common stock or any additional warrants under the terms of the mutual release. We intend to vigorously defend against any legal action that Dr. MacLeod may bring.

         On August 3, 2003, a complaint was filed against us by Corinne Powell, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030918364). Defendants consist of us and Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of the company. The complaint alleges that at the time we laid off Ms. Powell on March 25, 2003, she was owed $2,030 for business expenses, $11,063 for accrued vacation days, $12,818 for unpaid commissions, the fair market value of 50,000 stock options exercisable at $5.00 per share that she claims she was prevented from exercising, plus attorney's fees and a continuing wage penalty under Utah law. On March 29, 2005, we agreed to a settlement with Ms. Powell of her claims for unpaid business expenses, accrued vacation days, and unpaid commissions by agreeing to pay her $13,000. We have made the $13,000 payment to Ms. Powell. We dispute the amounts allegedly owed under the remaining claims concerning the fair market value of the 50,000 stock option that Ms. Powell claims she was prevented from exercising and intend to vigorously defend and protect our interests against such claims.

         On September 10, 2003, an action was filed against us by Larry Hicks in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030922220), for payments due under a consulting agreement with us. The complaint claimed that monthly payments of $3,083 were due for the months of October 2002 to October 2003 under a consulting agreement and, if the agreement is terminated, for the sum of $110,000 minus whatever we had paid Mr. Hicks prior to such termination, plus costs, attorney's fees and a wage penalty pursuant to Utah law. We dispute the amount allegedly owed and intend to vigorously defend against such action.

         On November 7, 2003, a complaint was filed against us by Todd Smith, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030924951 CN). Defendants consist of us and Randall Mackey, a director of the company. The complaint alleges that while an employee, Mr. Smith was granted stock options to purchase 16,800 shares of common stock exercisable at $5.00 per share. Mr. Smith claims unpaid wages in the amount of the fair market value of the stock options he claims he was prevented from exercising, plus attorney's fees and a continuing wage penalty under Utah law. We believe the claims are without merit and intend to vigorously defend against such action.

         On May 25, 2004, an action was brought against us by Jeffrey F. Poore, former President and Chief Executive Officer of the company, in the Third Judicial District Court of Salt Lake County, State of Utah (Civil No. 040910875). The complaint alleges that we unlawfully terminated the written employment agreement between Mr. Poore and us. As a result, Mr. Poore demanded judgment against us for $350,000, representing his annual salary for the two remaining years under the employment agreement, for money judgment based on the value of his benefits for the two remaining years under the employment agreement, including profit sharing plans, 401(k) and cafeteria plans, health, hospitalization, dental, disability and other insurance plans canceled by us, and for money judgment equal to the value of the stock options granted to him under the employment agreement. We dispute the amounts allegedly owed in the complaint and believe that there was a sufficient basis to terminate Mr. Poore's employment for cause under the terms of the employment agreement. Accordingly, we intend to vigorously defend against the action.

         On August 9, 2004, a third party complaint was brought against us by Wakefield Eye Center. The original action was brought by American Express Business Corporation against Westfield Eye Center on May 27, 2004 in the District Court, Clark County, State of Nevada (Civil No. A486307, Dept. No. XXI) concerning the financing of the purchase of a Blood Flow Analyzer(TM) involving Westfield Eye Center. The transaction took place during the latter half of 2001. Westfield Eye Center took the position that if there is liability of Westfield to American Express this liability is ultimately ours and the other third party defendants. The amount being sought against Westfield Eye Center by American Express in the original action includes the sum of $29,765.83, together with interest and attorney's fees. Westfield's alleged claims against us include fraud, breach of contract, promissory estoppel, declaratory relief, negligence, negligent supervision, damages for injuries resulting from actions of employee/contractor, wilful and wanton misconduct, conspiracy, and breach of fiduciary duty as well as costs and attorney's fees. Westfield also seeks punitive damages. We have filed an answer to the third party complaint in which we deny liability. Formal discovery in the matter involving us has not commenced apart from initial disclosure requirements. The case has been referred to arbitration. We intend to vigorously defend against the action.

         On March 31, 2005, an action was filed against us by Joseph W. Spadafora in the United States District Court, District of Utah (Civil No. 2:05CV00278 TS). The complaint alleges that Dr. Spadafora was a clinical investigator in the study for the FDA involving the Photon(TM) laser system where he performed numerous surgeries using the Photon(TM). Dr. Spadafora contends that in meetings with our personnel he suggested ways in which the handpiece on the Photon(TM) could be improved. Dr. Spadafora further contends that on August 5, 1999, we filed a patent application for an improved handpiece with the United States Patent and Trademark Office but he was not named as one of the inventors or a coinventor on the patent application.

         On September 24, 2004, we were issued a patent entitled, "Laser Surgical Handpiece with Photon Trap." Because we did not list Dr. Spadafora as one of the inventors or a coinventor on the patent, Dr. Spadafora requested in his complaint that a court order be entered declaring that he is the inventor or coinventor of the patent and, as a result, is entitled to all or part of the royalties and profits that we earned or will earn from the sale of any product incorporating or using the improved handpiece, plus interest and attorney's fees. We filed an answer to the complaint in which we disputed the claims made by Dr. Spadafora. We intend to vigorously defend against such action.

         We are not a party to any other material legal proceedings outside the ordinary course of its business or to any other legal proceedings which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.


                                   MANAGEMENT

Directors and Executive Officers

         As of May 31, 2005, our executive officers and directors, their ages and their positions are set forth below:

Name                       Age     Position
----                       ---     --------
John Y. Yoon               40      President and Chief Executive Officer
Aziz A. Mohabbat           44      Vice President of Operations and Chief
                                   Operating Officer
Randall A. Mackey, Esq.    59      Chairman of the Board, Secretary and Director
David M. Silver, Ph.D.     61      Director
Keith D. Ignotz            54      Director
John C. Pingree            64      Director

         The directors are elected for one year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

         John Y. Yoon has served as our President and Chief Executive Officer since March 19, 2004. From June 2003 to March 19, 2004, Mr. Yoon served as Senior Director of Marketing, Enterprise Voice Solutions Division of 3 Com Corporation. From 1997 to June 2003, he served as Senior Director of Product Management and Director of Product Management of 3 Com Corporation. During the period from 1996 to 1997, Mr. Yoon was Director of Strategic Planning and Product Development of US Robotics. During the period from 1993 to 1996, he served as Manager of Marketing and Strategic Planning, Senior Director of Product Management and Management of Product Development for Ericsson, Inc. From 1990 to 1993, Mr. Yoon was Manager of Public Service Marketing and Product Line Manager of Mobile Radios for Ericsson, Inc. During the period from 1986 to 1988, he was Product Planner of Business and Industrial Trucking and Marketing Research Analyst for General Electric Mobile Communications. Mr. Yoon received a B.A. degree in Economics from Harvard College and an M.B.A. degree from Duke University.

         Aziz A. Mohabbat has served as our Chief Operating Officer since March 23, 2004 and from August 2002 to March 2003, and Vice President of Operations since March 23, 2004 and from 2001 to March 2003. From 2000 to 2001, he served as Managing Director of the San Diego Division of our company and from 1999 to 2000 as its Regulatory Affairs and Quality Assurance Manager. From March 2003 to March 2004, Mr. Mohabbat served as Division Manager of the Medical Division of TUV Rheilland of North America, a medical products safety and compliance services company. From 1997 to 1999, he served as Operations and Regulatory Affairs and Quality Assurance Manager of Codan U.S., a subsidiary of Codan GmbH, a manufacturer of disposable sterile and non-sterile medical devices. Prior to 1989, Mr. Mohabbat held various management and bioengineering positions in the medical laboratory and diagnostics field in the Eye Care Clinic of the University Hospital-Eppendorf and the General Hospital of Barmbek in Hamburg, Germany. Mr. Mohabbat received a B.S. degree in Medical Laboratory Technology from St. George Hospital College in Hamburg, Germany. He is a member of the American Society for Quality Assurance.

         Randall A. Mackey, Esq. has been our Chairman of the Board since August 20, 2002, and a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Mr. Mackey has been President of the Salt Lake City law firm of Mackey Price Thompson & Ostler since 1992, and a shareholder and director of the firm and its predecessor firms since 1989. Mr. Mackey received a B.S. degree in Economics from the University of Utah, an M.B.A. degree from the Harvard Business School, a J.D. degree from Columbia Law School and a B.C.L. degree from Oxford University. Mr. Mackey has also served as Chairman of the Board from June 2001 to May 2003, and as a director from 1998 to May 2003 of Cimetrix, Incorporated, a software development company. Mr. Mackey has additionally served as Chairman of the Board from July 2000 to July 2003 and as a trustee from 1993 to July 2003 of Salt Lake Community College.

         David M. Silver, Ph.D. has been a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J. H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

         Keith D. Ignotz has been a director since November 2000. He has been President and Chief Operating Officer of SpectRx, Inc., a medical technology company that he founded in 1992, which develops, manufactures and markets alternatives to traditional blood based medical tests. From 1986 to 1992, Mr. Ignotz was Senior Vice President of Allergan Humphrey, Inc., a medical electronics company. From 1985 to 1986, he was President of Humphrey Instruments Limited-SKB, a medical electronics company, and from 1980 to 1985, Mr. Ignotz was President of Humphrey Instruments GmbH, also a medical electronics company. Mr. Ignotz also served on the Board of Directors of Vismed, Inc., d/b/a Dicon from 1992 to June 2000. Mr. Ignotz received a B.A. degree in Sociology and Political Science from San Jose University and an M.B.A. degree from Pepperdine University. Mr. Ignotz has served as a trustee of Pennsylvania College of Optometry since 1990, as a director for FluoRx, Inc. since 1997, and as a member of the American Marketing Association of the American Association of Diabetes Education.

         John C. Pingree has been a director since April 2004. He has been the Executive Director of the Semnani Foundation since August 2001, which funds projects to assist women and children in developing countries. From July 1998 to July 2001, Mr. Pingree was a Mission President for the Church of Jesus Christ of Latter-day Saints, serving in Mexico City, Mexico. From 1977 to 1997, Mr. Pingree was General Manager and Chief Executive Officer of Utah Transit

Authority. From 1970 to 1975, he was Director of Marketing for Memorex Corporation. From 1967 to 1970, Mr. Pingree was Regional Manager, Sales Planning at Xerox Corporation. He also currently serves as a member of the Utah State Board of Education. Mr. Pingree received a B.A. degree in Economics from the University of Utah and an M.B.A. degree from the Harvard Business School.

Appointment of New President and Chief Executive Officer

         On March 18, 2004, John Y. Yoon was appointed as our President and Chief Executive Officer, replacing Jeffrey F. Poore who had served in those positions from March 19, 2003 to March 18, 2004.

Appointment of New Chief Operating Officer and New Vice President of Engineering

         On March 23, 2004, Aziz A. Mohabbat was appointed as our Vice President of Operations and Chief Operating Officer, replacing David I. Cullumber who had resigned as Chief Operating Officer and Chief Technical Officer. Mr, Cullumber served as Chief Operating Officer from November 6, 2003 to March 22, 2004. Mr. Mohabbat had previously served as our Chief Operating Officer from August 2002 to March 2003, and as Vice President of Operations from 2001 to March 2003. On May 23, 2005, Frederick D. Geiger was appointed as our Vice President of Engineering.

Board Meetings and Committees

         The size of our Board of Directors for the coming year is four members. Three of the directors, or a majority of the Board of Directors, are independent directors. The independent directors have regularly scheduled meetings at which only independent directors are present. The term of office of each director is for a period of one year or until the election and qualification of his successor. The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2004. No directors attended fewer than 75% of all meetings of the Board of Directors during the 2004 fiscal year.

         There are three committees of the Board of Directors, which meet periodically during the year: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

         The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company, developing policy in the areas of compensation and fringe benefits, contribution under the 401(k) Retirement Savings Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Keith D. Ignotz, John C. Pingree and Dr. David M. Silver (Chairman of the Committee). During 2004, the Compensation Committee met on one occasion.

         The Audit Committee directs the auditing activities of our registered public independent accounting firm and reviews the services performed by the registered public independent accounting firm and evaluates our accounting practices and procedures and our system of internal accounting controls. The Audit Committee consists of Messrs. Keith D. Ignotz (Chairman of the Committee), John C. Pingree and Dr. David M. Silver. During 2004, the Audit Committee met on one occasion. The Board of Directors has determined that Keith D. Ignotz and John C. Pingree, who currently serve as directors as well as members of the audit committee, are independent audit committee financial experts.

         The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles. The Nominating and Corporate Governance Committee consists of Messrs. Keith D. Ignotz, John C. Pingree (Chairman of the Committee) and Dr. David M. Silver. The Nominating and Corporate Governance Committee is composed solely of independent directors.

Director Nominating Process

         The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with our bylaws, are identified and presented to the Nominating and

Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee;
(5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting. The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

         The Nominating and Corporate Governance Committee operates pursuant to a written charter. The full text of the charter is published on the Company's website at www.paradigm-medical.com. A copy of the charter may also be obtained without charge by written request to the attention of Luis A. Mostacero, Controller, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

Meetings of Non-Management Directors

         Our   non-management   directors   regularly  meet  without  management
participation. In addition, an executive session including only the independent directors is held at least annually.

Corporate Governance

         Corporate Governance Guidelines. Our Board of Directors has adopted the Paradigm Medical Industries, Inc. Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance. The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines is published on our website at www.paradigm-medical.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Luis A. Mostacero, Controller, Treasurer and Secretary, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

         Code of Business Conduct. All of our officers, employees and directors are required to comply with our Code of Business Conduct and Ethics to help insure that our business is conducted in accordance with appropriate standards of ethical behavior. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to our business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on our website at www.paradigm-medical.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Luis A. Mostacero, Controller, Treasurer and Secretary, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

Executive Compensation

         The following table sets forth, for each of the last three fiscal years, the compensation received by John Y. Yoon, President and Chief Executive Officer, and other executive officers whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.


                           Summary Compensation Table
                           --------------------------

                                                    Annual Compensation                           Long Term Compensation
                                                                                                  Awards              Payouts
                                                                 Other                      Securities
                                                                 Annual    Restricted      Underlying     Long-term   All Other
Name and                                                        Compen-      Stock          Options/      Incentive   Compensa--
Principal Position      Year        Salary$        Bonus($)     sation($)    Awards($)       SARs(#)      Payouts($)  tion($)
------------------      ----        -------        --------     ---------    ---------       -------      ----------  ----------
John Y. Yoon            2004(1)     $110,961(4)                   $18,494(4)        0      1,000,000(5)           0        0
President and Chief
Executive Officer

Aziz A. Mohabbat        2004(1)     $106,244             0              0           0              0              0        0
Vice President of       2003(2)     $ 24,219             0              0           0              0              0        0
Operations and          2002(3)     $126,878             0              0           0              0              0   $9,634(7)
Chief Operating
Officer(6)

Jeffrey F. Poore        2004(1)     $ 41,052             0              0           0              0              0        0
Former President        2003(2)     $136,015             0              0           0      1,000,000(8)           0        0
and Chief Executive
Officer

David I. Cullumber,     2004(1)     $ 15,894             0        $18,059(9)        0              0              0        0
Former Chief            2003(2)     $ 22,312             0        $16,616(9)        0        150,000(10)          0        0
Operating Officer
and Chief Technical
Officer

Gregory C. Hill         2004(1)            0             0              0           0              0              0        0
Former Vice             2003(2)     $ 34,000             0              0           0              0              0        0
President of Finance
and Chief Financial
Officer

Thomas F. Motter        2004(1)            0             0              0           0              0              0        0
Former Chairman of      2003(2)            0             0              0           0              0              0        0
the Board and Chief     2002(3)     $187,483(11)         0              0           0              0              0  $19,750(12)(13)
Executive Officer

Mark R. Miehle          2004(1)            0             0              0           0              0              0        0
Former President        2003(2)            0             0              0           0              0              0        0
and Chief Operating     2002(3)     $134,202             0              0           0         55,000(14)          0  $18,000(12)(15)
Officer

Heber C. Maughan        2004(1)            0             0              0           0              0              0        0
Former Vice             2003(2)     $ 36,855             0              0           0        150,000(17)          0        0
President of Finance    2002(3)     $114,416             0              0           0              0              0        0
and Chief Financial
Officer(16)

--------------------

      (1)     For the fiscal year ended December 31, 2004
      (2)     For the fiscal year ended December 31, 2003
      (3)     For the fiscal year ended December 31, 2002
      (4) Of the salary payable to Mr. Yoon pursuant to his employment agreement, $110,961 was paid to him during 2004 and the remaining amount of $18,494 payable in 2004 was deferred until our board of directors has determined that our financial condition is improved.
      (5) On March 18, 2004, our board of directors granted Mr. Yoon options to purchase 1,000,000 shares of our common stock at an exercise price of $.13 per share.
      (6) Mr. Mohabbat has served a Vice President of Operations and Chief Operating Officer since March 22, 2004 and as Chief Operating Officer from August 30, 2002 to March 2003. He was not an officer in prior years.

      (7) The amounts under "All Other Compensation" for 2004 consist of payments to Mr. Mohabbat for accrued vacation days prior to his resignation from the Company in March 2003.
      (8) On March 19, 2003, our board of directors granted Mr. Poore options to purchase 1,000,000 shares of our common stock at an exercise price of $.16 per share. These options were terminated on March 18, 2003 when our board of directors terminated Mr. Poore's employment for cause as defined in the employment agreement.
      (9) We paid A-Mech Engineering, Inc. a total of $16,616 and $18,059 for consulting services during 2003 and 2004, respectively. From 1982 to March 2004, Mr. Cullumber served as President of A-Mech Engineering, Inc.
      (10) On November 6, 2003, our board of directors granted Mr. Cullumber options to purchase 150,000 shares of our common stock at an exercise price of $.21 per share. These options were terminated on June 20, 2003, 90 days after Mr. Cullumber resigned as our Chief Operating Officer and Chief Technical Officer.
      (11) Although Mr. Motter resigned as Chairman and Chief Executive Officer on August 30, 2002, he continued to receive his salary under the terms of his employment agreement through December 16, 2002.
      (12) The amounts under "All Other Compensation" for 2004, 2003 and 2002 include payments related to the operation of automobiles and/or automobiles and insurance by the named executives.
      (13) The amounts under "All Other Compensation" for 2002 include payments related to the residential housing accommodations for our employees, living outside of Utah while they were working at our corporate headquarters in Salt Lake City, leased from Mr. Motter at $2,500 per month.
      (14) On January 29, 2002, our Board of Directors granted Mr. Miehle options to purchase the 55,000 shares of our common stock at an exercise price of $2.75 per share. These options were terminated on February 28, 2004, one year after expiration of a six month consulting agreement with the Company, which expired on February 28, 2003.
      (15) On September 3, 2002, we entered into a consulting agreement with Mr. Miehle in which we were required to pay him monthly consulting fees of $5,000 over a period of six months. We paid him a total of $15,000 for consulting services during the months of September, October and November of 2002.
      (16) Mr. Maughan served as Interim Chief Executive Officer from August 30, 2002 to March 19, 2003. He served as Vice President of Finance, Treasurer and Chief Financial Officer from October 1, 2001 until his resignation on May 31, 2003.
      (17) On May 13, 2003, our Board of Directors granted Mr. Maughan options to purchase 150,000 shares of our common stock at an exercise price of $.16 per share. These options were terminated on August 29, 2003, 90 days after Mr. Maughan resigned as Vice President of Finance and Chief Financial Officer.

 Options

         The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2004, to each named executive officer.


                        Option Grants in Last Fiscal Year


                                                                      Individual Grants
                                                      Percentage of Total
                            Number of Securities       Options Granted to      Exercise Price
                              UnderlyingOptions           Employees in           Per Share           Expiration
 Name                            Granted (#)             Fiscal Year(%)            ($/Sh)               Date
 ----                            -----------             --------------            ------               ----
 John Y. Yoon..............       1,000,000(1)                56.3%                  $.13               4/1/09
 Aziz A. Mohabbat..........         200,000(2)                11.3%                  $.12               4/1/09

(1) Options vest in 36 monthly installments of 27,778 shares, beginning on April 30, 2004, until such shares are vested.

(2) Options vest in 36 monthly installments of 5,556 shares, beginning on April 30, 2004, until such shares are vested.

         The following table sets forth information regarding unexercised options to acquire shares of our common stock held as of December 31, 2004, by each named executive officer.


 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                       Number of Securities
                                                                            Underlying                    Value of Unexercised
                                                                       Unexercised Options                In-the-Money Options
                                                                     at December 31, 2004(#)            at December 31, 2004($)
                                                                     -----------------------            -----------------------
                             Shares Acquired       Value
 Name                          on Exercise      Realized($)       Exercisable       Unexercisable      Exercisable    Unexercisable
 ----                          -----------      -----------       -----------       -------------      -----------    -------------
 John Y. Yoon.............          0                0                250,002           749,998             0               0
 Aziz A. Mohabbat...........        0                0                 50,004           149,996             0               0

Director Compensation

         On April 19, 2004, John C. Pingree, a director of our company, was granted options to purchase 125,000 shares of our common stock at an exercise price of $.12 per share. On September 30, 2004, Messrs. Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of our company, were each granted options to purchase 125,000 shares of our common stock at an exercise price of $.13 per share. In addition, outside directors are also reimbursed for their expenses in attending board and committee meetings. Directors are not precluded from serving us in any other capacity and receiving compensation therefore. The options were not issued at a discount to the then market price.

Employee 401(k) Plan

         In October 1996, our board of directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, we may make discretionary employer matching contributions to our employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with us and satisfy other plan requirements are eligible to participate in the plan.

1995 Stock Option Plan

         We adopted a 1995 Stock Option Plan, for the officers, employees, directors and consultants of our company on November 7, 1995. The plan authorized the granting of stock options to purchase an aggregate of not more than 300,000 shares of our common stock. On February 16, 1996, options for substantially all 300,000 shares were granted. On June 9, 1997, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. On September 3, 1998, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 shares to 1,200,000 shares. On November 29, 2000, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 1,200,000 shares to 1,700,000 shares. On September 11, 2001, our shareholders approved an amendment to the 1995 plan to increase the number of shares of common stock reserved for issuance thereunder from 1,700,000 shares to 2,700,000 shares. On June 13, 2003, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 2,700,000 shares to 3,700,000 shares.

         The compensation committee administers the 1995 Stock Option Plan. In general, the compensation committee will select the person to whom options will be granted and will determine, subject to the terms of the plan, the number, exercise, and other provisions of such options. Options granted under the plan will become exercisable at such times as may be determined by the compensation committee. Options granted under the plan may be either incentive stock options, as such term is defined in the Internal Revenue Code, or non-incentive stock options. Incentive stock options may only be granted to persons who are our employees. Non-incentive stock options may be granted to any person, including, but not limited to, our employees, independent agents, consultants as the compensation committee believes has contributed, or will contribute, to our success. The compensation committee determines the exercise price of options granted under the 1995 Stock Option Plan, provided that, in the case of incentive stock options, such price is not less than 100% (110% in the case of incentive stock options granted to holders of 10% of voting power of our stock) of the fair market value (as defined in the plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which incentive stock options become exercisable for the first time in any year cannot exceed $100,000.

         The term of each option shall not be more than ten years (five years in the case of incentive stock options granted to holders of 10% of the voting power of our stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the 1995 Stock Option Plan at any time; provided, however, that unless ratified by our shareholders, no amendment or change in the plan will be effective that would increase the total number of shares that may be issued under the plan, materially increase the benefits accruing to persons granted under the plan or materially modify the requirements as to eligibility and participation in the plan. No amendment, supervision or termination of the plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

         We entered into an employment agreement with Thomas F. Motter, which commenced on January 1, 1998 and expired on December 31, 2002. The employment agreement required Mr. Motter to devote substantially all of his working time as our Chairman and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreements) and prohibited him from competing with us for two years following the termination of his employment agreement. The employment agreement provided for the payment of an initial base salary of $135,000, effective as of January 1, 1998. The employment agreement also provided for salary increases and bonuses as would be determined at the discretion of the Board of Directors. Effective as of October 1, 1999, the Board of Directors approved an increase in Mr. Motter's annual base salary to $160,000, and effective as of July 1, 2000, the board approved an increase in his annual base salary to $200,000, which remained in effect during 2002. Mr. Motter resigned as Chairman and Chief Executive Officer on August 30, 2002. He continued to receive his salary under the terms of the employment agreement through December 16, 2002.

         We entered into an employment agreement with Mark R. Miehle, which commenced on June 5, 2000, and expired on June 4, 2003. The employment agreement required Mr. Miehle to devote substantially all of his working time as our President and Chief Operating Officer, provided that he may be terminated for "cause" (as provided in the agreement) and prohibited him from competing with us for two years following the termination of his employment agreement. The employment agreement provided for the payment of an initial annual base salary of $150,000, effective as of June 5, 2000, and the issuance of stock options to purchase 150,000 shares of our common stock at $6.00 per share, to be vested in equal annual amounts over a three year period. The employment agreement also provided for salary increases and bonuses as to be determined at the discretion of the Board of Directors. The stated annual compensation remained in effect through December 31, 2001 and into 2002. The Board of Directors terminated the employment agreement with Mr. Miehle on August 30, 2002. He entered into a six month consulting agreement, which expired on February 28, 2003, for $5,000 per month. Mr. Miehle was paid $15,000 in 2002 under the terms of the consulting agreement.

         We entered into an employment agreement with Jeffrey F. Poore, which commenced on March 19, 2003 and expires on March 19, 2006. The employment agreement requires Mr. Poore to devote substantially all of his working time as our President and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreements) and prohibits him from competing with us for two years following the termination of the employment agreement. The employment agreement provided for the payment of an initial base salary of $175,000, effective as of March 19, 2003. The employment agreement also provided for salary increases and bonuses as shall be determined at the discretion of our Board of Directors. The employment agreement further provided for the issuance of stock options to purchase 1,000,000 shares of our common stock at $.16 per share, of which options to purchase 800,000 shares of common stock were vested on March 19, 2003, options for an additional 100,000 shares of common stock was vested on March 19, 2004, and options for an additional 100,000 shares of common stock were vested on March 19, 2005.

         On March 18, 2004, our Board of Directors terminated Mr. Poore's employment for cause as defined in the employment agreement. As a result of the termination of the employment agreement, we believe that we have no further obligations to make salary or bonus payments or provide benefits to Mr. Poore and all of his stock options have terminated. On May 25, 2004, Mr. Poore brought a lawsuit against us. In his complaint he alleged that we unlawfully terminated his employment and, as a consequence, demands judgment against us for $350,000, representing his annual salary for the two remaining years under the employment agreement, for money judgment for the value of his benefits for the two remaining years under the employment agreement, and for the value of the stock options granted to him. We dispute the claims in the complaint and believe there was a sufficient basis to terminate Mr. Poore's employment for cause under the terms of the employment agreement.

         We entered into an employment agreement with John Y. Yoon, which commenced on March 18, 2004 and expires on March 18, 2007. The employment agreement requires Mr. Yoon to devote substantially all of his working time as our President and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with us for two years following the termination of the employment agreement. The employment agreement provides for the payment of an initial base salary of $175,000, effective as of April 1, 2004. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of our Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 1,000,000 shares of our common stock at $.13 per share. These options vest in 36 equal monthly installments of 27,778 shares, beginning on April 30, 2004, until such shares are vested.

         In the event of a change of control of the company, then all outstanding stock options granted to Mr. Yoon shall be immediately vested. A change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 25% of our outstanding shares; (ii) we are merged or consolidated with another corporation and, as a result, less than 25% of the outstanding common shares of the surviving corporation shall be owned in the aggregate by our former shareholders, as the same shall have listed prior to such merger or consolidation; (iii) we sell all or substantially all of its assets to another corporation that is not a wholly owned subsidiary or affiliate; (iv) as a result of any contested election for our Board of Directors, or any tender or exchange offer, merger of business combination or sale of assets, the persons who were our directors before such a transaction shall cease to constitute a majority of our Board of Directors; or
(v) a person other than an officer or director of the company shall acquire more than 20% of the outstanding shares of our common stock.

         We entered into an employment agreement with Aziz A. Mohabbat on October 5, 2004, which was effective as of April 1, 2004, and expires on March 18, 2006. However, the term shall be extended an additional one year period to March 18, 2007 in the event Mr. Mohabbat moves from San Diego, California to Salt Lake City, Utah and becomes a resident of the state of Utah. The employment agreement requires Mr. Mohabbat to devote substantially all of his working time as our Vice President of Operations and Chief Operating Officer, provided that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with us for two years following the termination of the employment agreement. The employment agreement provides for the payment of an initial base salary of $144,500, effective as of April 1, 2004. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of our Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 200,000 shares of our common stock at $.12 per share. These options vest in 36 equal monthly installments of 5,556 shares, beginning on April 30, 2004, until such shares are vested.

         In the event of a change of control of the company, then all outstanding stock options granted to Mr. Mohabbat shall be immediately vested. A change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 25% of our outstanding shares; (ii) we are merged or consolidated with another corporation and, as a result, less than 25% of the outstanding common shares of the surviving corporation shall be owned in the aggregate by our former shareholders, as the same shall have listed prior to such merger or consolidation; (iii) we sell all or substantially all of its assets to another corporation that is not a wholly owned subsidiary or affiliate; (iv) as a result of any contested election for our Board of Directors, or any tender or exchange offer, merger of business combination or sale of assets, the persons who were our directors before such a transaction shall cease to constitute a majority of our Board of Directors; or
(v) a person other than an officer or director of the company shall acquire more than 20% of the outstanding shares of our common stock.

Severance Agreement

         On August 30, 2002, the Board of Directors terminated the employment agreement with Mark R. Miehle who had been serving as our President and Chief Operating Officer. Under the terms of the termination of Mr. Miehle's employment agreement, the stock options issued to him on April 19, 2000 to purchase 150,000 shares of our common stock at $6.00 per share, on September 11, 2001 to purchase 110,000 shares of our common stock at $2.75 per share, and on January 28, 2002 to purchase 55,000 shares of our common stock at $2.75 per share were fully vested as of the date of such termination and continue to be exercisable for a period of one year following the termination of a consulting agreement, at which time such options would expire.

         The termination of the employment agreement also required us to enter into a consulting agreement with Mr. Miehle. Under the terms of the consulting agreement, Mr. Miehle was to provide consulting services to us for a period of six months for a fee of $5,000 per month. The consulting agreement was to be automatically renewed for an additional six months at a fee of $3,000 per month unless we delivered written notice to Miehle at least 30 days prior to the end of the initial six month term that we would not renew the agreement. We paid Mr. Miehle a total of $15,000 under the consulting agreement for consulting services during the months of September, October and November of 2002. We also provided written notice to Mr. Miehle more than 30 days prior to the end of the initial six month term of the consulting agreement of our intention not to review the agreement.

Limitation of Liability and Indemnification

         We reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. We believe that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow our directors the benefit of Delaware General Corporation Law that provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by Delaware law. Our Bylaws authorize the use of indemnification agreements and we have entered into such agreements with each of our directors and executive officers.

         There is pending litigation against Thomas F. Motter, Mark R. Miehle and John W. Hemmer, former officers of the company, to whom we have indemnification obligations. The pending litigation consists of class action complaints for alleged violations of the federal securities laws filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of others similarly situated v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC, Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, and John Hemmer, Case No. 2:03 CV00513PGC, and Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. We have retained legal counsel to review the complaints, which appear to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, each of the complaints alleges that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). The complaints also allege that on July 11, 2002, we issued a press release falsely announcing that we had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $35 million of orders to be completed in the third year. As a result of these statements, the complaints contend that the price of our shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased our common shares during that period suffered substantial damages. The complaints request judgment for unspecified damages, together with interest and attorneys' fees. These three cases have been consolidated into a single action. If we are not successful in defending and protecting our interests in these cases, resulting in a judgment against us for substantial damages, and U.S. Fire Insurance Company denies coverage in the cases under the Directors and Officers Liability and Company Reimbursement Policy, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         There is also pending litigation against Messrs. Motter, Miehle and Hemmer in an action filed in the United States District Court, District of Utah by Innovative Optics, Inc. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. Had Innovative and Barton known the truth, the complaint contends, they would not have sold Innovative to us, would not have purchased our stock for the assets of Innovative, or would not have purchased the stock at the inflated prices that were paid. The complaint further contends that as a result of these statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint further claims that 491,250 of the shares to be issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleges that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damages in an amount to be proven at trial. We filed an answer to the complaint and also filed counterclaims against Innovative and Barton for breach of contract. If we are not successful in defending and protecting our interests in this action, resulting in a judgment against us for substantial damages, and U.S. Fire denies coverage in the cases under the Directors and Officers Liability and Company Reimbursement Policy, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         Finally, there is also pending litigation against Messrs. Motter, Miehle and Hemmer and Randall A. Mackey, Chairman of the Board and Secretary, to whom we have indemnification obligations, in a class action complaint filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned
Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle,

Randall A. Mackey, and John Hemmer, Case No. 030922608. We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleges that we falsely stated in its Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleges that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. If we are not successful in defending and protecting our interests in the action, resulting in a judgment against us for substantial damages, and U.S. Fire denies coverage in this action under the Directors and Officers Liability and Company Reimbursement Policy, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         Except for these litigation matters, there is no pending litigation or proceedings involving a director, officer, employee or other agent of our company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of any class of our common stock to file initial reports of ownership and reports of changes of ownership of common stock. Such persons are also required to furnish us with all
Section 16(a) reports they file.

         Based solely on our review of the copies of such reports received by us with respect to fiscal 2004, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with, except that Dr. David M. Silver, a director of the company, through an oversight, filed a late stock transaction report covering four transactions. No other late filings occurred during 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 31, 2005 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                Number of       Percent of
 Name and Address(1)                             Shares         Ownership
 -------------------                             ------         ---------
 Douglas A. MacLeod, M.D. (2)                   3,068,451         11.1%
     502 South M Street
     Tacoma Washington 98405
 Dr. David M. Silver (3)                          761,166          2.7%
 Randall A. Mackey (3)                            725,000          2.6%
 Keith D. Ignotz (3)                              454,560          1.6%
 John Y. Yoon (3)                                 222,224             *
 John C. Pingree (3)                              231,500             *
 Aziz A. Mohabbat (3)                              44,448             *
                                             ------------
 Executive officers and directors
    as a group (six persons)                    2,438,898          8.8%
         -----------------
         *Less than 1%.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah, 84119.
(2) Based on our shareholder records, Dr. McLeod owns 1,218,451 shares and is our largest sole shareholder. Dr. McLeod's beneficial ownership is believed to also include 400,000 shares held by the Douglas A. MacLeod, M.D. Profit Sharing Trust, 200,000 shares held by St. Mark's Eye Institute and 720,000 shares held by Milan Holdings, Ltd., which we believe Dr. MacLeod to have sole or shared voting and dispositive powers with regard to such shares. Dr. McLeod's beneficial ownership further includes shares that may be acquired currently or within 60 days after January 31, 2005 through the exercise of warrants as follows: Dr. MacLeod, 200,000 shares; Douglas A. MacLeod, M.D. Profit Sharing Trust; 100,000 shares; St. Mark's Eye Institute, 50,000 shares; and Milan Holdings, Ltd., 180,000 shares.
(3) The amounts shown include shares that may be acquired currently, or within 60 days after January 31, 2005 through the exercise of stock options are follows: Dr. Silver, 725,000 shares; Mr. Mackey, 725,000 shares; Mr. Ignotz, 453,851 shares; Mr. Yoon, 222,224; Mr. Pingree, 125,000 shares; and Mr. Mohabbat, 44,448 shares.

                              CERTAIN TRANSACTIONS

         The information set forth herein describes certain transactions between us and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

         Thomas F. Motter, our former Chairman of the Board and Chief Executive Officer, leased his former residence to us for $2,500 per month. The primary use of the residential property was for housing accommodations for our employees living outside of Utah while they were working at our corporate headquarters in Salt Lake City. We paid $2,500 and $14,000 in rent during 2003 and 2002, respectively. This agreement was terminated on January 31, 2003.

         We entered into a consulting agreement with Mark R. Miehle, our former President and Chief Operating Officer for a period of six-months commencing on September 3, 2002. The agreement was renewable for additional six month terms. We did not renew the contract upon its expiration. We paid $1,000 and $15,000 under this agreement during 2003 and 2002, respectfully, and had an accrual of $5,000 as of December 31, 2002.

         Randall A. Mackey, a director since January 21, 2000, and from September 1995 to September 3, 1998 and Chairman of the Board since August 30, 2002, is President and a shareholder of the law firm of Mackey Price Thompson & Ostler, which rendered legal services in connection with various corporate matters. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the fiscal years ended December 31, 2004 and 2003, totaled $90,000 and $97,000, respectively. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the three months ended March 31, 2005 totaled $25,000. As of December 31, 2004, we owed this firm $188,705, which is included in accounts payable.

                             SELLING SECURITYHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock being registered for resale as of May 31, 2005,
(i) by each of the holders of common stock pursuant to registration  rights, and
(ii) by each of the holders of Series E and Series F Convertible preferred stock, assuming each of the Series E and Series F preferred shareholders elects to convert the respective Series E and Series F preferred shares into shares of common stock for resale; (iii) by each of the holders of warrants, assuming each of the warrantholders elects to exercise the warrants to purchase shares of common stock for resale; and (iv) by each of the holders of stock options, assuming each of the optionholders elects to exercise the options to purchase shares of common stock for resale; the number of shares of common stock to be sold by each selling securityholder, and the percentage of each selling securityholder after the sale of the common stock included in this prospectus.


                                                  Shares Beneficially         Number of
                                                    Owned Prior to           Shares Being        Shares Beneficially
                                                        Offering                 Offered        Owned After Offering
                                                  --------------------       -------------      --------------------
      Shareholders                                Number       Percent                          Number        Percent
      ------------                                ------       -------                          ------        -------
John T. Ablamsky(1)                               35,000             *             3,000        32,000            *
Steven J. Ablamsky(2)                             35,000             *             3,000        32,000            *
Morris Ades(3)                                    29,167             *             2,500        26,667            *
Francis Anderson(4)                                8,346             *             8,346             0            *
Joseph S. Anile II                               112,933             *           112,933             0            *
Paul L. Archambeau, M.D.(5)                      255,000           1.0%          255,000             0            *
BNB Associates Investments LP (6)                 43,750             *             3,750        40,000            *
Dr. Ronald A. and Karen Balkin(7)                155,833             *            12,500       143,333            *
Darin Baker(8)                                     2,604             *             2,604             0            *
John H. Banzhaf(9)                                 7,887             *             7,887             0            *
Jerry Bassin(10)                                  29,167             *             2,500        26,667            *
Steven J. Bayern (11)                            112,500             *           112,500             0            *
Alan Beinhacker(12)                                  541             *               541             0            *
Dr. Valery Berger(13)                              2,500             *             2,500             0            *
Michael Bollag(14)                                 3,750             *             3,750             0            *
Dr. Richard G. Bowe, IRA(15)                      29,167             *             2,500        26,667            *
Craig S. Brewer(16)                                5,000             *             5,000             0            *
Christopher Brothers1(17)                          2,604             *             2,604             0            *
Roland A. Catalano, IRA(18)                       87,500             *             7,500        80,000            *
Chicago Investments, Inc. (19)                    87,500             *             7,500        80,000            *
James Corman(20)                                  29,167             *             2,500        26,667            *
Cyndel & Co., Inc. (21)                          487,500           1.9%          487,500             0            *
Lenore Deluca(22)                                  1,234             *             1,234             0            *
Paul Dorfman(23)                                   1,287             *             1,287             0            *
Jack Dushey(24)                                    2,500             *             2,500             0            *
Michael Fenton(25)                                   467             *               467             0            *
Henry A. Fredericks Sep. Property Trust
     dated 10/12/88 (26)                          29,167             *             2,500        26,667            *
Robert L. Frome (27)                             222,917             *           156,250        66,667            *
Generation Capital Associates (28)                23,208             *            23,208             0            *
Richard E. Gerzof(29)                              1,250             *             1,250             0            *
John Harte(30)                                    58,333             *             5,000        53,333            *
John W. Hemmer(31)                                60,000             *            60,000             0            *
Keith D. Ignotz(32)                              200,709             *           200,000           709            *
International Bio-Immune Systems, Inc.(33)       344,000           1.3%          344,000             0            *
Scott Jernigan(34)                                 5,000             *             5,000             0            *
Kenneth Jerome & Company, Inc.(35)               200,000             *           200,000             0            *
KSH Strategic Investment Fund I, LP (36)         237,333           1.0%           20,000       217,333            *
Frances Kehoe(37)                                  1,234             *             1,234             0            *
Terry F. King(38)                                  2,500             *             2,500             0            *
Albert F. Kinzinger, Jr.(39)                      49,220             *             4,220        45,000            *
Albert F. Kinzinger, Sr., IRA(40)                 29,167             *             2,500        26,667            *
Arthur Klansky(41)                                14,583             *             1,250        13,333            *
Helen Kohn(42)                                   139,300             *           139,300             0            *
Patrick N. Kolenik (43)                          112,500             *           112,500             0            *
Jason Konior(44)                                     515             *               515             0            *
Nicole Kregar(45)                                  1,234             *             1,234             0            *
James H. Levi(46)                                 14,499             *             2,500        11,999            *
Joe Levine(47)                                       450             *               450             0            *
Dr. Michael B. Limberg (48)                      309,375           1.2%          309,375             0            *
Daniel S. Lipson(49)                             250,000           1.0%          250,000             0            *
Randall A. Mackey(50)                            475,000           1.6%          475,000             0            *
Douglas A. MacLeod, M.D.(51)                   1,418,451           5.6%        1,000,000       418,451          1.6%
Douglas A. MacLeod, M.D. Profit Sharing
     Trust(52)                                   500,000           2.0%          500,000             0            *
Damian Maggio(53)                                    515             *               515             0            *
Thomas L. Martin(54)                               7,500             *             7,500             0            *
Lewis Mason(55)                                    3,887             *             3,887             0            *
Frank G. Mauro(56)                               153,225             *           153,225             0            *

Mentor Corporation (57)                          763,651           3.0%          763,651             0            *
Mid-Lakes Profit Sharing Trust
     dated 1/1/66 (58)                            29,167             *             2,500        26,667            *
Milan Holdings, Ltd.(59)                         900,000           3.5%          900,000             0            *
James McKeever(60)                                 1,000             *             1,000             0            *
James A. Milgard(61)                             218,750             *            18,750       200,000            *
Robert Moulallem(62)                               1,000             *             1,000             0            *
Kay Murcer(63)                                    11,667             *             1,000        10,667            *
Nancy Murdocco(64)                                 1,234             *             1,234             0            *
Bernard Musmand(65)                                  450             *               450             0            *
Dr. Joseph R. Nemeth(66)                           9,375             *             9,375             0            *
Jules M. Ness, Jr.(67)                            39,167             *             2,500        36,667            *
Karen Ann Orlando(68)                              1,234             *             1,234             0            *
OTATO Limited Partnership (69)                    12,500             *            12,500             0            *
Michael Pancer Profit Sharing Plan(70)             2,500             *             2,500             0            *
Roberto E. Parra(71)                               6,500             *             6,500             0            *
Barry Pearl(72)                                   10,000             *            10,000             0            *
Perceptive Life Sciences Master Fund (73)         64,132             *            20,000        44,132            *
David Peterson(74)                                 3,750             *             1,250         2,500            *
John Petrucco(75)                                  1,320             *             1,320             0            *
Victor Polakof(76)                                 2,500             *             2,500             0            *
Polycore Optical Pte., Ltd. (77)                 694,816           2.7%          694,816             0            *
Sal Vatore Ponzo(78)                               4,500             *             4,500             0            *
Charles S. Pritchard(79)                          10,103             *            10,103             0            *
ProMed Partners, L.P.(80)                        283,728           1.1%           23,035       260,693          1.0%
ProMed Partners I (81)                            24,440             *            24,440             0            *
ProMed Partners II (82)                           29,517             *             2,530        26,987            *
Dr. Soleiman Rabanipour(83)                       14,583             *             1,250        13,333            *
Dr. Sheldon Rabin, IRA(84)                         5,000             *             5,000             0            *
Delbert D. Reichardt(85)                           7,888             *             7,888             0            *
Marsha and Barry Reiss(86)                         5,833             *               500         5,333            *
Rodman & Renshaw, Inc.(87)                        35,000             *            35,000             0            *
Edwin W. and Cheryl S. Richardson(88)             29,167                           2,500        26,667            *
St. Mark's Eye Institute(89)                     250,000           1.0%          250,000             0            *
Joel Schoenfeld, IRA(90)                          29,167             *             2,500        26,667            *
Judy Shapiro Trust dated 5/15/01(91)              58,333             *             5,000        53,333            *
Shadow Capital LLC (92)                           58,333             *             5,000        53,333            *
Dr. David M. Silver(93)                          491,666           1.6%          475,000        16,666            *
Richard C. Siskey(94)                             47,766             *            10,000        37,766            *
Mary Ellen Spedale(95)                             1,234             *             1,234             0            *
Ronit Sucoff(96)                                  93,503             *            86,800         6,703            *
Scott Sucoff(97)                                   5,928             *             5,928             0            *
WEC Asset Management LLC (98)                     10,000             *            10,000             0            *
White Living Trust (99)                           14,583             *             1,250        13,333            *
Jeffrey A. Wietzman(100)                          14,583             *             1,250        13,333            *
James C. Wilson(101)                              56,333             *             5,000        51,333            *
Matthew Zagon(102)                                 2,833             *             2,833             0            *
Class A Warrantholders                         1,000,000                       1,000,000             0
                                              ----------                       ---------     ---------
       TOTAL                                  11,791,710                       9,471,437     2,320,273
_________________

(1) Includes the resale of 3,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(2) Includes the resale of 3,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.

(3) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(4) Includes the resale of 8,346 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(5) Includes the resale of 51,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(6) Includes the resale of 3,750 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing partner of BNB Associates Investments LP is Benjamin Bollag, who exercises sole voting and investment powers.
(7) Includes the resale of 12,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(8) Includes the resale of 2,604 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(9) Includes the resale of 7,887 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(10) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(11) Includes the resale of 112,500 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share. Mr. Bayern is a former director of the company.
(12) Includes the resale of 541 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(13) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(14) Includes the resale of 3,750 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(15) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(16) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(17) Includes the resale of 2,604 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(18) Includes the resale of 7,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(19) Includes the resale of 7,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The president of Chicago Investments, Inc. is Linda Gallenberger, who exercises sole voting and investment powers.
(20) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(21) Includes the resale of 237,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share, and 250,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $3.00 per share. The chairman, director and 50% shareholder of Cyndel & Co., Inc. is Stephen J. Bayern and the president, director and 50% shareholder of Cyndel is Patrick N. Kolenik, who together exercise share voting and investment powers. Messrs. Bayern and Kolenik are each a former director of the company. On October 1, 1999 an April 1, 2000, Cyndel entered into consulting agreements with the company to perform unspecified investment banking services for the company.
(22) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(23) Includes the resale of 1,287 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(24) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(25) Includes the resale of 467 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(26) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The trustee of Henry A. Fredericks Sep. Property Trust is James D. White, who exercises sole voting and investment powers.

(27) Includes the resale of 156,250 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share. Mr. Frome is a former director of the company.
(28) Includes the resale of 23,208 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The general partner of Generation Capital Associates is Frank E. Hart, who exercises sole voting and investment powers.
(29) Includes the resale of 1,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(30) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(31) Includes the 60,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $5.00 per share. Mr. Hemmer is the former senior vice president of the company
(32) Includes the resale of 75,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share and 125,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $2.75 per share. Mr. Ignotz is a director o the company.
(33) The president of International Bio-Immune Systems, Inc. is Leslie F. Stern, who exercises sole voting and investment powers.
(34) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(35) Includes the resale of 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $8.125 per share, and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $7.50 per share.
(36) Includes the resale of 20,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing partners of KSH Strategic Investment Fund I, LP are Cary W. Sucoff and Harvey R. Kohn, who exercise shared voting and investment powers.
(37) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(38) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(39) Includes the resale of 4,220 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(40) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(41) Includes the resale of 1,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(42) Includes the resale of 86,800 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(43) Includes the resale of 112,500 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share. Mr. Kolenik is a former director of the company.
(44) Includes the resale of 515 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(45) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(46) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(47) Includes the resale of 450 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(48) Includes the resale of 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share, 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $6.75 per share, 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.75 per share, and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. Dr. Limberg served as a consultant to the company.
(49) Includes the resale of 50,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $.25 per share.
(50) Includes the resale of 75,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $6.00 per share, 75,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share, and 325,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $2.75 per share. Mr. Mackey is the chairman of the board and secretary of the company.

(51) Includes the resale of 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(52) Includes the resale of 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(53) Includes the resale of 515 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(54) Includes the resale of 5,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $5.00 per share, and 2,500 shares of common stock issuable upon the exercise of options wit an exercise price of $2.75 per share.
(55) Includes the resale of 3,887 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(56) Includes the resale of 141,975 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share, and 11,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(57) The senior vice president and chief financial officer of Mentor Corporation is Adel Michael, who exercises sole voting and investment powers. On October 24, 1999, Mentor entered into an asset purchase agreement with the Company to sell Mentor's cataract surgery product line.
(58) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The trustee of the Mid-Lakes Profit Sharing Trust dated 1/1/66 is John Harte, who exercises sole voting and investment powers.
(59) Includes the resale of 180,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(60) Includes the resale of 1,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(61) Includes the resale of 18,750 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(62) Includes the resale of 1,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(63) Includes the resale of 1,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(64) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(65) Includes the resale of 450 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(66) Includes the resale of 9,375 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(67) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(68) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(69) Includes the resale of 12,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The chief financial officer of OTAT Limited Partnership is James W. Santori, who exercises sole voting and investment powers.
(70) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(71) Includes the resale of 4,000 shares of common stock issuable upon the exercise of options wit an exercise price of $5.00 per share, and 2,500 shares of common stock issuable upon the exercise of options with an exercise price of $2.75 per share.
(72) Includes the resale of 10,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(73) Includes the resale of 20,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The director of Perceptive Life Sciences Master Fund is Joseph Adelman, who exercises sole voting and investment powers.
(74) Includes the resale of 1,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(75) Includes the resale of 1,320 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.

(76) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(77) The managing director of Polycore Optical Pte., Ltd. is Sammy Summargo, who exercises sole voting and investment powers.
(78) Includes the resale of 4,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(79) Includes the resale of 4,103 shares of common stock issuable upon the exercise of stock options with an exercise price of $5.00 per share, and 6,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $2.75 per share.
(80) Includes the resale of 23,035 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing directors of ProMed Partners, L.P. are Barry Kurokawa and David B. Muskett, who exercise sole voting and investment powers.
(81) Includes the resale of 24,440shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing directors of ProMed Partners I are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.
(82) Includes the resale of 2,530 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing directors of ProMed Partners II are Barry Kurokawa and David
         B. Muskett, who exercise shared voting and investment powers.
(83) Includes the resale of 1,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(84) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(85) Includes the resale of 7,888 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(86) Includes the resale of 500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(87) Includes the resale of 35,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $2.00 per share.
(88) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(89) Includes the resale of 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.
(90) Includes the resale of 2,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(91) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The trustees of the Judy Shapiro Trust dated 5/15/01 are Alan and Judy Shapiro, who exercise shared voting and investment powers.
(92) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The manager of Shadow Capital LLC i B. Kent Garlinghouse, who exercises sole voting and investment powers.
(93) Includes the resale of 75,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $6.00 per share, 75,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $4.00 per share, and 325,000 shares of common stock issuable upon the exercise of stock options with an exercise price of $2.75 per share. Dr. Silver is a director o the company.
(94) Includes the resale of 10,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(95) Includes the resale of 1,234 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(96) Includes the resale of 86,800 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(97) Includes the resale of 5,928 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(98) Includes the resale of 10,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The managing director of WEC Asset Management LLC is Daniel J. Saks, who exercises sole voting and investment powers.
(99) Includes the resale of 1,250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share. The trustees of the White Living Trust are James and Jean Ann White, who exercis shared voting and investment powers.

(100) Includes the resale of 1.250 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(101) Includes the resale of 5,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.
(102) Includes the resale of 2,833 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share.

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, of which 28,530,074 shares were issued and outstanding as of May 31, 2005, and 5,000,000 shares of undesignated preferred stock, $.001 par value per share. We have created seven classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock, Series F convertible preferred stock and Series G convertible preferred stock. The following is a summary of the material terms and provisions of our capital stock and related securities. Because it is a summary, it does not include all of the information that is included in our certificate of incorporation. The text of our certificate of incorporation, which is attached as an exhibit to this registration statement, is incorporated into this section by reference.

Common Stock

         Voting Rights. The holders of our common stock will have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

         Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

         Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

         Our certificate of incorporation provides that 5,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control with respect to our company or the removal of existing management. As of May 31, 2005, we have created and issued shares of seven classes of preferred stock.

Series A, B, C, D, E, F and G Preferred Stock.

         The Board of Directors has authorized the issuance of 500,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 30,000 shares of Series C Preferred Stock, 1,140,000 shares of Series D Preferred Stock, 50,000 shares of Series E Preferred Stock, 50,000 shares of Series F Preferred Stock, and 2,000,000 shares of Series G Preferred Stock. Each of the shares of preferred stock are convertible into shares of common stock at a different conversion price. As of May 31, 2005, there were issued and outstanding 5,627 shares of Series A Preferred Stock convertible into 6,753 shares of our common stock; 8,986 shares of Series B Preferred Stock convertible into 10,783 shares of our common stock; no shares of Series C Preferred Stock; 5,000 shares of Series D Preferred Stock; 1,000 shares of Series E Preferred Stock convertible into 53,333 shares of common stock; 4,598.75 shares of Series F Preferred Stock convertible into 245,267 shares of our common stock; and 1,726,560 shares of Series G Preferred Stock convertible into 1,726,560 shares of our common stock The voting rights, dividends, conversion rights, redemption rights, and liquidation rights of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock are more fully described below.

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Series A Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series A preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series A preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series A preferred stock is entitled to non-cumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series A preferred stockholder may convert each share of Series A preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series A preferred stockholders are entitled to distributions equal to $1.00 per share, plus accrued and unpaid dividends. The shares of Series A preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series A preferred stock or our common stock.

Series B Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series B preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series B preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series B preferred stock is entitled to non-cumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series B preferred stockholder may convert each share of Series B preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series B preferred stockholders are entitled to distributions equal to $4.00 per share, plus accrued and unpaid dividends. The Series B preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A preferred stock. The shares of Series B preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series B preferred stock or our common stock.

Series C Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series C preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series C preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  C   preferred   stock  is   entitled  to  12%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series C preferred stockholder may convert each share of Series C preferred stock into 57.14 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series C preferred stock outstanding after January 1, 2002, are automatically converted into our shares to common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series C preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series C preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series C preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A and Series B preferred stock. No shares of Series C preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series C preferred stock or our common stock.

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Series D Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series D preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series D preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  D   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series D preferred stockholder may convert each share of Series D preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series D preferred stock outstanding after January 1, 2002, are automatically converted into our shares of common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series D preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series D preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $1.75 per share, plus declared but unpaid dividends. The Series D preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B and Series C preferred stock. No shares of Series D preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series D preferred stock or our common stock.

Series E Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series E preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series E preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  E   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series E preferred stockholder may convert each share of Series E preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series E preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series E preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series E preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series E preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C and Series D preferred stock. No shares of Series E preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series E preferred stock or our common stock.

Series F Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series F preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series F preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  F   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series F preferred stockholder may convert each share of Series F preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series F preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

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

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series F preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series F preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $1.00 per share, plus declared but unpaid dividends. The Series F preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D and Series E preferred stock. No shares of Series F preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series F preferred stock or our common stock.

Series G Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series G preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series G preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  G   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series G preferred stockholder may convert each share of Series G preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series G preferred stock outstanding are automatically converted into shares of our common stock (i) after August 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series G preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series G preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $.25 per share, plus declared but unpaid dividends. The Series G preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D, Series E and Series F preferred stock. No shares of Series G preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series G preferred stock or our common stock. Under the terms of the private offering of Series G preferred shares, we are required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement has not been declared effective within 120 days of the initial closing of such offering on August 29, 2003, there is a penalty of 2% per month payable to the Series G preferred stockholders in common shares (or 39,631 common shares per month) until the registration statement is declared effective. As of September 30, 2004, we had recorded a liability of $43,000 related to the 356,682 common shares to be issued to the Series G preferred stockholders because the registration statement had not been declared effective as of that date.

Warrants

         Between June 10, 1997 and June 23, 2005, we issued warrants to individuals and entities that are currently outstanding to purchase a total of 15,371,881 shares of our common stock at exercise prices ranging from $.15 per share to $8.125 per share. The warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.

         The warrants that are currently issued and have not been exercised, and the exercise price and expiration date of such warrants are as follows:

         o Class A Warrants to purchase 1,000,000 shares of common stock at an exercise price of $7.50 per share, exercisable through July 10, 2006.

         o Warrants issued to Series E preferred stockholders to purchase 241,095 shares of common stock at an exercise price of $4.00 per share, exercisable through May 23, 2006.

         o Warrants issued to Series F preferred stockholders to purchase 251,114 shares of common stock at an exercise price of $4.00 per share, exercisable through August 20, 2006.

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

         o Warrants issued to Kenneth Jerome & Company, Inc. to purchase 200,000 shares of common stock at exercise prices ranging from $7.50 to $8.125 per share, exercisable through July 10, 2005.
         o Warrants issued to Cyndel & Company, Inc. to purchase 475,000 shares of common stock at exercise prices ranging from $3.00 to $4.00 per share, exercisable during the period from August 10, 2005 to February 7, 2006.
         o Warrants issued to Dr. Michael B. Lindberg to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share, exercisable during the period of from December 1, 2008 through June 1, 2011.
         o Warrants issued to Helen Kohn and Ronit Sucoff to purchase 50,000 shares each of common stock at an exercise price of $4.00 per share, exercisable through February 7, 2006.
         o Warrants issued to Rodman & Renshaw to purchase 35,000 shares of common stock at an exercise price of $2.00 per share, exercisable through May 13, 2006.
         o Warrants issued to Paul L. Archanbeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Inc., Frank G. Mauro, and Delbert G. Reichardt to purchase an aggregate of 788,750 shares of common stock at an exercise price of $.25 per share, exercisable through September 6, 2005.
         o Warrants issued to certain investors in a private placement transaction to purchase an aggregate of 422,634 shares of common stock at an exercise price of $.75 per share, exerciseable through June 25, 2005.
         o Warrants issued to Series G Preferred warrantholders to purchase 470,589 shares of common stock at an exercise price of $.50 per share, exercisable through September 1, 2006.
         o Warrants issued to Alpha Advisory Services, Inc. to purchase 25,000 shares of common stock at an exercise price of $.15 per share, exerciseable through September 28, 2007.
         o Warrants issued to Valvidia Trading, Inc. to purchase 200,000 shares of common stock at an exercise price of $.15 per share, exerciseable through January 14, 2008.
         o Warrants issued to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC to purchase 5,621,694 shares of common stock at an exercise price of $.20 per share, exercisable through April 27, 2010.
         o Warrants issued to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, and New Millennium Capital Partners II, LLC to purchase 5,291,005 shares of common stock at an exercise price of $.20 per share, exercisable through June 23, 2010.

Convertible Notes and Warrants

      To obtain funding for our ongoing operations, we entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of our common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide us with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;

         o $800,000 was disbursed on June 23, 2005 after filing a registration statement on June 22, 2005,l which covered shares of common stock underlying the callable secured convertible notes and the warrants; and

         o $850,000 will be disbursed within five days of the effectiveness of the registration statement.

        Each closing under the securities purchase agreement is subject to the following conditions:

         o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

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

         o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

         o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (A) 270 days from April 27, 2005, and (B) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the Over-the-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         As of June 20, 2005, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days as reported on the Over-the-Counter Bulletin Board was $.05 and, therefore, the conversion price for the callable secured convertible notes was $.03. Based on this conversion price, the $2,500,000 callable secured convertible notes, excluding interest, were convertible into 83,333,333 shares of our common stock. As of June 20, 2005, none of the callable secured convertible notes have been converted.

         The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.09 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of

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

common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

         We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the April 27, 2005 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

         See the "Risk Factors" section for a complete description of the callable secured convertible notes and warrants.

         Certain Provisions of Certificate of Incorporation. Our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors shall not be liable to us and our stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by us to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. We have entered into indemnification agreements with our officers and directors. Such indemnification agreements provide that we will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Our transfer agent and registrar for our common stock and the Warrant Agent for the Class A warrants is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         We may solicit the exercise of Class A warrants through a registered or licensed broker-dealer. Upon exercise of Class A warrants, Paradigm will pay such soliciting broker-dealer a fee of 5% of the aggregate exercise price of Class A warrants exercised, if: (i) the market price of the common stock on the date the Class A warrant is exercised is greater than the then exercise price of the Class A warrant; (ii) the exercise of the Class A warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Class A warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made by delivery of this prospectus or otherwise) both at the time of the offering and at the time of exercise of the Class A warrant; and (v) the solicitation of exercise of the Class A warrant is not in violation of Regulation M.

         In connection with the solicitation of the Class A warrant exercises, the soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to Paradigm's securities for the period commencing either two or nine business days (depending on the market price of the common stock) prior to any solicitation activity for the exercise of Class A warrants until the later of (a) the termination of such solicitation activity, or (b) the termination (by waiver or otherwise) of any right which the soliciting broker-dealer may have to receive a fee for the exercise of Class A warrants following such solicitation. As a result, the soliciting broker-dealer may be unable to provide a market for Paradigm's securities, should it desire to do so, during certain periods while the respective Class A warrants are exercisable.

         We do not plan to solicit Series E or Series F preferred stockholders regarding the conversion of their Series E or Series F preferred shares into shares of common stock, which have been registered for resale upon conversion.

         The resale of the common stock by the Series E and Series F preferred stockholders that elect to convert their respective shares of Series E and Series F preferred stock to shares of common stock and the holders of Class A warrants, Kenneth Jerome warrants, Cyndel warrants and warrants issued to Dr. Michael B. Limberg, John W. Hemmer, Helen Kohn, Ronit Sucoff, Rodman & Renshaw, Inc., Paul L. Archambeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G. Mauro and Delbert D. Reichardt that elect to exercise their respective warrants and purchase common stock (collectively, the "Selling Securityholders"), may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their shares of common stock directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the common stock from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders will pay all commissions, transfer taxes, and other expenses associated with the sale of common stock by them.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.

         The only Selling Securityholders who are affiliates of broker-dealers are Steven J. Bayern and Patrick N. Kolenik, who are each an officer, a director and a shareholder of Win Capital Corp. Messrs. Bayern and Kolenik each received stock options as consideration for services as a director of Paradigm. At no time has Mr. Bayern or Mr. Kolenik had any agreements or understandings, directly or indirectly, with any person to distribute the stock options or the underlying common shares to be issued in connection with the exercise of such options.

         From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Securityholders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                     EXPERTS

         Our consolidated financial statements for year ended December 31, 2003 included in this prospectus have been audited by Tanner LC, independent auditors, as stated in their report appearing herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting. Our consolidated financial statements for the year ended December 31, 2004 included in this prospectus have been audited by Chisholm, Bierwolf & Nilson, independent auditors, as stated in their report appearing herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock in this offering will be passed upon for us by Mackey Price Thompson & Ostler, Salt Lake City, Utah. Randall A. Mackey, the President, a director and a shareholder of the law firm of Mackey Price Thompson & Ostler is our Chairman of the Board and Secretary. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the fiscal years ended December 31, 2004 and 2003 totaled $90,000 and $97,000, respectively. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the three months ended March 31, 2005 totaled $25,000. As of December 31, 2004, we owed the firm $188,705, which is included in the accounts payable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

         You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov.

         We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. We furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

                        PARADIGM MEDICAL INDUSTRIES, INC.
                                   FORM 10-QSB

                      FOR THE QUARTER ENDED MARCH 31, 2005


                                      INDEX

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements.............................................................. 1

         Condensed Balance Sheet (unaudited) - March 31, 2005.............................. 1

         Condensed Statements of Operations (unaudited) for the three months ended
         March 31, 2005 and March 31, 2004................................................. 2

         Condensed Statements of Cash Flows (unaudited) for the three months ended
              March 31, 2005 and March 31, 2004 ........................................... 3

         Notes to Condensed Financial Statements (unaudited)............................... 4

Item 2.  Management's Discussion and Analysis or
              Plan of Operation ........................................................... 7

Item 3.  Controls and Procedures  ........................................................ 12

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings................................................................ 12

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds...................... 18

Item 3.  Defaults Upon Senior Securities.................................................. 18

Item 4.  Submission of Matters to a Vote of Security Holders.............................. 18

Item 5.  Other Information................................................................ 19

Item 6.  Exhibits and Reports on Form 8-K................................................. 19

Signature Page ........................................................................... 22


                        PARADIGM MEDICAL INDUSTRIES, INC.
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                                                March 31,  2005
                                                               -----------------

ASSETS
Current Assets
  Cash & Cash Equivalents                                      $         70,000
  Receivables, Net                                                      535,000
  Inventory                                                             745,000
  Prepaid Expenses                                                       43,000
                                                               -----------------

              Total Current Assets                                    1,393,000

Intangibles, Net                                                        679,000
Property and Equipment, Net                                              86,000
                                                               -----------------
                    Total Assets                               $      2,158,000
                                                               =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade Accounts Payable                                       $        745,000
  Accrued Expenses                                                      797,000
  Current Portion of Long-term Debt                                      42,000
                                                               -----------------
                    Total Current Liabilities                         1,584,000
  Long-term Debt                                                          5,000
                                                               -----------------
               Total Liabilities (Commitment)                         1,589,000
                                                               -----------------

Stockholders' Equity:
Preferred Stock, Authorized:
5,000,000 shares, $.001 par value
     Series A
        Authorized:  500,000 shares; issued and
        outstanding: 5,627 shares at March 31, 2005                          -
     Series B
        Authorized:  500,000 shares; issued and
        outstanding: 8,986 shares at March 31, 2005                          -
     Series C
        Authorized:  30,000 shares; issued and
        outstanding: zero shares at March 31, 2005                           -
     Series D
        Authorized:  1,140,000 shares; issued and
        outstanding: 5,000 shares at March 31, 2005                          -
     Series E
        Authorized:  50,000 shares; issued and
        outstanding: 1,000 shares at March 31, 2005                          -
     Series F
        Authorized:  50,000 shares; issued and
        outstanding: 4,598.75 shares at March 31, 2005                       -
     Series G
        Authorized:  2,000,000 shares; issued and
        outstanding: 1,726,560 shares at March 31, 2005                   2,000
Common Stock, Authorized:
80,000,000 shares, $.001 par value; issued and
outstanding: 28,280,074 at March 31, 2005                                28,000
Additional paid-in-capital                                           57,669,000
Accumulated Deficit                                                 (57,130,000)
                                                               -----------------
                      Total Stockholders' Equity                        569,000
                                                               -----------------
                 Total Liabilities and Stockholders' Equity    $      2,158,000
                                                               =================

            See accompanying notes to condensed financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                        Three Months Ended
                                                              March 31,
                                                       2005             2004
                                                    ------------    ------------

Sales                                               $    528,000    $   583,000

Cost of Sales                                            214,000        227,000
                                                    ------------    ------------

                   Gross Profit                          314,000        356,000
                                                    ------------    ------------

Operating Expenses:
  Marketing and Selling                                  180,000        185,000
  General and Administrative                             258,000        304,000
  Research, Development and Service                      210,000        227,000
                                                    ------------    ------------

                  Total Operating Expenses               648,000        716,000
                                                    ------------    ------------

Operating Income (Loss)                                 (334,000)      (360,000)

Other Income and (Expense):
  Interest Income                                              -          2,000
  Interest Expense                                        (4,000)        (6,000)
  Other Income (Expense)                                  15,000              -
                                                    ------------    ------------

    Total Other Income and (Expense)                      11,000         (4,000)
Net Income (Loss) Before Provision
    for Income Taxes                                    (323,000)      (364,000)

Income Taxes                                                   -              -
                                                    ------------    ------------

Net Income (Loss)                                   $   (323,000)   $  (364,000)
                                                    ============    ============

Net Loss Per Common Share
      - Basic and Diluted                           $      (0.01)   $     (0.01)
                                                    ============    ============

Weighted Average Outstanding
    Shares - Basic and Diluted                        27,121,000      25,373,000
                                                    ============    ============


            See accompanying notes to condensed financial statements.

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         Three Months Ended March 31,
                                                                           2005               2004
                                                                        -----------------------------
Cash Flows from Operating Activities:
-------------------------------------
  Net Loss                                                              $  (323,000)      $  (364,000)
  Adjustment to Reconcile Net Loss to Net
    Cash Used In Operating Activities:
       Depreciation and Amortization                                         23,000            41,000
       Issuance of Common Stock for Satisfaction of Penalty                  52,000                 -
       Issuance of Stock Option/Warrant for Services                              -                 -
       Increase/Decrease in Inventory Reserve                                     -                 -
       Provision for Losses on Receivables                                   (7,000)                -
(Increase) Decrease from Changes in:
       Trade Accounts Receivable                                            129,000           218,000
       Inventories                                                          (25,000)          135,000
       Prepaid Expenses                                                      22,000          (102,000)
Increase (Decrease) from Changes in:
       Trade Accounts Payable                                                (7,000)          (20,000)
       Accrued Expenses and Deposits                                        (61,000)           73,000
                                                                        -----------       -----------

       Net Cash Used in Operating Activities                               (197,000)          (19,000)
                                                                        -----------       -----------

Cash Flow from Investing Activities:
------------------------------------
  Net Cash Paid in Acquisition                                                    -                 -
                                                                        -----------       -----------

  Net Cash (Used) Provided By Investing Activities                                -                -
                                                                        -----------       -----------

Cash Flows from Financing Activities:
-------------------------------------
  Principal Payments on Notes Payable                                       (14,000)          (13,000)
  Proceeds from Issuance of Common Stocks                                   150,000                 -
                                                                        -----------       -----------

  Net Cash (Used) Provided by Financing Activities                          136,000           (13,000)
                                                                        -----------       -----------

  Net Decrease in Cash and Cash Equivalents                                 (61,000)          (32,000)

Cash and Cash Equivalents at Beginning of Period                            131,000           132,000
                                                                        -----------       -----------

Cash and Cash Equivalents at End of Period                              $    70,000       $   100,000
                                                                        ===========       ===========

Supplemental Disclosure of Cash Flow Information:

  Cash Paid for Interest                                                $     4,000       $     6,000
                                                                        ===========       ===========

  Cash Paid for Income Taxes                                            $         -       $         -
                                                                        ===========       ===========


                 See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


Significant Accounting Policies
-------------------------------

         The accompanying condensed financial statements of the Company have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the periods presented. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2004. The results of operations for the three months ended March 31, 2005, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2005.

Going Concern
-------------

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Historically, the Company has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations, and the Company has incurred significant losses. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         The Company's continuation as a going concern is dependent on its ability to generate sufficient income and cash flow to meet its obligations on a timely basis and/or obtain additional financing as may be required. The Company is actively seeking options to obtain additional capital and financing.

         In addition, the Company has taken significant steps to reduce costs and increase operating efficiencies. Specifically, the Company has significantly reduced the use of consultants, which has resulted in a large decrease in expenses. In addition, the Company has reduced the number of its direct sales representatives, which has resulted in less payroll, travel and other expenses. Although these cost savings have significantly reduced the Company's losses and ongoing cash flow needs, if the Company is unable to obtain equity or debt financing, it may be unable to continue development of its products and may be required to substantially curtail or cease operations.

Net Loss Per Share
------------------

         Net loss per common share is computed on the weighted average number of common and common equivalent shares outstanding during each period. Common stock equivalents consist of convertible preferred stock, common stock options and warrants. Common equivalent shares are excluded from the computation when their effect is anti-dilutive. Other common stock equivalents consisting of options and warrants to purchase 8,760,000 and 5,879,000 shares of common stock and preferred stock convertible into 2,047,000 and 2,302,000 shares of common stock at March 31, 2005 and 2004, respectively, have not been included in loss periods because they are anti-dilutive.

         For the three months ended March 31, 2005, the options and warrants to purchase 8,760,000 shares of common stock were excluded because of the treasury stock method.

         The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the three and six month periods ended March 31, 2005 and March 31, 2004:

                                                    Three Months Ended
                                                               March 31,
                                                          2005          2004
                                                    --------------------------

Basic weighted average shares outstanding           27,121,000     $25,373,000
Common stock equivalents - convertible preferred
   stock                                             2,047,000       2,302,000
                                                    -----------    ------------

Diluted weighted average shares outstanding         29,168,000      27,675,000
                                                    ==========      ==========

Preferred Stock Conversions
---------------------------

         Under the Company's Articles of Incorporation, holders of the Company's Class A and Class B preferred stock have the right to convert such stock into shares of the Company's common stock at the rate of 1.2 shares of common stock for each share of preferred stock. During the three months ended March 31, 2005, no shares of Series A preferred stock and no shares of Series B preferred stock were converted to the Company's common stock.

         Holders of Series D preferred have the right to convert such stock into shares of the Company's common stock at the rate of one share of common stock for each share of preferred stock. During the three months ended March 31, 2005, no shares of Series D preferred stock were converted to the Company's common stock.

         Holders of Series E preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended March 31, 2005, no shares of Series E preferred stock were converted to the Company's common stock.

         Holders of Series F preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended March 31, 2005, no shares of Series F preferred stock were converted to shares of the Company's common stock.

         Holders of Series G preferred have the right to convert such stock into shares of the Company's common stock at the rate of one share of common stock for each share of preferred stock. During the three months ended March 31, 2005, no shares of Series G preferred stock were converted to shares of the Company's common stock.

Warrants
--------

         The fair value of warrants granted as described herein is estimated at the date of grant using the Black-Scholes option pricing model. The exercise price per share is reflective of the then current market value of the stock. No grant exercise price was established at a discount to market. All warrants are fully vested, exercisable and nonforfeitable as of the grant date. As a result of the issuance of 2,000,000 shares of the Company's common stock for $150,000 cash, the Company granted 200,000 warrants to purchase the Company's common stock during the period ended March 31, 2005. The warrants have an exercise price of $.15 per share and expire on January 14, 2008.

Stock - Based Compensation
--------------------------

         For stock options and warrants granted to employees, the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

         Stock options and warrants granted to non-employees for services are accounted for in accordance with SFAS 123 which requires expense recognition based on the fair value of the options/warrants granted. The Company calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                    Three Months Ended June 30,
                                                      2005              2004
                                                   -----------------------------

 Net income (loss) - as reported                   $  (322,000)     $  (364,000)

Deduct:  total stock-based employee
compensation determined under fair value
based method for all awards, net of
related tax effects                                    (78,000)               -
                                                   -----------      ------------

Net loss - pro forma                               $  (401,000)     $  (364,000)
                                                   ===========      ============

Earnings per share:
     Basic and diluted - as reported               $     (0.01)     $     (0.01)
     Basic and diluted - pro forma                 $     (0.01)     $     (0.01)

Related Party Transactions
--------------------------

         Payments for legal services to the firm of which the chairman of the board of directors is a partner were approximately $25,000 and $5,000 for the three months ended March 31, 2005 and 2004, respectively.

Accrued Expenses
----------------

         Accrued expenses consist of the following at March 31, 2005:

        Accrued consulting and litigation reserve             $  457,000
        Accrued payroll and employee benefits                    127,000
        Sales taxes payable                                       14,000
        Customer deposits                                         29,000
        Accrued royalties                                         14,000
        Deferred revenue                                           4,000
       Warranty and return allowance                             123,000
        Other accrued expenses                                    30,000
                                                              ----------
         Total                                                $  797,000
                                                              ==========

Stockholders' Equity
--------------------

         On January 14, 2005, the Company issued 2,000,000 shares of common stock to an accredited investor through a private placement at a price of $.075 per share. The Company received a total of $150,000 in cash from the private placement transaction and issued as a commission warrants to purchase 200,000 shares of the Company's common stock at $.15 per share.

         On February 1, 2005, the Company issued a total of 515,206 shares of common stock to two accredited investors that had purchased shares of the Company's Series G convertible preferred stock in a private placement transaction. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The 515,206 shares represented a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the offering. The value of these shares was $52,000.

Subsequent Event
----------------

         On April 27, 2005, the Company completed financing involving the sale of $2,500,000 in secured convertible notes. The notes are to be purchased in three traunches: the first traunche is in the amount of $850,000, which the Company received upon the signing of the definitive investment agreements on April 27, 2005; the second traunche in the amount of $800,000 upon the filing of a registration statement with the Securities and Exchange Commission; and the third traunche in the amount of $850,000 upon the effectiveness of the registration statement.

         Under the terms of the notes, the unpaid principal balance of notes, together with any accrued interest thereon, are due and payable three years after the date of issuance. The unpaid principal balance on the notes that were purchased on April 27, 2005 is due on April 27, 2008. Interest is payable on the notes at 8% per annum, payable quarterly in cash, with six months of interest payable up front. However, the interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading date during that month.

         The notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property. The notes are also convertible. The Purchasers have the right to convert their notes at any time into shares of the Company's common stock. The conversion price of the notes is equal to the lesser of (i) $.09 and (ii) the average of the lowest intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%.

PARADIGM MEDICAL INDUSTRIES, INC.
Financial Statements
December 31, 2004 and 2003

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Index to Financial Statements

--------------------------------------------------------------------------------


                                                                          Page
                                                                          ----


Report of Chisholm, Bierwolf & Nilson                                     F-2


Report of Tanner LC                                                       F-3


Balance Sheet                                                             F-4


Statements of Operations                                                  F-5


Statements of Stockholders' Equity                                        F-6


Statements of Cash Flows                                                  F-7


Notes to Financial Statements                                             F-8



--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Paradigm Medical Industries, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has suffered recurring operating losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm, Bierwolf & Nilson
Bountiful, Utah
April 8, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and stockholders of Paradigm Medical Industries, Inc.

We have audited the statements of operations, stockholders' equity, and cash flows of Paradigm Medical Industries, Inc. (the Company) for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the results of operations and cash flows of Paradigm Medical Industries, Inc. for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company has incurred significant losses, and has been unable to generate cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Tanner LC
Salt Lake City, Utah
March 5, 2004

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                                   Balance Sheet

                                                               December 31, 2004
--------------------------------------------------------------------------------

              Assets
              ------

Current assets:
     Cash                                                     $         131,000
     Receivables, net                                                   657,000
     Inventories, net                                                   720,000
     Prepaid and other assets                                            65,000
                                                              ------------------

                  Total current assets                                1,573,000

Intangibles, net                                                        679,000
Property and equipment, net                                             109,000
                                                              ------------------

                  Total assets                                $       2,361,000
                                                              ------------------

--------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity
              ------------------------------------

Current liabilities:
     Accounts payable                                         $         752,000
     Accrued liabilities                                                858,000
     Current portion of capital lease obligations                        47,000
                                                              ------------------

                  Total current liabilities                           1,657,000
                                                              ------------------

Capital lease obligations, net of current portion                        14,000
                                                              ------------------

Commitments and contingencies                                                 -

Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000
       shares authorized, 1,751,770 shares issued
       and outstanding (aggregate liquidation
       preference of $1,043,000)                                          2,000
     Common stock, $.001 par value, 80,000,000
       shares authorized, 25,627,764 shares issued
       and outstanding                                                   25,000
     Additional paid-in capital                                      57,470,000
     Accumulated deficit                                            (56,807,000)
                                                              ------------------

                  Total stockholders' equity                            690,000
                                                              ------------------

                  Total liabilities and stockholders' equity  $       2,361,000
                                                              ------------------

--------------------------------------------------------------------------------

See accompanying notes to financial statements.                              F-4


                                                                PARADIGM MEDICAL INDUSTRIES, INC.
                                                                         Statements of Operations

                                                                         Years Ended December 31,
-------------------------------------------------------------------------------------------------


                                                                    2004              2003
                                                               ----------------------------------
Sales                                                         $       3,062,000   $     3,059,000
Cost of sales                                                         1,217,000         2,086,000
                                                              -----------------------------------

         Gross profit                                                 1,845,000           973,000
                                                              -----------------------------------

Operating expenses:
     General and administrative                                        (874,000)       (2,446,000)
     Marketing and selling                                             (801,000)         (920,000)
      Research and development                                         (768,000)       (1,033,000)
      Impairment of assets                                                    -          (150,000)
      Gain on settlement of liabilities                                 206,000           436,000
                                                              -----------------------------------

         Total operating expenses                                    (2,237,000)       (4,113,000)
                                                              -----------------------------------

         Operating loss                                                (392,000)       (3,140,000)
                                                              -----------------------------------
Other income (expense):
     Interest income                                                          -             3,000
      Other expenses                                                    (27,000)                -
     Interest expense                                                   (22,000)          (24,000)
      Gain on sale of investment                                        505,000                 -
                                                              -----------------------------------

         Total other income (expense)                                   456,000           (21,000)
                                                              -----------------------------------

         Income (loss) before provision for income taxes                 64,000        (3,161,000)
Provision for income taxes                                                    -                 -
                                                              -----------------------------------

         Net income (loss)                                    $          64,000   $    (3,161,000)
                                                              -----------------------------------

Beneficial conversion feature on Series G preferred stock                     -          (217,000)
Series G preferred stock dividend due to registration rights            (54,000)                -
Deemed dividend from Series G preferred detachable
  warrants                                                                    -           (53,000)
                                                              -----------------------------------

Net income (loss) applicable to common shareholders           $          10,000   $    (3,431,000)
                                                              -----------------------------------
Earnings (loss) per common share - basic                      $               -   $         (0.14)
                                                              -----------------------------------
Earnings (loss) per common share - diluted                    $               -   $         (0.14)
                                                              -----------------------------------
Weighted average common shares - basic                               25,405,000        24,058,000
                                                              -----------------------------------
Weighted average common shares - diluted                             27,669,000        24,058,000
                                                              -----------------------------------


-------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.                                               F-5



                                                                                       PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                      Statements of Stockholders' Equity

                                                                                  Years Ended December 31, 2004 and 2003
------------------------------------------------------------------------------------------------------------------------

                                        Preferred                          Additional      Stock
                                          Stock      Common                  Paid-In     Subscription       Accumulated
                                       (See Note 8)  Shares     Amount      Capital      Receivable           Deficit
                                        --------------------------------------------------------------------------------

Balance at January 1, 2003              $     -    21,954,238  $ 22,000   $ 56,775,000   $ (294,000)       $ (53,656,000)

Conversion of preferred stock                 -       115,998         -              -            -                    -

Issuance of common stock for:
  Cash                                        -     1,658,032     2,000        428,000            -                    -
  Settlement of litigation                    -     1,562,000     1,000        258,000            -                    -
  Commission on sale on sale of common
     stock                                    -        82,526         -              -            -                    -

Issuance of stock options and warrants
  for Services                                -             -         -         35,000            -                    -

Issuance of Series G preferred stock
  for:
     Cash                                 2,000             -         -        268,000            -                    -

Write off of subscription receivable          -             -         -       (294,000)     294,000                    -

Net loss                                      -             -         -              -            -           (3,161,000)
                                        --------------------------------------------------------------------------------

Balance at December 31, 2003              2,000    25,372,794    25,000    57,470,0000            -          (56,817,000)

Conversion of preferred stock                 -       255,000         -              -            -                    -

Series G preferred stock dividend due
  to registration rights                      -             -         -              -            -              (54,000)

Net income                                    -             -         -              -            -               64,000
                                        --------------------------------------------------------------------------------

Balance at December 31, 2004            $ 2,000    25,627,764  $ 25,000   $ 57,470,000   $        -        $ (56,807,000)
                                        --------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.                                                                      F-6

                                                                          PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                   Statements of Cash Flows

                                                                                   Years Ended December 31,
-----------------------------------------------------------------------------------------------------------


                                                                              2004               2003
                                                                        -----------------------------------
Cash flows from operating activities:
     Net income (loss)                                                  $         64,000    $    (3,161,000)
     Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
         Depreciation and amortization                                           137,000            319,000

         Issuance of stock option/warrant for services                                 -             35,000
         Common stock issued for settlement of litigation                              -            259,000
         Provision for losses on receivables                                    (369,000)           123,000
         Provision for losses on inventory                                      (224,000)           403,000

               Gain on sale of investment                                       (505,000)                 -

Impairment of Intangibles and investments                                                           150,000
(Gain) loss on settlement of liabilities                                        (206,000)          (436,000)
         (Gain) loss on disposal of assets                                        13,000                  -
         (Increase) decrease in:
              Receivables                                                        420,000            113,000
              Inventories                                                        507,000          1,243,000

              Prepaid and other assets                                            76,000            (44,000)
         Increase (decrease) in:
              Accounts payable                                                    42,000             53,000
              Accrued liabilities                                               (432,000)           236,000
                                                                        -----------------------------------

                  Net cash used in
                  operating activities                                          (477,000)          (707,000)
                                                                        -----------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                                                -             (2,000)
     Cash proceeds from sales of investment                                      532,000                  -
                                                                        -----------------------------------

                  Net cash provided by (used in)
                  investing activities                                           532,000             (2,000)
                                                                        -----------------------------------

Cash flows from financing activities:
     Proceeds from issuance of Series G preferred stock                                -            270,000
     Principal payments on notes payable and long-term debt                      (56,000)           (53,000)
     Proceeds from exercise of common stock warrants and options                       -            430,000
                                                                        -----------------------------------
                  Net cash (used in) provided by
                  financing activities                                           (56,000)           647,000

                                                                        -----------------------------------

Net change in cash                                                                (1,000)           (62,000)

Cash, beginning of year                                                          132,000            194,000
                                                                        -----------------------------------

Cash, end of year                                                       $        131,000    $       132,000
                                                                        -----------------------------------


-----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.                                                         F-7

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements

                                                      December 31, 2004 and 2003
--------------------------------------------------------------------------------

1.   Organization       Organization
     and Significant    Paradigm  Medical  Industries,  Inc.  (the Company) is a
     Accounting         Delaware  Corporation  incorporated in October 1989. The
     Policies           Company   is  engaged   in  the   design,   development,
                        manufacture,  and sale of high  technology  surgical and
                        diagnostic eye care products.  Its surgical equipment is
                        designed to perform minimally  invasive cataract surgery
                        and  is  comprised  of  surgical   devices  and  related
                        instruments  and   accessories,   including   disposable
                        products.  Its diagnostic  products include a blood flow
                        analyzer,   a  pachymeter,   an  A-Scan,  an  A/B  Scan,
                        ultrasound biomicroscopes, a perimeter, and a corneal topographer.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        Accounts Receivable
                        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables, and changes in payment histories. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

                        A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the contractual pay date. Interest is not charge on trade receivables that are past due.

                        Inventories
                        Inventories are stated at the lower of cost or market, cost is determined using the weighted average method.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.   Organization       Property and Equipment
     and Significant    Property  and  equipment  are  recorded  at  cost,  less
     Accounting         accumulated  depreciation.  Depreciation on property and
     Policies           equipment is determined using the  straight-line  method
     Continued          over the  estimated  useful lives of the assets or terms
                        of the lease.  Expenditures  for maintenance and repairs
                        are  expensed   when   incurred  and   betterments   are
                        capitalized. Gains and losses on sale of property and equipment are reflected in operations.

                        Intangible Assets
                        As of December 31, 2004, intangible assets consisted of goodwill related to the purchase of Ocular Blood Flow, Ltd., product rights, capitalized payments to manufacturers for engineering and design services and patent costs. The company performed an impairment test on all intangible assets at December 31, 2004. As a result it was not necessary to incur any impairment expense of intangible assets.

                        Intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually or more frequently if events or circumstances indicate that an asset might be impaired. Intangible assets determined to have definite lives are amortized on a straight-line basis over their useful lives. Product rights, capitalized engineering, and patents were fully amortized as of December 31, 2004. The Company reviews such intangible assets with definite lives for impairment to ensure they are appropriately valued if conditions exist that may indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations.

                        Goodwill is not amortized. The Company performs tests for impairment of goodwill annually or more frequently if events or circumstances indicate it might be impaired. Such tests include comparing the fair value of a reporting unit with its carrying value, including goodwill.

                        Impairment assessments are performed using a variety of methodologies, including cash flow analysis and estimates of sales proceeds. Where applicable, an appropriate discount rate is used, based on the Company's cost of capital rate or location-specific economic factors.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.   Organization       Evaluation of Other Long-Lived Assets
     and Significant    The  Company   evaluates  the  carrying   value  of  the
     Accounting         unamortized  balances  of  other  long-lived  assets  to
     Policies           determine  whether any  impairment  of these  assets has
     Continued          occurred  or  whether   any   revision  to  the  related
                        amortization  periods should be made. This evaluation is
                        based on  management's  projections of the  undiscounted
                        future  cash  flows   associated  with  each  asset.  If
                        management's   evaluation  were  to  indicate  that  the
                        carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset.

                        Income Taxes
                        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards, depreciation, impairment of intangible assets, stock compensation expense, and accrued liabilities.

                        Stock - Based Compensation
                        For stock options and warrants granted to employees the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
                        (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

                        Stock options and warrants granted to non-employees for services are accounted for in accordance with SFAS No. 123, which requires expense recognition based on the fair value of the options/warrants granted. The Company calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model.

                        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.   Organization       Stock - Based Compensation - Continued
     and Significant    123,  "Accounting  for  Stock-Based   Compensation,"  to
     Accounting         stock-based employee compensation.
     Policies
     Continued
                                                    Years Ended December 31,
                                             --------------------------------
                                                   2004           2003
                                             --------------------------------

Net income (loss) applicable to common
shareholders- as reported                      $      10,000  $  (3,431,000)

Deduct:  total stock-based employee
compen-sation determined under fair value
based method for all awards, net of related         (362,000)      (595,000)
tax effects
                                             --------------------------------

Net loss applicable to common shareholders -
pro forma                                      $    (352,000) $  (4,026,000)
                                             --------------------------------

Earnings per share:
     Basic and diluted - as reported           $           -  $        (.14)
                                             --------------------------------
     Basic and diluted - pro forma             $        (.01) $        (.17)
                                             --------------------------------

                        The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                  December 31,
                                     ----------------------------------------
                                             2004                2003
                                     ----------------------------------------

    Expected dividend yield            $                 - $               -
    Expected stock price
      Volatility                               112% - 173%         110%-117%
    Risk-free interest rate                             4%                4%
    Expected life of options                     2-7 years         2-7 years


                        The weighted average fair value of options granted during 2004 and 2003 are $0.09 and $0.16, respectively.

                        Earnings Per Share
                        The  computation  of basic  earnings per common share is
                        based  on  the   weighted   average   number  of  shares
                        outstanding during each year.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.   Organization       Earnings Per Share- Continued
     and                The computation of diluted  earnings per common share is
     Significant        based  on  the   weighted   average   number  of  shares
     Accounting         outstanding  during  the  year  plus  the  common  stock
     Policies           equivalents,  which would arise from the  conversion  of
     Continued          preferred stock to common stock and from the exercise of
                        stock  options  and  warrants   outstanding   using  the
                        treasury stock method and the average market price per share during the year. Options and warrants to purchase
                        6,036,469 shares of common stock at prices ranging from $0.16 to $12.98 per share were outstanding at December
                        31, 2003, but were not included in the diluted earnings per share calculation for 2003 because the effect would have been antidilutive.

                        The following table is a reconciliation of basic and diluted weighted average shares for the years ended December 31, 2004 and 2003.

                                                    Years Ended December 31,
                                             --------------------------------
                                                      2004           2003
                                             --------------------------------

Basic weighted average shares outstanding          25,405,000     24,058,000

Common stock equivalent-convertible
preferred stock                                     2,047,000        -


Diluted effect of stock options and warrants          217,000        -
                                             --------------------------------


Diluted weighted average shares outstanding        27,669,000     24,058,000
                                             --------------------------------

                        Revenue Recognition
                        Revenues for sales of products that require specific installation and acceptance by the customer are recognized upon such installation and acceptance by the customer. Revenues for sales of other surgical systems, ultrasound diagnostic devices, and disposable products are recognized when the product is shipped. A signed purchase agreement and a deposit or payment in full from customers is required before a product leaves the premises. Title passes at time of shipment (F.O.B. shipping point).


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.   Organization       Research and Development
     and                Costs   incurred  in   connection   with   research  and
     Significant        development  activities are expensed as incurred.  These
     Accounting         costs  consist of direct and indirect  costs  associated
     Policies           with  specific  projects as well as fees paid to various
     Continued          entities that perform certain  research on behalf of the
                        Company.

                        Concentration of Risk
                        The market for ophthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.

                        The Company's high technology product line requires the Company to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations and tasks. Although there are a limited number of suppliers and manufacturers that meet the standards required of a regulated medical device, management believes that other suppliers and manufacturers could provide similar components and services.

                        The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $1 million per claim with an aggregate policy limit of $2 million. Any losses that the Company may suffer from any product liability litigation could have a material adverse effect on the Company.

                        A significant portion of the Company's product sales is in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.

                        During the years ended December 31, 2004 and 2003, no single customer represented more than 10 percent of total net sales.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.   Organization       Concentration of Risk - Continued
     and Significant    Accounts  receivable are due from medical  distributors,
     Accounting         surgery    centers,    hospitals,    optometrists    and
     Policies           ophthalmologists  located  throughout  the  U.S.  and  a
     Continued          number  of  foreign   countries.   The  receivables  are
                        generally due within thirty days for domestic  customers
                        with  extended  terms  offered  for  some  international
                        customers.   The  Company  maintains  an  allowance  for
                        estimated potentially uncollectible amounts.

                        Warranty
                        The Company provides product warranties on the sale of certain products that generally extend for one year from the date of sale. The Company maintains a reserve for estimated warranty costs based on historical experience and management's best estimates.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Reclassifications
                        Certain amounts in the 2003 financial statements have been reclassified to conform to the presentation of the current year financial statements.

                        Series G Preferred Stock Dividends

                        Under the terms of the private offering of Series G preferred shares, the Company is required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement has not been declared effective within 120 days of the initial closing of such offering on August 29, 2003, there is a penalty of 2% per month payable to the Series G preferred. Stockholders in common shares (or 39,631 common shares per month) until the registration statement is declared effective. As of December 31, 2004, the Company had recorded a liability of $54,000 related to the 356,682 common shares to be issued to the Series G preferred stockholders because a registration


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.  Organization        Series G Preferred Stock Dividends - Continued
    and                 statement  had not been  declared  effective  as of that
    Significant         date.
    Accounting
    Policies
    Continued

2.   Going              The accompanying financial statements have been prepared
     Concern            on  a  going  concern  basis,   which  contemplates  the
                        realization   of   assets   and  the   satisfaction   of
                        liabilities   in  the   normal   course   of   business.
                        Historically,  the  Company  has  not  demonstrated  the
                        ability   to   generate   sufficient   cash  flows  from
                        operations  to  satisfy  its   liabilities  and  sustain
                        operations, and the Company has incurred significant losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                        The Company's continuation as a going concern is dependent on its ability to generate sufficient income and cash flow to meet its obligations on a timely basis and/or obtain additional financing as may be required. The Company is actively seeking to obtain additional capital and financing.

                        In addition, the Company has taken significant steps to reduce costs and increase operating efficiencies, including the consolidation of several manufacturing, accounting and management responsibilities. Such consolidation resulted in significant headcount reductions as well as savings in other overhead costs. The Company has also significantly reduced the use of consultants, which has resulted in a large decrease in expenses, and reduced the direct sales force from six to five representatives, which has resulted in less payroll, travel and other selling expenses. Although these cost savings have significantly reduced the Company's losses and ongoing cash flow needs, if the Company is unable to obtain equity or debt financing, it may be unable to continue development of its products and may be required to substantially curtail or cease operations.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


3.   Detail of          Receivables
     Certain              Trade receivables                       $     758,000
     Balance              Allowance for doubtful accounts              (101,000)
     Sheet                                                        -------------
     Accounts
                                                                  $     657,000
                                                                  -------------

                        Inventories
                          Finished goods                          $     648,000
                          Raw materials                               1,490,000
                          Reserve for obsolescence                   (1,418,000)
                                                                  -------------

                                                                  $     720,000
                                                                  -------------

                        Accrued liabilities:
                          Consulting and litigation reserve       $     492,000
                          Payroll and employment benefits                84,000
                          Sales tax payable                              42,000
                          Customer deposits                              10,000
                          Accrued royalties                              13,000
                          Deferred revenue                                7,000
                          Warranty and return allowance                 149,000
                          Other accrued expenses                         61,000
                                                                  -------------

                                                                  $     858,000
                                                                  -------------


4.   Intangible         Intangible  assets  consist of the following at December
     Assets             31, 2004:

                        Goodwill, net of accumulated
                        amortization of $120,000                  $     679,000
                                                                  -------------
                        Other intangible assets:
                           Product and technology rights                769,000
                           Engineering and design costs                 482,000
                           Patents                                       92,000
                                                                  -------------

                                                                      1,343,000
                        Accumulated amortization                     (1,343,000)
                                                                  -------------
                        Total other intangible asstes                         -
                                                                  -------------
                        Net intangible assets                     $     679,000
                                                                  -------------



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



4.   Intangible         Amortization  expense for the years ended  December  31,
     Assets             2004 and 2003 was $3,000 and $79,000, respectively.
     Continued
                        During the year ended  December  31,  2003,  the Company
                        evaluated  the  carrying  value of its  unissued  patent
                        costs   and   product   and   technology    rights   for
                        recoverability. This analysis, based on the estimated future cash flows associated with such assets, resulted in an impairment expense of $81,000 related to patents and product and technology rights.

5.   Property and       Property and equipment consists of the following:
     Equipment


                        Office equipment                          $     750,000
                        Computer equipment                              658,000
                        Furniture and fixtures                          252,000
                        Leasehold improvements                          166,000
                                                                  -------------
                                                                      1,826,000

                        Accumulated depreciation
                           and amortization                          (1,717,000)
                                                                  -------------

                                                                  $     109,000
                                                                  -------------

6.   Lease              During the years ended  December 31, 2004 and 2003,  the
     Obligations        Company leased certain  equipment  under  noncancellable
                        capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:

                        Computer and other equipment              $     291,000

                        Less accumulated amortization                  (212,000)
                                                                  -------------

                                                                  $      79,000
                                                                  -------------

                        Amortization expense on assets under capital leases during the years ended December 31, 2004 and 2003 was $39,000 and $56,000, respectively.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



6.   Lease              Capital lease obligations have imputed interest rates of
     Obligations        approximately  7% to 22%.  The  leases  are  secured  by
     Continued          equipment.  Future minimum payments on the capital lease
                        obligations are as follows:

                         2005                                     $      54,000
                         2006                                            14,000
                                                                  --------------

                                                                         68,000

                        Less amount representing interest                (7,200)
                                                                  -------------

                        Present value of future minimum
                           lease payments                                61,000

                        Less current portion                            (47,000)
                                                                  -------------

                        Long-term portion                         $      14,000
                                                                  -------------

                        The Company leases office and warehouse space under an operating lease agreement. Future minimum rental payments under the noncancellable operating lease as of December 31, 2004 are approximately as follows:

                            Year Ending December 31,                 Amount
                            ------------------------                 ------

                                   2005                           $     140,000
                                                                  -------------

                         Total future minimum rental payments     $     140,000
                                                                  -------------

                        Rent expense related to noncancelable operating leases was approximately $137,000 and $159,000 for the years ended December 31, 2004 and 2003, respectively.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


7.   Income             The provision for income taxes is different than amounts
     Taxes              which  would  be  provided  by  applying  the  statutory
                        federal income tax rate to loss before provision for income taxes for the following reasons:

                                                    Years Ended
                                                   December 31,
                                        ------------------------------------
                                              2004              2003
                                        ------------------------------------

Income tax (provision) benefit at
  statutory rate                        $        (24,000)  $      1,170,000
Expiration of research and
  development tax credit
  carryforwards                                        -                  -
Meals and entertainment                           (3,000)            (7,000)
Other                                                  -              2,000
Change in valuation allowance                     27,000         (1,165,000)
                                        ------------------------------------

                                        $              -   $              -
                                        ------------------------------------

                        Deferred tax assets (liabilities) are comprised of the following:

Net operating loss carryforward                            $     16,984,000
Depreciation, amortization, and impairment                          853,000
Allowance and reserves                                              828,000
Research and development tax credit
  carryforwards                                                      56,000
                                                           -----------------

                                                                 18,721,000

Valuation allowance                                             (18,721,000)
                                                           -----------------

                                                           $              -
                                                           -----------------

                        A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


7.   Income             At December 31, 2004, the Company had net operating loss
     Taxes              carryforwards of approximately  $48 million and research
     Continued          and    development   tax   credit    carryforwards    of
                        approximately $56,000. These carryforwards are available to offset future taxable income and expire in 2004 through 2021. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.

8.   Capital            The Company has  established a series of preferred stock
     Stock              with a total of  5,000,000  authorized  shares and a par
                        value of $.001, and one series of common stock with a par value of $.001 and a total of 80,000,000 authorized shares.

                        Series A Preferred Stock
                        On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Total liquidation preference at December 31, 2004 was $6,000.

                        3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series A Preferred Stock for 1.2 common shares.

                        4.   The holders of the shares have no voting rights.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



8.   Capital            Series A Preferred Stock - Continued
     Stock              5.   The Company  may, at its option,  redeem all of the
     Continued               then  outstanding  shares of the Series A Preferred
                             Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.

                        Series B Preferred Stock
                        On May 9, 1994, the Company established a series of non-voting preferred shares designated as 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the rights of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends. Total liquidation preference at December 31, 2004 was $36,000.

                        3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series B Preferred Stock for 1.2 common shares.

                        4.   The holders of the shares have no voting rights.

                        5. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------




8.   Capital            Series C Preferred Stock
     Stock              In January 1998, the Company  authorized the issuance of
     Continued          a total of 30,000  shares of Series C  Preferred  Stock,
                        $.001 par value, $100 stated value. As of December 31, 2004 there were no Series C Preferred Stock issued and outstanding. The Series C Preferred Stock have the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

                        3. Each share was convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

                        4.  The holders of the shares have no voting rights.

                        Series D Preferred Stock
                        In January 1999, the Company's Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D Preferred Stock $.001 par value, $1.75 stated value. The Series D Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 10% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series D Preferred Stock are entitled to receive


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------




8.   Capital            Series D Preferred Stock - Continued
     Stock              an amount  per  share  equal to the  greater  of (a) the
     Continued          amount they would have  received had they  converted the
                        shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or
                        (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2004 was $9,000.

                        3. Each share was convertible, at the option of the holder at any time until January 1, 2002, into one share of Common Stock at an initial conversion price, subject to adjustment. The Series D Preferred Stock shall be converted into one share of the Common Stock subject to adjustment (a) on January 1, 2002 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series D Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series D Preferred Stock is at least $3.50 per share. The Company in 1999 recorded $872,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                        4.  The holders of the shares have no voting rights.

                        Series E Preferred Stock
                        In May 2001, the Company authorized the issuance of a total of 50,000 shares of Series E Preferred Stock $.001 par value, $100 stated value. The Series E Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series E Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



8.   Capital            Series E Preferred Stock - Continued
     Stock              dividends;   or  (b)  the  stated   value,   subject  to
     Continued          adjustment. Total liquidation preference at December 31,
                        2004 was $100,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2005, into approximately 53.33 shares of Common Stock at an initial conversion price, subject to adjustment for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.875 per share of common stock. The Series E Preferred Stock shall be converted into Common Stock subject to adjustment (a) on January 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series E Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series E Preferred Stock is at least $3.50 per share. The Company in 2001 recorded $1,482,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                        4.  The holders of the shares have no voting rights.

                        5. The holders of the shares also were issued warrants to purchase shares of common stock equal to 1,000 warrants for every 200 shares purchased at an exercise price of $4.00 per share. Each warrant is exercisable until May 23, 2006.

                        Series F Preferred Stock
                        In August 2001, the Company authorized the issuance of a total of 50,000 shares of Series F Preferred Stock $.001 par value, $100 stated value. The Series F Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



8.   Capital            Series F Preferred Stock - Continued
     Stock              2.  Upon the liquidation of the Company,  the holders of
     Continued              the Series F Preferred Stock are entitled to receive
                            an amount per share  equal to the greater of (a) the
                            amount they would have  received had they  converted
                            the shares into Common  Stock  immediately  prior to
                            such   liquidation  plus  all  declared  but  unpaid
                            dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December
                            31, 2004 was $245,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2005, into approximately 53.33 shares of Common Stock at an initial conversion price, subject to adjustment for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.875 per share of common stock. The Series F Preferred Stock shall be converted into Common Stock subject to adjustment (a) on January 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series F Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series F Preferred Stock is at least $3.50 per share. The Company in 2001 recorded $1,105,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                        4.  The holders of the shares have no voting rights.

                        Series G Preferred Stock
                        In August 2003, the Company authorized the issuance of a total of 2,000,000 shares of Series G Preferred Stock $.001 par value, $1.00 stated value. The Series G Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 7% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



8.   Capital
     Stock              Series G Preferred Stock - Continued
     Continued          2.  Upon the liquidation of the Company,  the holders of
                            the Series G Preferred Stock are entitled to receive
                            an amount per share  equal to the greater of (a) the
                            amount they would have  received had they  converted
                            the shares into Common  Stock  immediately  prior to
                            such   liquidation  plus  all  declared  but  unpaid
                            dividends; or (b) the stated value of $.25 per share
                            plus   declared   but   unpaid   dividends.    Total
                            liquidation preference at December 31, 2004 was $432,000.

                        3. Each share is convertible, at the option of the holder at any time until August 1, 2005, into 1 share of common stock at an initial conversion price, subject to adjustment for dividends, equal to one share of common stock for each share of Series G Preferred Stock. The Series G Preferred Stock shall be converted into common stock subject to adjustment
                            (a) on August 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of common stock issuable upon conversion of the Series G Preferred Stock were registered and (ii) the average closing price of the common stock for the 15-day period immediately prior to the date in which notice of redemption is given by the Company to the holders of the Series G Preferred Stock is at least $.50 per share. In 2003, the Company recorded a beneficial conversion feature of $217,000 related to the differences in the conversion price of the preferred stock to common stock.

                        4.  The holders of the shares have no voting rights.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



8.   Capital            The following table summarizes  preferred stock activity
     Stock              during the years ended December 31, 2004 and 2003:
     Continued

------------------------------------------------------------------------------------------------------------------------------------
                 Series A         Series B         Series C        Series D        Series E        Series F             Series G
              Shares  Amount  Shares  Amount   Shares  Amount  Shares   Amount  Shares  Amount  Shares   Amount     Shares    Amount
Balance at
 January 1,
 2003          5,627  $     -  8,986  $      -       -   $ -     5,000 $     -   1,500  $     -     6,272 $      -         - $     -

Issuance of
 Series G
 preferred
 stock for
 cash              -        -      -         -       -     -         -       -       -        -         -        - 1,764,706 $ 2,000
Issuance of
 Series G
 preferred
 stock for
 commissions       -        -      -         -       -     -         -       -       -        -         -        -   216,854 $     -
Conversion of
 preferred
 stock             -        -      -         -       -     -         -       -    (500)       -    (1,675)       -         -       -
             -----------------------------------------------------------------------------------------------------------------------
Balance at
 December
 31, 2003      5,627        -  8,986         -       -     -     5,000       -   1,000        -     4,597        - 1,981,560   2,000

Issuance of
 Series G
 preferred
 stock for
 cash              -        -      -         -       -     -         -       -       -        -         -        -         -       -

Conversion
 of
 preferred
 stock             -        -      -         -       -     -         -       -       -        -         -        -  (255,000)      -
             -----------------------------------------------------------------------------------------------------------------------

Balance at
 December
 31, 2004      5,627  $     -  8,986  $      -       -   $ -     5,000 $     -   1,000 $      -     4,597 $      - 1,726,560 $ 2,000
             -----------------------------------------------------------------------------------------------------------------------

Authorized   500,000         500,000            30,000       1,140,000          50,000             50,000          2,000,000
             -----------------------------------------------------------------------------------------------------------------------

Liquidation
 preference           $ 6,000         $ 36,000           $ -           $ 9,000         $ 100,000          $245,000          $432,000
             -----------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


9.   Stock Option       The Company has a Stock  Option Plan (the Option  Plan),
     Plan and           which  reserves  shares of the Company's  authorized but
     Warrants           unissued common stock for the granting of stock options.
                        Amendments to the Option Plan increased the number of shares of common stock reserved for issuance thereunder to an aggregate of 3,700,000 shares.

                        The Option Plan provides for the grant of incentive stock options and non-qualified stock options to employees and directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

                        The Company granted the following options and warrants during the year ended December 31, 2004:

                            o Options to officers and the board of directors to purchase 1,775,000 shares of common stock at an exercise price ranging from $0.10 to $0.14.

                        The Company granted the following options and warrants to non-employees during the year ended December 31, 2003:

                            o Warrants to purchase 200,000 shares of common stock at an exercise price of $0.16 per share in return for consulting services.

                            o Warrants to investors to purchase 422,633 shares of common stock at an exercise price of $0.75.

                            o In connection with the Series G Preferred Stock offering, the Company issued warrants to purchase, in aggregate 382,353 shares of common stock at exercise prices ranging from $0.25 to $0.50.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



9.   Stock Option       A schedule of the options and warrants is as follows:
     Plan and
     Warrants
     Continued



                                         Number of                 Exercise
                              --------------------------------     Price Per
                                  Options          Warrants          Share
                              --------------------------------------------------

Outstanding at
   January 1, 2003                2,486,535         2,565,022 $    2.00 - 12.98
     Granted                      2,150,000         1,404,986       0.16 - 0.25
     Exercised                            -                 -                 -

     Expired                              -        (1,162,025)      5.06 - 8.12
     Forfeited                   (1,008,079)                -       0.21 - 6.00
                              --------------------------------------------------
Outstanding at
  December 31, 2003               3,628,456         2,807,983
     Granted                      1,775,000                 -       0.10 - 0.14

     Exercised                            -                 -                 -

     Expired                       (187,500)         (161,019)      2.38 - 4.00
     Forfeited                   (1,369,750)         (200,000)      0.16 - 5.00
                              --------------------------------------------------
Outstanding at
  December 31, 2004               3,846,206         2,446,964 $    0.10 - 12.98
                              --------------------------------------------------

                        The following table summarizes information about stock options and warrants outstanding at December 31, 2004:

                             Outstanding                       Exercisable
                 ------------------------------------   -----------------------
                               Weighted
                                Average
                               Remaining  Weighted                  Weighted
    Range of                  Contractual  Average                   Average
    Exercise        Number       Life      Exercise       Number     Exercise
     Prices      Outstanding    (Years)     Price       Exercisable   Price
-----------------------------------------------------   -----------------------

  $  0.16 - 0.75    3,724,986        2.76 $     0.20      2,236,653  $    0.34
     2.00 - 5.00    2,267,301        2.27       3.62      2,350,676       3.73
     6.00 - 8.13      275,000        1.00       3.27        275,000       6.55
           12.98       25,883         N/A      12.98         25,883      12.98
-----------------------------------------------------   -----------------------

  $ 0.16 - 12.98    6,293,170        2.50 $     1.63      4,888,212  $    2.39
-----------------------------------------------------   -----------------------

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



10.  Sale of            In  July  2004,  the  Company  sold  its  investment  in
     Investment         International Bioimmune Systems, Inc. (IBS) for $532,000
                        cash.   Because,   for  book  purposes,   the  Company's
                        investment in IBS had previously been reduced to $0, the net sales price was recorded as a gain as follows.

                               Sale of IBS stock                       $532,000
                               Less commissions                          27,000
                                                                       --------
                               Net gain                                $505,000
                                                                       --------

11.  Gain on            Due to the  Company's  ongoing  cash flow  difficulties,
     Settlement of      during  2003 and 2004 most  vendors and  suppliers  were
     Liabilities        contacted with attempts to negotiate reduce payments and
                        settlements  of  settlements  of  outstanding   accounts
                        payable and accrued expenses. While some vendors refused to negotiate and demanded payment in full, some vendors were willing to settle for a reduced amount. The accounts payable forgiven by vendors and suppliers and accrued expenses settled resulted in a gain of $206,000 and $436,000 in 2004 and 2003, respectively.

12.  Related Party      A law  firm,  of  which  the  chairman  of the  board of
     Transactions       directors of the Company is a shareholder,  has rendered
                        legal services to the Company. The Company paid this firm $100,000 and $97,000, for the years ended December
                        31,  2004 and 2003,  respectively.  As of  December  31,
                        2004, the Company owed this firm $197,000, which is included in accounts payable.

                        During the year ended December 31, 2004, the Company increased accrued liabilities and increased accumulated deficit for $54,000 for accrued preferred stock dividends related to registration rights on the Series G preferred stock.

13.  Supplemental       During the year ended December 31, 2003, the Company:
     Cash Flow
     Information            o      Granted   200,000   warrants  for  consulting
                                   services, which is recorded as an increase to
                                   general   and   administrative   expense  and
                                   additional paid-in capital of $35,000.

                            o Issued 1,562,000 shares of common stock, valued at $258,000 based on the trading prices on the date of issuance, as settlement of potential litigation. This amount is included in general and administrative expenses and additional paid-in capital.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


13.  Supplemental           o      Incurred  an  obligation   of   approximately
     Cash Flow                     $46,000   for  the   settlement   of  accrued
     Information                   liabilities  of  approximately   $83,000  and
     Continued                     recorded a corresponding gain of $37,000.

                            o      Reduced    subscription     receivable    and
                                   additional paid-in capital for $294,000.

                        Actual amounts paid for interest and income taxes are as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                                               2004             2003
                                         -----------------------------------

Interest                                 $         22,000 $          24,000
                                         -----------------------------------

Income taxes                             $              - $               -
                                         -----------------------------------


14. Export Sales        Total sales  include  export  sales by major  geographic
                        area as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                         Geographic Area       2004              2003
                         --------------- -----------------------------------

                         Far East        $         529,000 $        272,000
                         South America              50,000            9,000
                         Middle East               233,000          228,000
                         Europe                    684,000          363,000
                         Canada                     68,000           62,000
                         Mexico                          -            9,000
                         Africa                      9,000                -
                                         -----------------------------------

                                         $       1,573,000 $        943,000
                                         -----------------------------------



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



15.  Savings Plan       In  November  1996,  the  Company  established  a 401(k)
                        Retirement Savings Plan for the Company's officers and employees. The Plan provisions include eligibility after six months of service, a three year vesting provision and matching contributions at the Company's discretion.
                        During the years ended December 31, 2004 and 2003, the Company contributed approximately zero and $1,000 to the Plan, respectively.

16.  Commitments and    Consulting Agreements
     Contingencies      On April 3, 2003, the Company  entered into a consulting
                        agreement with Kinexsys Corporation ("Kinexsys").  Under
                        the terms of the agreement,  Kinexsys through its Senior
                        Partner,  Timothy R.  Forstrom,  is to prepare a capital
                        markets   plan   and   a   corporate   positioning   and
                        communications plan for the Company,  for which Kinexsys
                        is to receive  warrants to purchase up to 200,000 shares
                        of the  Company's  common stock at an exercise  price of
                        $.16 per share. The capital markets plan is to include a
                        detailed   analysis  of  the  Company's  capital  market
                        structure  in  relation  to  current  investors,  market
                        trends   and    projected    equity    movements,    and
                        recommendations on capital management strategies. The corporate positioning and communications plan is to include a corporate positioning matrix for markets, analysts, customers and partners, and a communications plan. The agreement is for a one-year term but may be renewed at the option of both parties. The Agreement expired on April 3, 2004.

                        During the year ended December 31, 1999 the Company entered a consulting agreement with a former officer of the Company, which expired in 2004 and requires annual payments of $25,000 through 2003 and a payment of $12,500 in 2004.

                        During the year ended December 31, 2000, in connection with the acquisition of OBF, the Company entered a consulting agreement with the former owner of OBF, which required monthly payments of $6,000 through June 2003. As of December 31, 2003, this agreement was settled in conjunction with the royalty agreement for the Blood Flow Analyzer (see Royalty Agreements in Note 14).



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation
     Contingencies      An action was brought  against the Company in March 2000
     Continued          by  George  Wiseman,  a former  employee,  in the  Third
                        District  Court of Salt Lake County,  State of Utah. The
                        complaint  alleges  that the  Company  owes Mr.  Wiseman
                        6,370 shares of its common stock plus costs,  attorney's
                        fees  and a wage  penalty  (equal  to  1,960  additional
                        shares of its common  stock)  pursuant to Utah law.  The
                        action  is  based  upon  an   extension   of  a  written
                        employment agreement. The Company disputes the amount allegedly owed and intends to vigorously defend against the action.

                        An action was brought against the Company on September 11, 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum, M.D. in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum under a license agreement dated July 7, 1993, with respect to the sale of certain equipment, plus costs and attorneys' fees. Certain discovery has taken place and the Company has paid royalties of $16,000, which the Company believes brings all payments current as of the date of last payment on January 7, 2005. The Company has been working with PhotoMed and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future.

                        It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. An issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. However, if the parties are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend their complaint to request termination of the license agreement and, if successful, the Company would lose its right to manufacture and sell the Photon(TM) laser system.

                        On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC. The complaint also indicates that it is a "Class Action Complaint for Violations of Federal


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



16.  Commitments and    Litigation - Continued
     Contingencies      Securities Law and  Plaintiffs  Demand a Trial by Jury."
     Continued          The Company  has  retained  legal  counsel to review the
                        complaint,  which appears to be focused on alleged false
                        and misleading  statements  pertaining to the Blood Flow
                        Analyzer(TM)   and  concerning  a  purchase  order  from
                        Valdespino Associates Enterprises and Westland Financial
                        Corporation.

                        More specifically, the complaint alleges that the Company falsely stated in its Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical 16. Commitments and Association for reimbursement to doctors in connection with the Blood Flow Contingencies Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors Continued of $57.00 per patient for use of the Blood Flow Analyzer(TM). According to the complaint, the CPT code was critical. Without a reimbursement code, physicians would not purchase the Blood Flow Analyzer(TM) because they could not receive compensation for performance of medical procedures using the medical device. The complaint further contends that the Company never received the CPT code from the American Medical Association at any time. Nevertheless, it is alleged that the Company continued to misrepresent in its SEC filings and press releases that it had received the CPT code. It is also alleged that the Company has never made a full, corrective disclosure with respect to this alleged misstatement.

                        The complaint also alleges that on July 11, 2002, the Company issued a press release falsely announcing that it had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of its entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $35 million of orders to be completed in the third year. The complaint further alleges that the Company had never received a true purchase order for its products. As a result of these alleged misstatements, the complaint contends that the price of the Company's shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased or retained the Company's common shares during that period suffered substantial damages. The complaint requests judgment for unspecified damages, together with interest and attorney's fees.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



16.  Commitments and    Litigation - Continued
     Contingencies      The Company  disputes having issued false and misleading
     Continued          statements  concerning  the Blood Flow  AnalyzerTM and a
                        purchase order from Westland  Financial  Corporation and
                        Valdespino  Associates  Enterprises.  On April 25, 2001,
                        the Company  issued a press  release  that stated it had
                        received   authorization   to   use   common   procedure
                        terminology  or CPT code number 92120 for the Blood Flow
                        AnalyzerTM. This press release was based on a letter the
                        Company  received  from the CPT  Editorial  Research and
                        Development   Department   of   the   American   Medical
                        Association  stating  that CPT code number 92120 was the
                        appropriate  common  procedure  terminology  or CPT code
                        number  for  doctors  to  use  when  reporting   certain
                        procedures performed with the Blood Flow AnalyzerTM.

                        Currently, there is reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement in four other states. The amount of reimbursement to doctors using the Blood Flow Analyzer(TM) generally ranges from $56.00 to $76.00 per patient, depending upon the insurance payor. Insurance payors providing reimbursement for the Blood Flow Analyzer(TM) have the discretion to increase or reduce the amount of reimbursement. The Company is endeavoring to obtain reimbursement by insurance payors in other states where there is currently no reimbursement being made. The Company believes it has continued to correctly represent in its Securities and Exchange Commission filings that the CPT Editorial Research and Development Department of the American Medical Association has informed the Company that CPT code number 92120 is the appropriate code for doctors to use when reporting certain procedures performed with the Blood Flow Analyzer(TM).

                        On July 11, 2002, the Company issued a press release that stated it received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 complete sets of the Company's entire product portfolio of diagnostic and surgical equipment for Mexican ophthalmic practitioners, to be followed by a second order of 100 sets of equipment. The press release was based on a purchase order dated July 10, 2002 that the Company entered into with Westland Financial Corporation for the sale of 200 complete sets of the Company's surgical and diagnostic equipment to Mexican ophthalmic practitioners. The press release also stated that the initial order was for $70 million of the


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      Company's  equipment to be filled over a two-year period
     Continued          followed by the second order of $35 million in equipment
                        to be  completed  in the third year.  The press  release
                        further  stated that delivery would be made in traunches
                        of  25  complete  sets  of  the   Company's   equipment,
                        beginning in 30 days from the date of the purchase order.

                        On September 13, 2002, the board of directors issued a press release updating the status of its product sales to the Mexican ophthalmic practitioners. In that press release the board stated that the Company had been in discussions for the prior nine months with Westland Financial Corporation, aimed at supplying its medical device products to the Mexican market. In the past, the Company has had a business relationship with Westland Financial. Upon investigation, the board of directors had determined that the purchase order referenced in the July 11, 2002 press release was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. In addition, the Company had not sent any shipment of medical products to Mexican ophthalmic practitioners nor received payment for those products pursuant to those discussions. The September 13, 2002 press release also stated that discussions were continuing with Westland Financial Corporation regarding sales and marketing activities for the Company's medical device products in Mexico, but the Company could not, at the time, predict or provide any assurance that any transactions would result.

                        On June 2, 2003, a complaint was filed in the United States District Court, captioned Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00513 PGC. On July 11, 2003, a complaint was filed in the same United States District Court, captioned Lidia Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. Both complaints seek class action status. These cases are substantially similar in nature to the Meyer case, including the contention that as a result of allegedly false statements regarding the Blood Flow AnalyzerTM and the purchase order from Westland Financial Corporation and Valdespino Associates Enterprises, the price of the Company's common stock was artificially inflated and the persons who purchased the Company's common shares during the class period suffered substantial damages. In a press release dated July 11, 2003, captioned "Milberg


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      Weiss  announces  the  filing  of a  class  action  suit
     Continued          against Paradigm Medical  Industries,  Inc. on behalf of
                        investors,"  the law firm of Milberg Weiss Bershad Hynen
                        &  Levach  LLP,  which  represents   purchasers  of  the
                        Company's  securities  in the class action suit filed on
                        July  11,   2003,   stated  that  the  Company   alleged
                        misrepresentations  caused the market price of the stock
                        to be artificially  inflated during the class period. As
                        a result, it is alleged that investors suffered millions
                        of  dollars  in  damages  from  the  Company's   alleged
                        misstatements.

                        The cases request judgment for unspecified damages, together with interest and attorney's fees. These cases have now been consolidated with the Meyer case into a single action, captioned In re: Paradigm Medical Industries Securities Litigation, Case No. 03-CV-448TC. The law firm of Milberg Weiss Bershad & Schulman LLP is representing purchasers of the Company's securities in the consolidated class action. On June 28, 2004, a consolidated amended class action complaint was filed on behalf of purchasers of the Company's securities. The consolidated complaint is similar to the three class action complaints and alleges that the Company made false representations regarding the CPT code for the Blood Flow Analyzer(TM), but it includes additional allegations that the Company failed to disclose in a timely manner that doctors were being denied reimbursement for procedures performed with the Blood Flow Analyzer(TM). The consolidated complaint also alleges that the Company made false statements regarding the purchase order from Westland Financial Corporation and Valdespino Associates Enterprises. The Company believes the consolidated complaint is without merit and intends to vigorously defend and protect its interests in the case.

                        The Company was issued a Directors and Officers Liability and Company Reimbursement Policy by United States Fire Insurance Company for the period from July 10, 2002 to July 10, 2003 that contains a $5,000,000 limit of liability, which is excess of a $250,000 retention. The officers and directors named in the consolidated cases have requested coverage under the policy. U.S. Fire is currently investigating whether it may have a right to deny coverage for the consolidated cases based upon policy terms, conditions and exclusions or to rescind the policy based upon misrepresentations contained in its application for insurance.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      The  Company  has  paid  $30,000  to  U.S.  Fire  toward
     Continued          satisfaction   of  the   $250,000   retention   that  is
                        applicable to the  consolidated  cases.  The Company has
                        advised  U.S.  Fire  that it  cannot  pay  the  $250,000
                        retention due to its current financial circumstances. As
                        a consequence,  on January 8, 2004, the Company  entered
                        into a non-waiver agreement with U.S. Fire in which U.S.
                        Fire agreed to fund and advance the Company's  retention
                        obligation  in  consideration  for which the Company has
                        agreed to reimburse U.S. Fire the sum of $5,000 a month,
                        for a  period  of six  months,  with  the  first of such
                        payments   due  on  February   15,   2004.   Thereafter,
                        commencing on August 15, 2004,  the Company is currently
                        required to reimburse  U.S.  Fire the sum of $10,000 per
                        month  until  the  entire  amount of  $250,000  has been
                        reimbursed to U.S.  Fire.  The Company has made payments
                        to U.S. Fire in the aggregate amount of $30,000 of which
                        its last  payment  of $10,000  was made on  October  11,
                        2004.   These  payments  were  for  the  $5,000  monthly
                        payments due during the six month  period from  February
                        15 to July 15, 2004, leaving a remaining retention obligation to U.S. Fire of $220,000.

                        In the event U.S. Fire determines that the Company or the former officers and directors named in the consolidated cases are not entitled to coverage under the policy, or that it is entitled to rescind the policy, or should the Company be declared in default under the non-waiver agreement on account of its failure to make the monthly payments owed to U.S. Fire for funding the Company's retention obligation, then the Company agrees to pay U.S. Fire, on demand, the full amount of all costs advanced by U.S. Fire, except for those amounts that the Company may have reimbursed to U.S. Fire pursuant to the monthly payments due under the non-waiver agreement. Moreover, if U.S. Fire denies coverage for the consolidated cases under the policy, the Company would owe its litigation counsel in the class action lawsuits, for any legal fees not paid by U.S. Fire. However, U.S. Fire has currently agreed to pay the legal fees relating to the class action lawsuits.

                        The Company will be in default under the non-waiver agreement if it fails to make any payment due to U.S. Fire thereunder when such payment is due, or institute proceedings to be adjudicated as bankrupt or insolvent. U.S. Fire's obligation to advance defense costs under the agreement will terminate in the event that the $5,000,000 policy limit of liability is exhausted. If



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



16.  Commitments and    Litigation - Continued
     Contingencies      U.S.  Fire denies  coverage for the  consolidated  cases
     Continued          under the policy and the  Company is not  successful  in
                        defending  and  protecting  its  interests in the cases,
                        resulting   in  a  judgment   against  the  Company  for
                        substantial damages, the Company would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

                        On July 10, 2003, an action was filed in the United States District Court, District of Utah, by Innovative Optics, Inc. and Barton Dietrich Investments, L.P. Defendants include us, Thomas Motter, Mark Miehle and John Hemmer, former officers of the company. The complaint claims that Innovative and Barton entered into an asset purchase agreement with the Company on January 31, 2002, in which the Company agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint claims the Company breached the asset purchase agreement. The complaint also claims that the Company allegedly made false and misleading statements pertaining to the Blood Flow
                        Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of the Company's common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that had Innovative and Barton known the truth they would not have sold Innovative to us, would not have purchased the Company's stock for the assets of Innovative, or would not have purchased the stock at the inflated prices that were paid. The complaint further contends that as a result of the allegedly false statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

                        The complaint also claims that 491,250 of the shares to be issued to Innovative in the asset purchase transaction were not issued on a timely basis and the Company also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleges that the value of the shares of the Company's common stock issued to Innovative in the transaction declined, and


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      Innovative and Barton  suffered  damages in an amount to
     Continued          be proven at trial.  The Company  filed an answer to the
                        complaint   and   also   filed   counterclaims   against
                        Innovative  and  Barton  for  breach  of  contract.  The
                        Company  believes  the  complaint  is without  merit and
                        intends to  vigorously  defend and protect its interests
                        in the  action.  If the  Company  is not  successful  in
                        defending and  protecting  its interests in this action,
                        resulting   in  a  judgment   against  the  Company  for
                        substantial  damages,  and U.S. Fire denies  coverage in
                        the   litigation   under  the   Directors  and  Officers
                        Liability and Company Reimbursement Policy, the Company would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

                        On October 14, 2003, an action was filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. The complaint also indicates that it is a "Class Action Complaint for Violations of Utah Securities Laws and Plaintiffs Demand a Trial by Jury." The Company has retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleges that the Company falsely stated in Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development
                        Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

                        The purpose of these statements, according to the complaint, was to induce investors to purchase shares of the Company's Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of its Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleges that the Company sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



16.  Commitments and    Litigation - Continued
     Contingencies      The  Company  filed  an  answer  to the  complaint.  The
     Continued          Company  believes  the  complaint  is without  merit and
                        intends  to  vigorously  defend  its  interests  in  the
                        action.  If the Company is not  successful  in defending
                        and protecting its interests in the action, resulting in
                        a judgment against it for substantial  damages, and U.S.
                        Fire  denies  coverage  in  the  litigation   under  the
                        Directors    and   Officers    Liability   and   Company
                        Reimbursement Policy, the Company would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

                        On January 26, 2005, the Company completed a written settlement agreement to settle the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investments, L.P. brought against the Company and its former executive officers. Under the terms of the settlement, U.S. Fire agreed to pay Innovative Optics, Inc. and Barton Dietrich Investments, L.P. the sum of $367,500 in cash. Payment of this amount is contingent, however, upon the courts in the federal and state class action lawsuits granting final approval of the settlements reached in those respective actions, and such orders becoming final and non-appealable.

                        On February 23, 2005, the Company executed written settlement agreements to settle the federal and state court class action lawsuits that were filed against the Company and its former executive officers. Under the terms of settlement of the federal court class action lawsuit, U.S. Fire agreed to pay the sum of $1,507,500 in cash to the class members that purchased the Company's securities during the period between April 17, 2002 and November 4, 2002. Under the terms of settlement of the state court class action lawsuit, U.S. Fire agreed to pay the sum of $625,000 in cash to the class members that purchased shares of Series E Convertible preferred stock on or about July 11, 2001.

                        As a condition to the settlement agreements to settle the federal and state court class action lawsuits, the courts in such lawsuits must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and non-appealable. On March 3, 2005, the federal court entered an order granting preliminary approval of the settlement in the federal court class action lawsuit and providing for notice to be sent to potential class members. On April 18, 2005, a hearing was held in the state court and the court entered a


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      minute  entry  granting  preliminary  approval  of   the
     Continued          settlement in the state court class action lawsuit.

                        As a further condition to the settlement agreements to settle the federal and state court class action lawsuits, both settlement agreements provide that U.S. Fire must not have exercised its option to terminate the settlement agreements. U.S. Fire has the option to terminate the settlement agreements if the cumulative dollar value of the claims held by individuals or entities that "opt out" of the federal and state class action lawsuits exceeds $250,000. If such "opt outs" exceed $250,000, however, plaintiffs in the federal and state court class action lawsuits will have five days to cure by reducing the amount of "opt outs" to less than $250,000.

                        If U.S. Fire exercises its option to terminate the settlement agreements, then all parties to the settlement agreements will be restored to their respective positions in the various actions as of the date of the settlement agreements. In addition, the terms and provisions of the settlement agreements will have no further force and effect on the various parties and will be deemed null and void in their entirety.

                        Under the terms of the settlement agreements regarding the federal and state court class action lawsuits and the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investors, L.P. brought against the Company and its former executive officers, U.S. Fire has agreed to pay a total of $2,500,000 in cash to the classes in the class action lawsuits and to Innovative Optics, Inc. and Barton Dietrich Investments, L.P. in settlement of these lawsuits. Under the terms of settlement, Paradigm
                        Medical is to pay U.S. Fire the sum of $220,000 representing the remaining amount owing under the $250,000 retention obligation in the insurance policy, and to execute a policy release in favor of U.S. Fire as to coverage under the insurance policy.

                        An action was filed on June 20, 2003, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914195) by CitiCorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc. The complaint claims that $50,000 plus interest is due for the leasing of three copy machines that were delivered to the Company's Salt Lake City facilities on or about April of



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      2000. The action also seeks an award of attorney's  fees
     Continued          and  costs  incurred  in  the  collection.  The  Company
                        disputes the amounts allegedly owed,  asserting that two
                        of the  machines  were  returned to the leasing  company
                        because  they  did  not  work  properly.   A  responsive
                        pleading  has been  filed.  The  Company  was engaged in
                        settlement  discussions  with CitiCorp until counsel for
                        CitiCorp   withdrew  from  the  case.  New  counsel  for
                        CitiCorp has been appointed and it is anticipated that settlement discussions will resume.

                        An action was filed in June, 2003 in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914719) by Franklin Funding, Inc. in which it alleges that the Company had entered into a lease agreement for the lease of certain equipment for which payment is due. It is claimed that there is due and owing approximately $89,988 after accruing late fees, interest, repossession costs, collection costs and attorneys' fees. On August 28, 2003, the Company agreed to a settlement of the case with Franklin Funding by agreeing to make 24 monthly payments of $2,000 to Franklin Funding, with the first monthly payment due on August 29, 2003. As of March 31, 2005, the Company has made 19 monthly payments of $2,000 each to Franklin Funding.

                        The Company received demand letters dated July 18, 2003, September 26, 2003 and November 10, 2003 from counsel for Douglas A. MacLeod, M.D., a shareholder of the company. In the July 18, 2003 letter, Dr. MacLeod demands that he and certain entities with which he is involved or controls, namely the Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Marks' Eye Institute and Milan Holdings, Ltd., be issued a total of 2,296,667 shares of the Company's common stock and warrants to purchase 1,192,500 shares of its common stock at an exercise price of $.25 per share. Dr. MacLeod claims that these common shares and warrants are owing to him and the related entities under the terms of a mutual release dated January 16, 2003, which he and the related entities entered into with us. Dr. MacLeod renewed his request for these additional common shares and warrants in the September 26, 2003 and November 10, 2003 demand letters. The Company believes that Dr. MacLeod's claims and assertions are without merit and that neither he nor the related entities are entitled to any additional shares of its common stock or any additional warrants under the terms of the mutual release. The Company



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      intends to  vigorously  defend  against any legal action
     Continued          that Dr. MacLeod may bring.

                        On August 3, 2003, a complaint was filed against the Company by Corinne Powell, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030918364). Defendants consist of the Company and Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of the Company. The complaint alleges that at the time the Company laid off Ms. Powell on March 25, 2003, she was owed $2,000 for business expenses, $11,000 for accrued vacation days, $13,000 for unpaid commissions, the fair market value of 50,000 stock options exercisable at $5.00 per share that she claims she was prevented from exercising, attorney's fees and a continuing wage penalty under Utah law. On March 29, 2005, the Company agreed to a settlement with Ms. Powell of her claims for unpaid business expenses, accrued vacation days, and unpaid commissions by agreeing to pay her $13,000. The Company has not yet made payment to Ms. Powell for the agreed upon settlement amount.

                        On September 10, 2003, an action was filed against the Company by Larry Hicks in the Third Judicial District Court, Salt Lake County, State of Utah, (Civil No.
                        030922220), for payments due under a consulting agreement with us. The complaint claims that monthly payments of $3,083 are due for the months of October 2002 to October 2003 under a consulting agreement and, if the agreement is terminated, for the sum of $110,000 minus whatever the Company has paid Mr. Hicks prior to such termination, plus costs, attorney's fees and a wage penalty pursuant to Utah law. The Company has filed an answer in which it denies any liability to Mr. Hicks. Formal discovery in the matter has commenced. The Company disputes the amount allegedly owed and intends to vigorously defend against such action.

                        On November 7, 2003, a complaint was filed against the Company by Todd Smith, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030924951 CN). Defendants consist of the Company and Randall Mackey, a director of the Company. The complaint alleges that while an employee of the Company, Mr. Smith was granted stock options to purchase 16,800 shares of common stock exercisable at $5.00 per share. Mr. Smith claims unpaid wages in the amount of


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      the fair market value of the stock  options he claims he
     Continued          was prevented from  exercising,  attorney's  fees, and a
                        continuing wage penalty under Utah law. The Company believes the claims are without merit and intends to vigorously defend against such action.

                        On May 25, 2004, an action was brought against the Company by Jeffrey F. Poore, former President and Chief Executive Officer of the Company, in the Third Judicial District Court of Salt Lake County, State of Utah (Civil No. 040910875). The complaint alleges that the Company unlawfully terminated the written employment agreement between Mr. Poore and the Company. As a result, Mr. Poore demands judgment against the Company for $350,000, representing his annual salary for the two remaining years under the employment agreement, for money judgment based on the value of his benefits for the two remaining years under the employment agreement, including profit sharing plans, 401(k) and cafeteria plans, health, hospitalization, dental, disability and other insurance plans canceled by the Company, and for money judgment equal to the value of the stock options granted to him under the employment agreement. The Company disputes the amounts allegedly owed in the complaint and believes that there was a sufficient basis to terminate Mr. Poore's employment for cause under the terms of the employment agreement. Accordingly, the Company intends to vigorously defend against the action.

                        On August 9, 2004, a third party complaint was brought against the Company by Wakefield Eye Center and Dr.
                        Kenneth C. Westfield (collectively "Westfield"). The original action was brought by American Express Business Finance Corporation against Westfield on May 27, 2004 in the District Court, Clark County, State of Nevada (Civil No. A486307, Dept. No. XXI) concerning the financing of the purchase of a Blood Flow Analyzer(TM) involving Westfield Eye Center. The transaction took place during the latter half of 2001. Westfield takes the position that if there is liability of Westfield to American Express this liability is ultimately ours and the other third-party defendants. The amount being sought against Westfield by American Express in the original action includes the sum of $30,000, together with interest and attorney's fees. Westfield's alleged claims against the Company include fraud, breach of contract, promissory estoppel, declaratory relief, negligence, negligent supervision, damages for injuries resulting from actions


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Litigation - Continued
     Contingencies      of  employee/contractor,  wilful and wanton  misconduct,
     Continued          conspiracy,  and  breach  of  fiduciary  duty as well as
                        costs and attorney's fees. Westfield also seeks punitive
                        damages.  The  Company  has filed an answer to the third
                        party  complaint in which the Company denies  liability.
                        Formal   discovery  in  the  matter   involving  us  has
                        commenced.  The case has been  referred to  arbitration.
                        The Company intends to vigorously defend the action.

                        On March 31, 2005, an action was filed against the Company by Joseph W. Spadafora in the United States District Court, District of Utah (Civil No. 2:05CV00278
                        TS). The complaint alleges that Dr. Spadafora was a clinical investigator in the study for the FDA involving the Company's Photon(TM) laser system where he performed numerous surgeries using the Photon(TM). Dr. Spadafora contends that in meetings with Company personnel he suggested ways in which the handpiece on the Photon(TM) could be improved. Dr. Spadafora further contends that on August 5, 1999, the Company filed a patent application for an improved handpiece with the United States Patent and Trademark Office but he was not named as one of the inventors or a co-inventor on the patent application.

                        On September 24, 2004, the Company was issued a patent entitled, "Laser Surgival Handpiece with Photon Trap." Because the Company did not list Dr. Spadafora as one of the inventors or a co-inventor on the patent, Dr. Spadafora is requesting in his complaint that a court order be entered declaring that he is the inventor or co-inventor of the patent and, as a result, is entitled to all or part of the royalties and profits that the Company earned or will earn from the sale of any product incorporating or using the improved handpiece, plus interest and attorney's fees. The Company disputes the claims made by Dr. Spadafora and intends to vigorously defend against such action.

                        The Company is not a party to any other material legal proceedings outside the ordinary course of its business or to any other legal proceedings, which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

                        Royalty Agreements
                        The Company had a royalty agreement with the president of OBF. The agreement provided for the payment of 10% royalty of the net sales related to the Blood Flow Analyzer.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


16.  Commitments and    Royalty Agreements - Continued
     Contingencies      During 2003, a settlement was reached with the president
     Continued          of OBF whereby the royalty  payments were  forfeited and
                        no  longer  are  an  obligation  of  the  Company.   The
                        over-accrued amount of $147,000 was reversed during 2003 to reflect the settlement agreement.

                        The Company has an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement expires when the United States patent rights expire in September 2004. Through December 31, 2003, no significant royalties have been paid under this agreement.

                        The Company has a royalty agreement with another company that developed a promotional CD for the Company. Through the promotion of the CD, the Company hopes to increase sales in the Autoperimiter and assist doctors currently using the unit with the interpretation of visual fields. The royalty base is 50% each until the Company's share equals the production costs related to development of the disk. Thereafter, the developer will receive 70% and the Company will receive 30% of the royalty base. Royalties paid during the year relating to this agreement were not significant.

17.  Fair Value         The  Company's  financial  instruments  consist of cash,
     of Financial       receivables,  payables,  and notes payable. The carrying
     Instruments        amount of cash,  receivables  and payables  approximates
                        fair  value  because of the  short-term  nature of these
                        items.   The  carrying   amount  of  the  notes  payable
                        approximates fair value as the individual borrowings bear interest at market interest rates.

18.  Recent             In December 2003, the FASB issued  Interpretation No. 46
     Accounting         ("FIN 46R") (revised  December 2003),  Consolidation  of
     Pronounce-         Variable   Interest   Entities,   an  Interpretation  of
     ments              Accounting  Research  Bulletin No. 51 ("ARB 51"),  which
                        addresses how a business enterprise should evaluate whether it has a controlling interest in an entity though means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB
                        Interpretation  No.  46 (FIN 46),  which  was  issued in
                        January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). As of the effective date of FIN 46R, an enterprise must


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


18.  Recent             evaluate  its  involvement  with all  entities  or legal
     Accounting         structures created before February 1, 2003, to determine
     Pronounce-         whether  consolidation  requirements of FIN 46R apply to
     ments              those entities.  There is no  grandfathering of existing
                        entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities Continued created after January 31, 2003 and no later than the end of the first reporting period that ends after December 15, 2004. The adoption of FIN 46 had no effect on the Company's consolidated financial position, results of operations or cash flows.

                        In December 2004, FASB issued SFAS 153 "Exchanges of Nonmonetary Assets--an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company does not believe adoption of SFAS 153 will have any impact on the Company's consolidated financial statements.

                        In November 2004, the FASB issued SFAS 151 "Inventory Costs--an amendment of ARB No. 43". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe adoption of SFAS 151 will have any impact on the Company's consolidated financial statements.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



18.  Recent             In December 2004, the FASB issued FASB Statement No. 123
     Accounting         (revised 2004), "Shared-Based Payment." Statement 123(R)
     Pronounce-         addresses  the   accounting  for   share-based   payment
     ments              transactions  in which an enterprise  receives  employee
     Continued          services in exchange for (a) equity  instruments  of the
                        enterprise or (b) liabilities that are based on the fair
                        value of the enterprise's equity instruments or that may
                        be settled by the  issuance of such equity  instruments.
                        Statement  123(R)  requires an entity to  recognize  the
                        grant-date   fair-value   of  stock  options  and  other
                        equity-based  compensation  issued to  employees  in the
                        income  statement.   The  revised  Statement   generally
                        requires that an entity  account for those  transactions
                        using the  fair-value-based  method,  and eliminates the
                        intrinsic  value method of accounting in APB Opinion No.
                        25,  "Accounting  for Stock Issued to Employees",  which
                        was permitted under Statement 123, as originally issued.
                        The  revised  Statement  requires  entities  to disclose
                        information about the nature of the share-based  payment
                        transactions  and the effects of those  transactions  on
                        the financial statements.  Statement 123(R) is effective
                        for public  companies that do not file as small business
                        issuers  as of the  beginning  of the first  interim  or
                        annual reporting period that begins after June 15, 2005.
                        For  public   companies  that  file  as  small  business
                        issuers,   Statement  123(R)  is  effective  as  of  the
                        beginning of the first interim or annual reporting period that begins after December 15, 2005 (i.e., first quarter 2006 for the Company). All public companies must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is encouraged. The Company believes that the adoption of this pronouncement may have a material impact on the Company's financial statements.







--------------------------------------------------------------------------------
                                                                            F-49

No dealer,  salesperson  or other person
is authorized to give any information or
to represent  anything not  contained in
this  prospectus.  This prospectus is an       9,471,437 Shares of Common Stock
offer to sell  only the  shares  offered
hereby, but only under circumstances and
in  jurisdictions  where it is lawful to
do so. The information contained in this       PARADIGM MEDICAL INDUSTRIES, INC.
prospectus is current only as of its date.

                                                        -----------------

                                                           PROSPECTUS
        ---------------------
         TABLE OF CONTENTS                              -----------------
                                   Page
Prospectus Summary...................
Risk Factors  .......................
Use of Proceeds......................                     June 24, 2005
Dividend Policy......................
Capitalization.......................
Market for Common Equity and
   Related Shareholder Matters.......
Selected Financial Data..............
Management's Discussion and Analysis
   or Plan of Operation..............
Business ............................
Management ..........................
Security Ownership of Certain
   Beneficial Owners and Management .
Certain Transactions.................
Selling Securityholders..............
Description of Securities............
Plan of Distribution.................
Experts..............................
Legal Matters........................
Where You Can Find More Information..

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of our Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation

Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to our Bylaws, our Certificate of Incorporation or the Delaware General Corporation Law.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):


Filing fee -- Securities and Exchange Commission...................$       0
Printing and engraving expenses....................................      250
Legal fees and disbursements.......................................    5,000
Accounting fees and disbursements..................................    2,000
Blue Sky fees and expenses (including legal fees)..................        0
Transfer agent and registrar fees and expenses.....................      250
Miscellaneous......................................................      500
                                                                    --------
Total expenses...................................................  $   8,000

Item 26.  Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. These shares were issued, unless otherwise indicated, without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended or, in the case of the exercise of warrants, the shares were registered pursuant to a registration statement in effect at the time of the warrant exercise.

I.    Common Stock

         On January 31, 2002, the Company issued 1,272,825 shares of common stock and warrants to purchase 250,000 shares of the Company's Common Stock at $5.00 per share to Innovative Optics, Inc. as consideration pursuant to the completion of a transaction involving the purchase of all of the assets of Innovative Optics, Inc. One-half of these common shares, or 636,412 shares, were delivered to Innovative Optics at closing, and the other half were held in escrow pending completion of the blade cost reduction project. On August 2, 2002, 477,309 of the shares held in escrow were delivered to Innovative Optics. The remainder of the shares, or 159,103 shares, remains in escrow because phase 2 of the blade cost reduction project has not been completed. The assets purchased from Innovative Optics included raw materials, work in process, finished goods inventories, equipment, patents, rights, trade name and goodwill, which were recorded as $2,209,000 on the financial statements of the Company.

         On January 31, 2002, the Company issued 50,000 shares of common stock to Dr. Scott S. Bair as consideration pursuant to the completion of a transaction involving the purchase of all the assets of Innovative Optics, Inc.

         On June 19, 2002, the Company issued 17,007 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement. The shares represent the payment of $50,000 in common stock in consideration for assisting the Company to develop and promote its Innovatome(TM) microkeratome during the period from April 1, 2002 to June 30, 2002.

         On July 9, 2002, the Company issued 35,000 shares of common stock to Michael W. Stelzer pursuant to the Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on January 21, 2000.

         On July 29, 2002, the Company issued 26,677 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement. The shares represent the payment of $50,000 in common stock in consideration for assisting the Company to develop and promote the Innovatome(TM) microkeratome during the period from July 1, 2002 to September 30, 2002.

         On July 30, 2002, the Company issued 50,000 shares of common stock to each of Peter Kristensen and F. Briton McConkie for services rendered to the Company under a Major Account Facilitator Contract in which Messrs. McConkie and Kristensen served as intermediaries between the Company and an international agent in an effort to sell 150 Photon(TM) laser systems in Asia.

         On August 2, 2002, the Company issued 48,000 shares of common stock to Michael B. Lindberg, M.D. for services rendered under a consulting agreement (24,000 shares for services rendered in 2001 and 24,000 shares for services rendered in 2002). The shares issued to Dr. Lindberg represent the payment for assisting the Company in evaluating new technologies and instruments during the period from December 1, 2000 to November 30, 2002.

         On September 26, 2002, the Company issued a total of 736,945 shares of its on stock to 34 shareholders of International Bio- Immune Systems, Inc. or IBS in connection with a transaction with IBS to acquire 19.9% of the outstanding shares of IBS common stock through the exchange and issuance of the 736,945 shares of its common stock for 2,663,254 shares of common stock of IBS. In addition, as part of the transaction, the Company lent 300,000 shares of its common stock to IBS and, as consideration for the payment of certain expenses of IBS in the transaction, issued 44,000 shares of its common stock to IBS and 50,000 shares of its common stock to Joseph S. Anile, II. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On September 30, 2002, the Company issued 40,000 shares of common stock to Michael W. Stelzer pursuant to a Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on September 27, 2002.

         On January 22, 2003, the Company issued a total of 2,524,000 shares of common stock to six accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.25 per share. The Company received a total of $631,000 in cash in the private placement transaction and paid $69,410 in commissions and expenses. In addition, the Company issued warrants to purchase 157,750 shares of common stock at an exercise price of $.25 per share for commissions and expenses. The accredited investors also received warrants to purchase a total of 631,000 shares of common stock at an exercise price of $.25 per share.

         On March 26, 2003, the Company issued 695,991 shares of common stock to Triton West Group, Inc., an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $85,746, or at a purchase price of $.12 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On June 13, 2003, the Company issued 50,000 shares of common stock to Frank G. Mauro for a cash investment of $12,500 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,888 shares of common stock to Delbert G. Reichardt for a cash investment in the amount of $1,972 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,887 shares of common stock to John H. Banzhaf for a cash investment in the amount of $1,971.25 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 26, 2003, the Company issued 51,000 shares of common stock to Paul L. Archambeau, M.D. for a cash investment in the amount of $12,750 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 30, 2003, the Company completed the sale of 845,266 shares of common stock to 14 accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.375 per share. The Company received a total of $316,975 in cash in the private placement transaction and issued 82,526 shares of common stock in commissions and expenses. The accredited investors also received warrants to purchase 422,634 shares of common stock at an exercise price of $.75 per share.

         On October 9, 2003, the Company issued 300,000 shares of common stock to John Charles Casebeer, M.D. in settlement of a lawsuit that Dr. Casebeer brought against the Company for services performed under a personal services contract.

         On January 14, 2005, the Company issued 2,000,000 shares of common stock to Dr. Endre Bodnar, an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.075 per share. The Company received a total of $150,000 in cash from the private placement transaction and issued as a commission warrants to purchase 200,000 shares of the Company's common stock at $.15 per share.

         On February 1, 2005, the Company issued a total of 515,206 shares of common stock to Crescent International, Ltd. and Otape Investments, Ltd. that had purchased a total of 1,981,560 shares of the Company's Series G convertible preferred stock in a private placement transaction, which was initially closed on September 29, 2003. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The 515,206 shares represented a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the offering.

         On April 7, 2005, the Company issued 250,000 shares of common stock to the law firm of Mackey Price Thompson & Ostler for legal services rendered in the amount of $22,500 pursuant to the terms of a stock purchase agreement dated April 7, 2005, between Mackey Price Thompson & Ostler and the Company. Randall
A. Mackey, Chairman of the Company, is President and a shareholder of Mackey Price Thompson & Ostler.

II.   Series G Preferred Stock

         During the period from August 24, 2003 to September 15, 2003, the Company sold a total of 1,981,560 shares of Series G convertible preferred stock to two accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $.17 per share. The Company received $300,000 in cash as a result of the private placement transaction and paid $30,000 in commissions and expenses. In addition, the Company issued warrants to purchase 88,236 shares of its common stock at an exercise price of $.50 per share for commissions and expenses. The Series G convertible preferred stock is convertible into shares of common stock at a conversion price equal to one share of common stock for each share of Series G preferred stock. The accredited investors also received warrants to purchase a total of 382,353 shares of common stock at an exercise price of $.50 per share.

         These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Moreover, the Company issued an additional 515,206 shares of common stock to the investors. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement was not declared effective within 120 days of the initial closing of the offering on August 29, 2003, there was a penalty of 2% per month payable to the investors in common shares (or 39,631 common shares per month) until the registration statement was declared effective. The registration statement was declared effective on February 10, 2005.

III.  Callable Secured Convertible Notes

         During the period from April 27, 2005 to June 30, 2005, the Company sold a total of $1,650,000 in callable secured convertible notes to four accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933. In addition, the Company issued warrants to purchase 10,912,699 shares of its common stock at an exercise price of $.20 per share, of which 5,621,684 warrants are exercisable through April 27, 2010 and 5,291,005 warrants are exercisable through June 23, 2010.

         The callable secured convertible notes bear interest at 8% per annum, payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading date during that month. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into common stock, at the noteholder's option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 days before but not including the conversion date.

         The callable secured convertible notes are secured by the Company's assets, including its inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to repay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the common stock is trading at or below $.09 per share. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes;
(ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and
(iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

Item 27.  Exhibits

     (a) Exhibits
         --------

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

Exhibit
  No.                      Document Description
-------                    --------------------

2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
3.1           Certificate of Incorporation(1)
3.2           Amended Certificate of Incorporation(10)
3.3           Bylaws(1)
4.1           Warrant Agency Agreement with  Continental  Stock Transfer & Trust
              Company(3)
4.2           Specimen Common Stock Certificate(2)
4.3           Specimen Class A Warrant Certificate(2)
4.4           Form of Class A Warrant Agreement(2)
4.5           Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
4.6           Warrant  to  Purchase  Common  Stock  with Note  Holders re bridge financing (1)
4.7           Specimen Series C Convertible Preferred Stock Certificate(4)
4.8 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(4)
4.9           Specimen Series D Convertible Preferred Stock Certificate (6)
4.10 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (7)
4.11          Warrant to Purchase Common Stock with Cyndel & Co. (6)
4.12          Warrant to Purchase  Common Stock with R.F.  Lafferty & Co.,  Inc.
              (6)
4.13          Warrant to Purchase Common Stock with Dr. Michael B. Limberg (7)
4.14          Warrant to Purchase Common Stock with John W. Hemmer (7)
4.15          Stock Purchase Warrant with Triton West Group, Inc.(9)
4.16          Warrant  to  Purchase  Common  Stock  with KSH  Investment  Group,
              Inc.(9)
4.17 Warrant to Purchase Common Stock with Consulting for Strategic Growth, Ltd.(9)
4.18 Certificate of Designations, Powers, Preferences and Rights of the Series G Convertible Preferred Stock (14)
5.1           Opinion of Mackey Price & Thompson
10.1          Exclusive Patent License Agreement with PhotoMed(1)
10.2          Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
10.3          1995 Stock Option Plan (1)
10.4          Employment Agreement with Thomas F. Motter (5)
10.5          Stock Purchase  Agreement with Ocular Blood Flow, Ltd. and Malcolm
              Redman (7)
10.6          Consulting Agreement with Malcolm Redman (7)
10.7          Royalty Agreement with Malcolm Redman (7)
10.8          Registration Rights with Malcolm Redman (7)
10.9          Employment Agreement with Mark R. Miehle (8)
10.10         Agreements with Steven J. Bayern and Patrick M. Kolenik (8)
10.11         Private  Equity Line of Credit  Agreement  with Triton West Group,
              Inc. (9)
10.12 Asset Purchase Agreement with Innovative Optics, Inc. and Barton Dietrich Investments, L.P.(10)
10.13 Escrow Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. (10)
10.14         Assignment  and  Assumption   Agreement  with  Innovative  Optics,
              Inc.(10)
10.15         General  Assignment  and  Bill of  Sale  with  Innovative  Optics,
              Inc.(10)
10.16         Non-Competition  and  Confidentiality   Agreement  with  Mario  F.
              Barton(10)
10.17         Termination of Employment Agreement with Mark R. Miehle(12)
10.18         Consulting Agreement with Mark R. Miehle(12)
10.19         Employment Agreement with Jeffrey F. Poore (13)
10.20         License Agreement with Sunnybrook Health Science Center(15)
10.21         Major Account Facilitator Contract(15)
10.22         Mutual Release with Douglas A. MacLeod, M.D. and others(15)
10.23         Purchase Agreement with American Optisurgical, Inc.(15)
10.24         Purchase Order with Westland Financial Corporation(16)
10.25         Non-Waiver Agreement with United States Fire Insurance Company(16)
10.26         Employment Agreement with John Y. Yoon(17)
10.27         Consulting Agreement with Dr. John Charles Casebeer (18)
10.28         Stock Purchase and Sale Agreement with William Ungar (19)

10.29         Employment Agreement with Aziz A. Mohabbat (20)
10.30         Investment  Banking Agreement with Alpha Advisory  Services,  Inc.
              (21)
10.31         Manufacturing and Distribution Agreement with E-Technologies, Inc.
              (21)
10.32 Settlement Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. and United States Fire Insurance Company(22)
10.33         Securities   Purchase  Agreement  with  AJW  Partners,   LLC,  AJW
              Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLP (the "Purchasers")(23)
10.34         Form of Callable Secured Convertible Note with each purchaser(23)
10.35         Form of Stock Purchase Warrant with each purchaser(23)
10.36         Security Agreement with Purchasers(23)
10.37         Intellectual Property Security Agreement with Purchasers(23)
10.38         Registration Statement with the Purchasers(23)
10.39         Stock Purchase Agreement with Mackey Price Thompson & Ostler(24)
23.1          Consent of Mackey Price Thompson & Ostler
23.2          Consent of Tanner LC
23.3          Consent of Chisholm, Bierwolf & Nilson, LLC

-----------------

(1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
(2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
(3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
(4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
(5) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on November 12, 1998.
(6) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
(7) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 16, 2000.
(8) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on November 1, 2000.
(9) Incorporated by reference from Quarterly Report on Form 10-KSB, as filed on April 16, 2001.
(10) Incorporated by reference from Current Report on Form 8-K, as filed on March 5, 2002.
(11) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-3, as filed on March 20, 2002.
(12) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on November 18, 2002.
(13) Incorporated by reference from Registration Statement on Form SB-2, as filed on July 7, 2003.
(14) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on November 14, 2003.
(15) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on December 15, 2003.
(16) Incorporated by reference from Amendment No. 3 to Registration Statement on Form SB-2, as filed on February 27, 2004.
(17) Incorporated by reference from Current Report on Form 8-K, as filed on March 23, 2004.
(18) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 14, 2004.
(19) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 16, 2004.
(20) Incorporated by reference from Amendment No. 6 to Registration Statement on Form SB-2, as filed on October 20, 2004.
(21) Incorporated by reference from Report on Form 10-QSB, as filed on November 15, 2004.
(22) Incorporated by reference from Current Report on Form 8-K, as filed on January 26, 2005.
(23) Incorporated by reference from Current Report on Form 8-K, as filed on May 18, 2005.
(24) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 22, 2005.


     (b)  Reports on Form 8-K
          -------------------

      Current Report on Form 8-K, as filed on January 27, 2005.
      Current Report on Form 8-K, as filed on February 24, 2005.
      Current Report on Form 8-K, as filed on May 18, 2005.

Item 28. Undertakings

      (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post -effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii)  To  include  any  additional  or  changed   material
information on the plan of distribution.

              (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

              (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, this 22nd day of June, 2005.

                                   PARADIGM MEDICAL INDUSTRIES, INC.



                                   By:/s/ John Y. Yoon
                                      ----------------
                                      John Y. Yoon
                                   Its: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

     Signature                          Title                         Date

 /s/ John Y. Yoon          President and Chief Executive Officer   June 22, 2005
----------------------     (Principal Executive Officer)
John Y. Yoon



 /s/ Randall A. Mackey     Chairman of the Board and Secretary     June 22, 2005
----------------------
Randall A. Mackey



 /s/ David M. Silver       Director                                June 22, 2005
----------------------
David M. Silver



 /s/ Keith D. Ignotz       Director                                June 22, 2005
----------------------
Keith D. Ignotz



 /s/ John C. Pingree       Director                                June 22, 2005
----------------------
John C. Pingree



 /s/ Luis A. Mostacero     Controller, Treasurer and Secretary     June 22, 2005
----------------------     (Principal Financial and Accounting
Luis A. Mostacero          Officer)